Exhibit 2.1
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                                                                  CONFORMED COPY
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                          AGREEMENT AND PLAN OF MERGER



                                  by and among



                            DUKE ENERGY CORPORATION,



                                 CINERGY CORP.,



                               DEER HOLDING CORP.,



                             DEER ACQUISITION CORP.



                                       and



                            COUGAR ACQUISITION CORP.



                             Dated as of May 8, 2005

                                TABLE OF CONTENTS

                                    ARTICLE I

                 The Mergers and the Restructuring Transactions

                                                                            Page
                                                                            ----


Section 1.01         The Duke Merger...........................................2

Section 1.02         The Duke Conversion.......................................2

Section 1.03         The Restructuring Transactions............................2

Section 1.04         The Cinergy Merger........................................3

Section 1.05         Closing...................................................3

Section 1.06         Effective Time of the Duke and Cinergy Mergers............3

Section 1.07         Effects of the Mergers and the Conversion.................4

Section 1.08         Organizational Documents of Duke, Cinergy and the
                     Company...................................................4

Section 1.09         Directors and Officers of Duke and Cinergy................5

Section 1.10         Directors and Officers of the Company.....................5

Section 1.11         Post-Merger Operations....................................6

Section 1.12         Transition Committee......................................6


                                   ARTICLE II

               Effects of the Mergers on the Capital Stock of the Constituent Corporations; Exchange of Certificates

Section 2.01         Effect on Capital Stock...................................6

Section 2.02         Exchange of Certificates..................................8

Section 2.03         Dissenting Shares........................................13


                                   ARTICLE III

                         Representations and Warranties

Section 3.01         Representations and Warranties of Cinergy................14

Section 3.02         Representations and Warranties of Duke...................29


                                   ARTICLE IV

                                    Covenants

Section 4.01         Covenants of Cinergy.....................................43

Section 4.02         Covenants of Duke........................................49

Section 4.03         No Solicitation by Cinergy...............................54

Section 4.04         No Solicitation by Duke..................................57

Section 4.05         Other Actions............................................60

Section 4.06         Coordination of Dividends................................60

Section 4.07         Redemption of Duke Preferred Stock and Duke Preferred
                     Stock A..................................................60

Section 4.08         Transfer of Certain Assets...............................60


                                    ARTICLE V

                              Additional Agreements

Section 5.01         Preparation of the Form S-4 and the Joint Proxy
                     Statement; Shareholders Meetings.........................61

Section 5.02         Letters of Cinergy's Accountants.........................62

Section 5.03         Letters of Duke's Accountants............................62

Section 5.04         Access to Information; Effect of Review..................62

Section 5.05         Regulatory Matters; Reasonable Best Efforts..............63

Section 5.06         Stock Options; Restricted Stock and Equity Awards;
                     Stock Plans..............................................65

Section 5.07         Employee Matters.........................................68

Section 5.08         Indemnification, Exculpation and Insurance...............69

Section 5.09         Fees and Expenses........................................71

Section 5.10         Public Announcements.....................................74

Section 5.11         Affiliates...............................................75

Section 5.12         NYSE Listing.............................................75

Section 5.13         Shareholder Litigation...................................75

Section 5.14         Tax-Free Reorganization Treatment........................75

Section 5.15         Standstill Agreements; Confidentiality Agreements........75


                                   ARTICLE VI

                              Conditions Precedent

Section 6.01         Conditions to Each Party's Obligation to Effect the
                     Mergers..................................................76

Section 6.02         Conditions to Obligations of Cinergy.....................76

Section 6.03         Conditions to Obligations of Duke........................77

Section 6.04         Frustration of Closing Conditions........................78


                                   ARTICLE VII

                        Termination, Amendment and Waiver

Section 7.01         Termination..............................................78

Section 7.02         Effect of Termination....................................81

Section 7.03         Amendment................................................82

Section 7.04         Extension; Waiver........................................82


                                  ARTICLE VIII

                               General Provisions

Section 8.01         Nonsurvival of Representations and Warranties............82

Section 8.02         Notices..................................................82

Section 8.03         Definitions..............................................83

Section 8.04         Interpretation and Other Matters.........................84

Section 8.05         Counterparts.............................................85

Section 8.06         Entire Agreement; No Third-Party Beneficiaries...........85

Section 8.07         Governing Law............................................85

Section 8.08         Assignment...............................................85

Section 8.09         Enforcement..............................................85

Section 8.10         Severability.............................................86

Section 8.11         Waiver of Jury Trial.....................................86

Section 8.12         Alternative Structure....................................86

                  AGREEMENT AND PLAN OF MERGER, dated as of May 8, 2005 (this "Agreement"), by and among DUKE ENERGY CORPORATION, a North Carolina corporation ("Duke"), CINERGY CORP., a Delaware corporation ("Cinergy"), DEER HOLDING CORP., a Delaware corporation (the "Company") and a wholly-owned subsidiary of Duke, DEER ACQUISITION CORP., a North Carolina corporation and a wholly-owned subsidiary of the Company ("Merger Sub A"), and COUGAR ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub B").

                  WHEREAS the respective Boards of Directors of Duke, Cinergy, the Company, Merger Sub A and Merger Sub B have approved the consummation of the business combination provided for in this Agreement, pursuant to which Merger Sub A and Merger Sub B will merge, respectively, with and into Duke and Cinergy, respectively, whereby, subject to the terms of Article II, each share of common stock, no par value per share, of Duke (including, except as the context otherwise requires, the associated Duke Rights as defined in Section 3.02(b), the "Duke Common Stock") and each share of common stock, par value $.01 per share, of Cinergy (the "Cinergy Common Stock") will be converted into the right to receive the Merger Consideration (as defined in Section 2.01) (such transactions are referred to herein individually as the "Duke Merger" and the "Cinergy Merger", respectively, and collectively as the "Mergers"), as a result of which the holders of Duke Common Stock and Cinergy Common Stock will together own all of the outstanding shares of common stock, no par value per share, of the Company (the "Company Common Stock") (and the Company will, in turn, own all of the outstanding shares of common stock, no par value per share, of the surviving corporation in the Duke Merger (the "Surviving Duke Common Stock") and all of the outstanding shares of common stock, par value $.01 per share, of the surviving corporation in the Cinergy Merger (the "Surviving Cinergy Common Stock"));

                  WHEREAS the respective Boards of Directors of Duke, the Company and Merger Sub A have approved the conversion of Duke into a limited liability company organized under the laws of the State of North Carolina ("Duke Power LLC") as provided for in this Agreement, whereby, subject to the terms and conditions of this Agreement, the outstanding shares of Surviving Duke Common Stock shall be converted into membership interests of Duke Power LLC;

                  WHEREAS the respective Boards of Directors of Duke and the Company have approved the distribution by Duke to the Company of Duke Capital LLC ("Duke Capital"), a Delaware limited liability company and wholly-owned subsidiary of Duke, and the Restructuring Transactions (as defined below);

                  WHEREAS the respective Boards of Directors of Duke and Cinergy have each determined that the Mergers and the other transactions contemplated hereby are consistent with, and in furtherance of, the best interests of their respective corporations and shareholders and each of Duke's and Cinergy's respective business strategies and goals;

                  WHEREAS Duke and Cinergy desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and the transactions contemplated by this Agreement and also to prescribe various conditions to the Mergers and the Restructuring Transactions; and

                  WHEREAS, for United States federal income tax purposes, it is intended that the Duke Merger and the Duke Conversion (as defined below) (together, the "Duke Reorganization") shall qualify as a reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that the Cinergy Merger shall qualify as a reorganization within the meaning of
Section 368(a) of the Code, and this Agreement is intended to be, and is hereby, adopted as a plan of reorganization within the meaning of Section 368(a) of the Code.

                  NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                The Mergers and the Restructuring Transactions

                  Section 1.01 The Duke Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Duke Effective Time (as defined in Section 1.06), Merger Sub A shall be merged with and into Duke in accordance with the North Carolina Business Corporation Act (the "NCBCA"). Duke shall be the surviving corporation in the Duke Merger and shall continue its corporate existence under the laws of the State of North Carolina and shall succeed to and assume all of the rights and obligations of Duke and Merger Sub A in accordance with the NCBCA. As a result of the Duke Merger, Duke shall become a wholly-owned subsidiary of the Company.

                  Section 1.02 The Duke Conversion. Upon the terms and subject to the conditions set forth in this Agreement, immediately following the effectiveness of the Duke Merger, Duke may convert to a limited liability company (the "Duke Conversion") pursuant to a plan of conversion adopted pursuant to Section 55-11A-11 of the NCBCA and Section 57C-9A-02 of the North Carolina Limited Liability Company Act (the "NCLLCA"). Following the Duke Conversion, Duke Power LLC will be a limited liability company all of whose membership or other equity interests are held by the Company.

                  Section 1.03 The Restructuring Transactions.

                        (a) Immediately following the effectiveness of the Duke Conversion, Duke Power LLC may, and may cause its subsidiaries to, effect the transactions set forth on Section 1.03(a) of the Duke Disclosure Letter (as defined in Section 3.02(a)).

                        (b) Immediately following the consummation of the transactions set forth on Section 1.03(a) of the Duke Disclosure Letter, Duke Power LLC may distribute to the Company the membership interests in Duke Capital (the "Duke Capital Transfer"). Following the Duke Capital Transfer, Duke Capital will be a direct wholly-owned subsidiary of the Company.

                        (c) Immediately following the effectiveness of the Duke Capital Transfer, the Company may cause Duke Capital to effect the transactions set forth on Section 1.03(c) of the Duke Disclosure Letter (the Duke Conversion, the Duke Capital Transfer and the transactions set forth on
Section 1.03(a) and Section 1.03(c) of the Duke Disclosure Letter are referred to herein as the "Restructuring Transactions"). Duke shall provide prior notice to Cinergy of any Restructuring Transactions it proposes to effect. Immediately after the Duke Effective Time, all shares of Company Common Stock owned by Duke shall be cancelled.

                  Section 1.04 The Cinergy Merger. Upon the terms and subject to the conditions set forth in this Agreement, immediately following the latest of consummation of the Duke Merger or any Restructuring Transactions, at the Cinergy Effective Time (as defined in Section 1.06), Merger Sub B shall be merged with and into Cinergy in accordance with the Delaware General Corporation Law (the "DGCL"). Cinergy shall be the surviving corporation in the Cinergy Merger and shall continue its corporate existence under the laws of the State of Delaware and shall succeed to and assume all of the rights and obligations of Cinergy and Merger Sub B in accordance with the DGCL. As a result of the Cinergy Merger, Cinergy shall become a wholly-owned subsidiary of the Company.

                  Section 1.05 Closing. The closing of the Mergers and the Restructuring Transactions (the "Closing") will take place at 10:00 a.m., local time, on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI, (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at such time) unless another time or date is agreed to by the parties hereto. The Closing shall be held at such location in The City of New York as is agreed to by the parties hereto.

                  Section 1.06 Effective Time of the Duke and Cinergy Mergers. Subject to the provisions of this Agreement, (i) with respect to the Duke Merger, as soon as practicable after 10:00 a.m., local time, on the Closing Date the parties thereto shall file articles of merger (the "Duke Articles of Merger") executed in accordance with, and containing such information as is required by, Section 55-11-05 of the NCBCA with the Secretary of State of the State of North Carolina and on or after the Closing Date shall make all other filings or recordings required under the NCBCA, (ii) with respect to the Duke Conversion, as soon as practicable on the Closing Date following the Duke Effective Time, Duke shall file articles of organization of Duke Power LLC (the "Duke Power Articles of Organization") and articles of conversion (the "Duke Articles of Conversion") executed in accordance with, and containing such information as is required by, Section 55-11A-12 of the NCBCA and Section 57C-9A-02 of the NCLLCA with the Secretary of State of the State of North Carolina and on or after the Closing Date shall make all other filings or recordings required under the NCBCA and the NCLLCA, and (iii) with respect to the Cinergy Merger, immediately following the consummation of the Restructuring Transactions, the parties thereto shall file a certificate of merger (the "Cinergy Certificate of Merger") executed in accordance with, and containing such information as is required by, the relevant provisions of Section 251 of the DGCL with the Secretary of State of the State of Delaware and on or after the Closing Date shall make all other filings or recordings required under the DGCL. The Duke Merger shall become effective at such time as the Duke Articles of Merger are duly filed with the Secretary of State of the State of North Carolina (the time the Duke Merger becomes effective being hereinafter referred to as the "Duke Effective Time"), the Duke Conversion shall become effective at such time as the Duke Articles of Conversion and the Duke Power Articles of Organization are duly filed with the Secretary of State of the State of North Carolina (the time the Duke Conversion becomes effective being hereinafter referred to as the "Conversion Effective Time"), and the Cinergy Merger shall become effective at such time as the Cinergy Certificate of Merger is duly filed with the Secretary of State of the State of Delaware (the time the Cinergy Merger becomes effective being hereinafter referred to as the "Cinergy Effective Time"). The latest time to occur of the Duke Effective Time, the Conversion Effective Time and the Cinergy Effective Time shall hereinafter be referred to as the "Effective Time."

                  Section 1.07 Effects of the Mergers and the Conversion. The Duke Merger, the Cinergy Merger and the Duke Conversion shall generally have the effects set forth in this Agreement and the applicable provisions of the NCBCA, the DGCL and the NCLLCA respectively.

                  Section 1.08 Organizational Documents of Duke, Cinergy and the Company.

                       (a)

                            (i) At the Duke Effective Time, (a) the articles of incorporation of Duke, as in effect immediately prior to the Duke Effective Time, shall be the articles of incorporation of Duke as the surviving corporation in the Duke Merger and (b) the by-laws of Duke, as in effect immediately prior to the Duke Effective Time, shall be the by-laws of Duke as the surviving corporation in the Duke Merger, in each case until superceded by the Duke Power Articles of Organization filed as part of the Duke Conversion; and

                            (ii) At the Conversion Effective Time, the parties shall (i) file the Duke Power LLC Articles of Organization in a form mutually acceptable to the parties hereto and (ii) cause Duke Power LLC to adopt an operating agreement mutually acceptable to the parties hereto; and

                            (iii) At the Cinergy Effective Time, (A) the certificate of incorporation of Merger Sub B, as in effect immediately prior to the Cinergy Effective Time, shall be the certificate of incorporation of Cinergy as the surviving corporation in the Cinergy Merger until thereafter changed or amended as provided therein or by applicable law and (B) the by-laws of Merger Sub B, as in effect immediately prior to the Cinergy Effective Time, shall be the by-laws of Cinergy as the surviving corporation in the Cinergy Merger, until thereafter changed or amended as provided therein, in the certificate of incorporation of Cinergy or by applicable law.

                        (b) The parties shall take all appropriate action so that, at the Duke Effective Time, (i) the certificate of incorporation of the Company shall be in the form attached as Exhibit A hereto and (ii) the by-laws of the Company shall be in the form attached as Exhibit B hereto. Each of Duke and Cinergy shall take all actions necessary to cause the Company, Merger Sub A and Merger Sub B to take any actions necessary in order to consummate the Mergers, the Restructuring Transactions and the other transactions contemplated hereby.

                  Section 1.09 Directors and Officers of Duke and Cinergy.

                        (a) The directors of Merger Sub A at the Duke Effective Time shall, from and after the Duke Effective Time, be the directors of Duke as the surviving corporation in the Duke Merger until their successors have been duly elected or appointed and qualified.

                        (b) Subject to Section 1.10, the officers of Duke at the Duke Effective Time shall, from and after the Duke Effective Time, continue to be the officers of Duke as the surviving corporation in the Duke Merger until their successors have been duly elected or appointed and qualified.

                        (c) The directors of Duke at the Conversion Effective Time shall, from and after the Conversion Effective Time, be the managers of Duke Power LLC until their successors have been duly elected or appointed and qualified.

                        (d) Subject to Section 1.10, the officers of Duke at the Conversion Effective Time shall, from and after the Conversion Effective Time, continue to be the officers of Duke Power LLC until their successors have been duly elected or appointed and qualified.

                        (e) The directors of Merger Sub B at the Cinergy Effective Time shall, from and after the Cinergy Effective Time, be the directors of Cinergy as the surviving corporation in the Cinergy Merger until their successors have been duly elected or appointed and qualified.

                        (f) Subject to Section 1.10, the officers of Cinergy at the Cinergy Effective Time shall, from and after the Cinergy Effective Time, continue to be the officers of Cinergy as the surviving corporation in the Cinergy Merger until their successors have been duly elected or appointed and qualified.

                  Section 1.10 Directors and Officers of the Company. Exhibit C hereto sets forth (i) as of the Effective Time, subject to the By-Laws of the Company effective as of the Effective Time, the number of directors constituting the Board of Directors of the Company and the number of Duke Directors (as defined in Exhibit B hereto) and the number of Cinergy Directors (as defined in Exhibit B hereto), (ii) as of the Effective Time, the Chairman of the Board of Directors of the Company and the President and Chief Executive Officer of the Company, and (iii) the manner in which certain senior officers of the Company as of the Effective Time will be selected after the date hereof and prior to the Effective Time. Certain of the responsibilities of the Chairman of the Board of Directors of the Company are set forth on Exhibit C hereto. The material terms of the changes to the existing employment agreement of the President and Chief Executive Officer of Cinergy to be in effect as of the Effective Time in his employment agreement with the Company as the President and Chief Executive Officer of the Company are set forth on Exhibit D hereto. The parties shall use their commercially reasonable efforts to cause an amended employment agreement reflecting such terms to be executed by the Company and the Chief Executive Officer of the Company as promptly as practicable after the date hereof.

                  Section 1.11 Post-Merger Operations. Following the Effective Time, the Company shall conduct its operations in accordance with the following:

                        (a) Name. At the Effective Time, the Company's name shall be changed to "Duke Energy Corporation."

                        (b) Principal Corporate Offices. The Company shall maintain its headquarters and principal corporate offices in Charlotte, North Carolina. Each of Duke Power LLC, The Cincinnati Gas & Electric Company, PSI Energy, Inc. and The Union Light, Heat and Power Company shall maintain its utility headquarters in its present location.

                        (c) Charities. The parties agree that provision of charitable contributions and community support in their respective service areas serves a number of their important corporate goals. During the two-year period immediately following the Cinergy Effective Time, the Company and its subsidiaries taken as a whole intend to continue to provide charitable contributions and community support within the service areas of the parties and each of their respective subsidiaries in each service area at levels substantially comparable to the levels of charitable contributions and community support provided, directly or indirectly, by Duke and Cinergy within their respective service areas during the two-year period immediately prior to the Effective Time.

                  Section 1.12 Transition Committee. The parties shall create a special transition committee (the "Transition Committee") that shall be co-chaired by the Chief Executive Officer of Duke and the Chief Executive Officer of Cinergy and shall be composed of such chief executive officers and two other designees of Duke and one other designee of Cinergy. After the date hereof and prior to the Effective Time, the Transition Committee shall examine various alternatives regarding the manner in which to best organize and manage the business of the Company after the Cinergy Effective Time, subject to applicable law.

                                   ARTICLE II

 Effects of the Mergers on the Capital Stock of the Constituent Corporations;
                            Exchange of Certificates

                  Section 2.01 Effect on Capital Stock. (a) At the Duke Effective Time, by virtue of the Duke Merger and without any action on the part of the holder of any shares of Duke Common Stock or any capital stock of Merger Sub A:

                            (i) Cancellation of Certain Duke Common Stock. Each share of Duke Common Stock that is owned by Duke, Cinergy or the Company shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefore.

                            (ii) Conversion of Duke Common Stock. Subject to
     Section 2.02(e), each issued and outstanding share of Duke Common Stock (other than shares to be canceled in accordance with Section 2.01(a)(i) and Dissenting Shares (as defined in Section 2.03)) shall be converted into the right to receive 1 (the "Duke Ratio") fully paid and nonassessable share of Company Common Stock (such aggregate amount, the "Duke Merger Consideration"). As of the Duke Effective Time, all such shares of Duke Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Duke Common Stock shall cease to have any rights with respect thereto, except the right to receive the shares of Company Common Stock (and cash in lieu of fractional shares of Company Common Stock) to be issued or paid in consideration therefore upon the surrender of such certificate in accordance with Section 2.02, without interest and the right to receive dividends and other distributions in accordance with Section 2.02.

                            (iii) Conversion of Merger Sub A Common Stock. The aggregate of all shares of the capital stock of Merger Sub A issued and outstanding immediately prior to the Duke Effective Time (of which, as of the date of this Agreement, 100 shares of common stock, par value $.01 per share, are issued and outstanding, each entitling the holder thereof to vote on the approval of this Agreement) shall be converted into 100 shares of Surviving Duke Common Stock.

                            (b) At the Cinergy Effective Time, by virtue of the Cinergy Merger and without any action on the part of any holder of Cinergy Common Stock or any capital stock of Merger Sub B:

                            (i) Cancellation of Certain Cinergy Common Stock. Each share of Cinergy Common Stock that is owned by Cinergy, Duke or the Company shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefore.

                            (ii) Conversion of Cinergy Common Stock. Subject to Section 2.02(e), each issued and outstanding share of Cinergy Common Stock (other than shares to be canceled in accordance with Section 2.01(b)(i)) shall be converted into the right to receive 1.56 (the "Cinergy Ratio") fully paid and nonassessable shares of Company Common Stock (such aggregate amount, the "Cinergy Merger Consideration," and, together with the Duke Merger Consideration, the "Merger Consideration"). As of the Cinergy Effective Time, all such shares of Cinergy Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Cinergy Common Stock shall cease to have any rights with respect thereto, except the right to receive the shares of Company Common Stock (and cash in lieu of fractional shares of Company Common Stock) to be issued or paid in consideration therefore upon the surrender of such certificate in accordance with Section 2.02, without interest and the right to receive dividends and other distributions in accordance with Section 2.02.

                            (iii) Conversion of Merger Sub B Common Stock. The aggregate of all shares of the capital stock of Merger Sub B issued and outstanding immediately prior to the Cinergy Effective Time (of which, as of the date of this Agreement, 100 shares of common stock, without par value, are issued and outstanding, each entitling the holder thereof to vote on the approval of this Agreement) shall be converted into the right to receive 100 shares of Surviving Cinergy Common Stock.

                            (c) Duke Preferred Stock and Preferred Stock A. Prior to the Duke Effective Time, each issued and outstanding share of Preferred Stock, par value $100 per share ("Duke Preferred Stock"), of Duke and each issued outstanding share of Preferred Stock A, par value $25 per share ("Duke Preferred Stock A"), of Duke shall be redeemed in accordance with Section 4.07.

                            (d) Exchangeable Shares of Duke Energy Canada Exchangeco, Inc. As of the Duke Effective Time, each issued and outstanding exchangeable share (the "Exchangeable Shares") of Duke Energy Canada Exchangeco, Inc. ("Exchangeco"), a corporation incorporated under the laws of Canada and an indirect subsidiary of Duke, shall become exchangeable for one share of Company Common Stock and one share of Company Common Stock shall be issuable upon a redemption or retraction of each Exchangeable Share, in each case in accordance with the terms of the provisions relating to the Exchangeable Shares as of immediately prior to the Duke Effective Time. In addition, following the Effective Time, the Company shall execute such assignment and assumption agreements and documentation as are necessary to cause the Company to be bound by the terms and provisions of the Support Agreement among Duke, Duke Canada Call Co. and Exchangeco dated March 14, 2002, and the Voting and Exchange Trust Agreement among Duke, Exchangeco and Computershare Trust Company of Canada, dated March 14, 2002.

                  Section 2.02      Exchange of Certificates.

                        (a) Exchange Agent. As of the Effective Time, the Company shall enter into an agreement with such bank or trust company as may be mutually agreed by Duke and Cinergy (the "Exchange Agent"), which agreement shall provide that the Company shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Duke Common Stock and Cinergy Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Company Common Stock (such shares of Company Common Stock, together with any dividends or distributions with respect thereto with a record date after the Cinergy Effective Time, being hereinafter referred to as the "Exchange Fund") representing the Merger Consideration.

                        (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Duke Common Stock or Cinergy Common Stock (the "Certificates") whose shares were converted into the right to receive shares of Company Common Stock pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Duke and Cinergy may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for certificates representing whole shares of Company Common Stock, cash in lieu of fractional shares pursuant to Section 2.02(e) and any dividends or other distributions payable pursuant to
Section 2.02(c). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefore a certificate representing that number of whole shares of Company Common Stock that such holder has the right to receive pursuant to the provisions of this
Article II, certain dividends or other distributions in accordance with Section 2.02(c) and cash in lieu of any fractional share of Company Common Stock in accordance with Section 2.02(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Duke Common Stock or Cinergy Common Stock that is not registered in the transfer records of Duke or Cinergy, as the case may be, a certificate representing the proper number of shares of Company Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Company Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of the Company that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Duke Effective Time or the Cinergy Effective Time, as the case may be, to represent only the right to receive upon such surrender the Merger Consideration, which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this
Article II, certain dividends or other distributions in accordance with Section 2.02(c) and cash in lieu of any fractional share of Duke Common Stock or Cinergy Common Stock, as the case may be, in accordance with Section 2.02(e). No interest shall be paid or will accrue on the Merger Consideration or any cash payable to holders of Certificates pursuant to the provisions of this Article II.

                        (c) Distributions with Respect to Unexchanged Shares.
No dividends or other distributions with respect to Company Common Stock shall be declared or paid with a record date on or after the Duke Effective Time and on or prior to the Effective Time. No dividends or other distributions with respect to Company Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Company Common Stock issuable hereunder in respect thereof and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), and all such dividends, other distributions and cash in lieu of fractional shares of Company Common Stock shall be paid by the Company to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of Company Common Stock issued in exchange therefore, without interest, (i) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Company Common Stock and the amount of any cash payable in lieu of a fractional share of Company Common Stock to which such holder is entitled pursuant to Section 2.02(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Company Common Stock.

                        (d) No Further Ownership Rights in Duke Common Stock or Cinergy Common Stock. All shares of Company Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this
Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Duke Common Stock or Cinergy Common Stock, as the case may be, theretofore represented by such Certificates, subject, however, to Duke's and Cinergy's respective obligations to pay any dividends or make any other distributions with a record date prior to the Duke Effective Time or the Cinergy Effective Time, as the case may be, that may have been declared or made by Duke or Cinergy, as the case may be, on such shares of Duke Common Stock or Cinergy Common Stock that remain unpaid at the Duke Effective Time or the Cinergy Effective Time, as the case may be, and there shall be no further registration of transfers on the stock transfer books of Duke or Cinergy of the shares of Duke Common Stock and Cinergy Common Stock, respectively, that were outstanding immediately prior to the Duke Effective Time or the Cinergy Effective Time, as the case may be. If, after the Duke Effective Time or the Cinergy Effective Time, as the case may be, Certificates are presented to the Company, Duke, Cinergy or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

                            (e) No Fractional Shares.

                            (i) No certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of the Company shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Company.

                            (ii) As promptly as practicable following the Cinergy Effective Time, the Exchange Agent shall determine the excess of
     (A) the number of whole shares of Company Common Stock delivered to the Exchange Agent by the Company pursuant to Section 2.02(a) representing the Cinergy Merger Consideration over (B) the aggregate number of whole shares of Company Common Stock to be distributed to former holders of Cinergy Common Stock pursuant to Section 2.02(b) (such excess being herein called the "Cinergy Excess Shares"). Following the Cinergy Effective Time, the Exchange Agent shall, on behalf of former shareholders of Cinergy, sell the Cinergy Excess Shares at then-prevailing prices on the New York Stock Exchange, Inc. ("NYSE"), all in the manner provided in Section 2.02(e)(iii). As promptly as practicable following the Duke Effective Time, the Exchange Agent shall determine the excess, if any, of (A) the number of whole shares of Company Common Stock delivered to the Exchange Agent by the Company pursuant to Section 2.02(a) representing the Duke Merger Consideration over (B) the aggregate number of whole shares of Company Common Stock to be distributed to former holders of Duke Common Stock pursuant to Section 2.02(b) (such excess being herein called the "Duke Excess Shares"). Following the Duke Effective Time, the Exchange Agent shall, on behalf of former shareholders of Duke, sell the Duke Excess Shares at then-prevailing prices on the NYSE, all in the manner provided in
     Section 2.02(e)(iv).

                            (iii) The sale of the Cinergy Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use reasonable efforts to complete the sale of the Cinergy Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates formerly representing Cinergy Common Stock, the Exchange Agent shall hold such proceeds in trust for holders of Cinergy Common Stock (the "Cinergy Common Shares Trust"). Cinergy shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Cinergy Excess Shares. The Exchange Agent shall determine the portion of the Cinergy Common Shares Trust to which each former holder of Cinergy Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds composing the Cinergy Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of Cinergy Common Stock is entitled (after taking into account all shares of Cinergy Common Stock held at the Cinergy Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of Cinergy Common Stock are entitled.

                            (iv) The sale of the Duke Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use reasonable efforts to complete the sale of the Duke Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates formerly representing Duke Common Stock, the Exchange Agent shall hold such proceeds in trust for holders of Duke Common Stock (the "Duke Common Shares Trust"). Duke shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Duke Excess Shares. The Exchange Agent shall determine the portion of the Duke Common Shares Trust to which each former holder of Duke Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds composing the Duke Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of Duke Common Stock is entitled (after taking into account all shares of Duke Common Stock held at the Duke Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of Duke Common Stock are entitled.

                            (v) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates formerly representing Duke Common Stock or Cinergy Common Stock, as the case may be, with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates formerly representing Duke Common Stock or Cinergy Common Stock, as the case may be, subject to and in accordance with the terms of Section 2.02(c).

                        (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to the Company, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to the Company for payment of their claim for Merger Consideration, any dividends or distributions with respect to Company Common Stock and any cash in lieu of fractional shares of Company Common Stock.

                        (g) No Liability. None of the Company, Duke, Cinergy or the Exchange Agent or any of their respective directors, officers, employees and agents shall be liable to any person in respect of any shares of Company Common Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of Company Common Stock or any cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to two years after the Cinergy Effective Time (or immediately prior to such earlier date on which any Cinergy Merger Consideration, any dividends or distributions payable to the holder of such Certificate or any cash payable to the holder of such Certificate formerly representing Cinergy Common Stock pursuant to this Article II, would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 3.01(d)), any such Cinergy Merger Consideration, dividends or distributions in respect of such Certificate or such cash shall, to the extent permitted by applicable law, become the property of the Company, free and clear of all claims or interest of any person previously entitled thereto. If any Certificate shall not have been surrendered prior to two years after the Duke Effective Time (or immediately prior to such earlier date on which any Duke Merger Consideration, any dividends or distributions payable to the holder of such Certificate or any cash payable to the holder of such Certificate formerly representing Duke Common Stock pursuant to this Article II, would otherwise escheat to or become the property of any Governmental Authority), any such Duke Merger Consideration, dividends or distributions in respect of such Certificate or such cash shall, to the extent permitted by applicable law, become the property of the Company, free and clear of all claims or interest of any person previously entitled thereto.

                        (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by the Company, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Company.

                        (i) Withholding Rights. The Company and the Exchange Agent shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement to any Person who was a holder of Duke Common Stock or Cinergy Common Stock, as the case may be, immediately prior to the Duke Effective Time or the Cinergy Effective Time, as the case may be, such amounts as the Company and the Exchange Agent may be required to deduct and withhold with respect to the making of such payment under the Code or any other provision of applicable federal, state, local or foreign tax law. To the extent that amounts are so withheld by the Company or the Exchange Agent and duly paid over to the applicable taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid.

                        (j) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such person of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of Company Common Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case pursuant to this Agreement.

                        (k) Adjustments to Prevent Dilution. In the event that Duke changes the number of shares of Duke Common Stock or securities convertible or exchangeable into or exercisable for shares of Duke Common Stock, Cinergy changes the number of shares of Cinergy Common Stock or securities convertible or exchangeable into or exercisable for shares of Cinergy Common Stock, issued and outstanding prior to the Effective Time, or the Company changes the number of shares of Company Common Stock or securities convertible or exchangeable into or exercisable for shares of Company Common Stock issued and outstanding after the Duke Effective Time and prior to the Cinergy Effective Time, in each case as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, except to the extent any of the foregoing actions are expressly permitted by this Agreement, the Cinergy Ratio shall be equitably adjusted.

                        (l) Uncertificated Shares. In the case of outstanding shares of Cinergy Common Stock or Duke Common Stock that are not represented by Certificates, the parties shall make such adjustments to this Section 2.02 as are necessary or appropriate to implement the same purpose and effect that this
Section 2.02 has with respect to shares of Cinergy Common Stock and Duke Common Stock that are represented by Certificates.

                  Section 2.03 Dissenting Shares. Any holder of shares of Duke Common Stock who shall have exercised rights to dissent with respect to the Duke Merger in accordance with the NCBCA and who has properly exercised such holder's rights to demand payment of the "fair value" of the holder's shares of Duke Common Stock (the "Dissenting Shares") as provided in the NCBCA (the "Dissenting Shareholder") shall thereafter have only such rights, if any, as are provided a Dissenting Shareholder in accordance with the NCBCA and shall have no rights to receive the Merger Consideration pursuant to Section 2.01 (provided, that nothing contained herein shall limit such Dissenting Shareholder's rights to the payment of all declared and unpaid dividends on Duke Common Stock); provided, however, that if a Dissenting Shareholder shall fail to properly demand payment (in accordance with the NCBCA) or shall have effectively withdrawn or lost such rights to relief as a Dissenting Shareholder under the NCBCA, then such Dissenting Shareholder's Dissenting Shares automatically shall cease to be Dissenting Shares and shall be converted into and represent only the right to receive, upon surrender of the Certificate representing the Dissenting Shares, the Merger Consideration pursuant to Section 2.01 and declared and unpaid dividends or other distributions as provided in Section 2.02(b) and Section 2.02(c). Duke shall give Cinergy and the Company prompt notice of any demands received by Duke prior to the Duke Effective Time, any attempted withdrawals of such demands and any other instruments served pursuant to the NCBCA and received by Duke relating to Duke's shareholders rights of dissent under the NCBCA, and Duke and Cinergy shall cooperate with respect to all negotiations and proceedings with respect to such demands.

                                   ARTICLE III

                         Representations and Warranties

                  Section 3.01 Representations and Warranties of Cinergy. Except as set forth in the letter dated the date of this Agreement and delivered to Duke by Cinergy concurrently with the execution and delivery of this Agreement (the "Cinergy Disclosure Letter") or, to the extent the qualifying nature of such disclosure is readily apparent therefrom, as set forth in the Cinergy SEC Reports (as defined in Section 3.01(e)) filed on or after January 1, 2004 and prior to the date hereof, Cinergy represents and warrants to Duke as follows:

                  (a) Organization and Qualification.

                            (i) Each of Cinergy and its subsidiaries is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of its jurisdiction of organization and has full power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so organized, existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) or to have such power and authority that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect (as defined in Section 8.03) on Cinergy. Each of Cinergy and its subsidiaries is duly qualified, licensed or admitted to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing (with respect to jurisdictions that recognize the concept of good standing) that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Cinergy. Section 3.01(a) of the Cinergy Disclosure Letter sets forth as of the date of this Agreement the name and jurisdiction of organization of each subsidiary of Cinergy.

                            (ii) Section 3.01(a) of the Cinergy Disclosure Letter sets forth a description as of the date of this Agreement, of all Cinergy Joint Ventures, including (x) the name of each such entity and (y) a brief description of the principal line or lines of business conducted by each such entity. For purposes of this Agreement:

                                (A) "Joint Venture" of a person or entity shall mean any person that is not a subsidiary of such first person, in which such first person or one or more of its subsidiaries owns directly or indirectly an equity interest, other than equity interests held for passive investment purposes that are less than 5% of each class of the outstanding voting securities or equity interests of such second person;

                                (B) "Cinergy Joint Venture" shall mean any
          Joint Venture of Cinergy or any of its subsidiaries in which the net book value as of December 31, 2004 of Cinergy's or its subsidiaries' interest exceeds $35,000,000; and

                                (C) "Duke Joint Venture" shall mean any Joint Venture of Duke or any of its subsidiaries in which the invested capital associated with Duke's or its subsidiaries' interest exceeds $100,000,000.

                            (iii) Except for interests in the subsidiaries of Cinergy, the Cinergy Joint Ventures and interests acquired after the date of this Agreement without violating any covenant or agreement set forth herein. Cinergy does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any person, in which the net book value as of December 31, 2004 of such interest individually exceeds $35,000,000.

                       (b)  Capital Stock.

                            (i) The authorized capital stock of Cinergy consists of:

                                (A) 600,000,000 shares of Cinergy Common
          Stock, of which 198,360,398 shares were issued and outstanding as of May 6, 2005; and

                                (B) 10,000,000 shares of preferred stock, par value $.01 per share, none of which were issued and outstanding as of the date of this Agreement.

                  As of March 31, 2005, 138,862 shares of Cinergy Common Stock were held in the treasury of Cinergy. As of the date of this Agreement, 5,837,978 shares of Cinergy Common Stock were subject to outstanding Cinergy Employee Stock Options (as defined in Section 5.06(a)) and 6,914,109 additional shares of Cinergy Common Stock were reserved for issuance pursuant to the Cinergy Corp. 1996 Long-Term Incentive Compensation Plan, Stock Option Plan, Employee Stock Purchase and Savings Plan, UK Sharesave Scheme, Retirement Plan for Directors, Directors' Deferred Compensation Plan, Directors' Equity Compensation Plan and any other compensatory plan, program or arrangement under which shares of Cinergy Common Stock are reserved for issuance (collectively, the "Cinergy Employee Stock Option Plans"). All of the issued and outstanding shares of Cinergy Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except as disclosed in this Section 3.01(b), as of the date of this Agreement there are no outstanding subscriptions, options, warrants, rights (including stock appreciation rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "Options"), obligating Cinergy or any of its subsidiaries to issue or sell any shares of capital stock of Cinergy or to grant, extend or enter into any Option with respect thereto.

                            (ii) Except as permitted by this Agreement, all of the outstanding shares of capital stock of each subsidiary of Cinergy are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by Cinergy or a subsidiary, free and clear of any liens, claims, mortgages, encumbrances, pledges, security interests, equities and charges of any kind (each a "Lien"), except for any of the foregoing that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Cinergy. There are no (A) outstanding Options obligating Cinergy or any of its subsidiaries to issue or sell any shares of capital stock of any subsidiary of Cinergy or to grant, extend or enter into any such Option or
     (B) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than Cinergy or a subsidiary wholly-owned, directly or indirectly, by Cinergy with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any subsidiary of Cinergy.

                            (iii) Cinergy is a "registered holding company" as defined under Section 2(a)(12) of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act").

                            (iv) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Cinergy or any of its subsidiaries having the right to vote (or which are convertible into or exercisable for securities having the right to vote) (collectively, "Cinergy Voting Debt") on any matters on which Cinergy shareholders may vote are issued or outstanding nor are there any outstanding Options obligating Cinergy or any of its subsidiaries to issue or sell any Cinergy Voting Debt or to grant, extend or enter into any Option with respect thereto.

                        (c) Authority. Cinergy has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and, subject to obtaining Cinergy Shareholder Approval (as defined in Section 3.01(p)), to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Cinergy and the consummation by Cinergy of the transactions contemplated hereby have been duly and validly adopted and approved by the Board of Directors of Cinergy, the Board of Directors of Cinergy has recommended approval of this Agreement by the shareholders of Cinergy and directed that this Agreement be submitted to the shareholders of Cinergy for their approval, and no other corporate proceedings on the part of Cinergy or its shareholders are necessary to authorize the execution, delivery and performance of this Agreement by Cinergy and the consummation by Cinergy of the Cinergy Merger and the other transactions contemplated hereby, other than obtaining Cinergy Shareholder Approval. This Agreement has been duly and validly executed and delivered by Cinergy and constitutes a legal, valid and binding obligation of Cinergy enforceable against Cinergy in accordance with its terms.

                        (d) No Conflicts; Approvals and Consents.

                            (i) The execution and delivery of this Agreement by Cinergy do not, and the performance by Cinergy of its obligations hereunder and the consummation of the Mergers and the other transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Cinergy or any of its subsidiaries or any of the Cinergy Joint Ventures under, any of the terms, conditions or provisions of (A) the certificates or articles of incorporation or by-laws (or other comparable organizational documents) of Cinergy or any of its subsidiaries or any of the Cinergy Joint Ventures, or (B) subject to the obtaining of Cinergy Shareholder Approval and the taking of the actions described in paragraph
     (ii) of this Section 3.01(d) and obtaining the Duke Required Statutory Approvals (as defined in Section 3.02(d)(ii)), (x) any statute, law, rule, regulation or ordinance (together, "laws"), or any judgment, order, writ or decree (together, "orders"), of any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational (each, a "Governmental Authority") applicable to Cinergy or any of its subsidiaries or any of the Cinergy Joint Ventures or any of their respective assets or properties, or (y) any note, bond, mortgage, security agreement, agreement, indenture, franchise, concession, contract, lease or other instrument to which Cinergy or any of its subsidiaries or any of the Cinergy Joint Ventures is a party or by which Cinergy or any of its subsidiaries or any of the Cinergy Joint Ventures or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Cinergy.

                            (ii) Except for (A) compliance with, and filings under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"); (B) the filing with and, to the extent required, the declaration of effectiveness by the Securities and Exchange Commission (the "SEC") of (1) a proxy statement relating to the approval of this Agreement by Cinergy's shareholders (such proxy statement, together with the proxy statement relating to the approval of this Agreement by Duke's shareholders, in each case as amended or supplemented from time to time, the "Joint Proxy Statement") pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), (2) the registration statement on Form S-4 prepared in connection with the issuance of Company Common Stock in the Mergers (the "Form S-4") and (3) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby; (C) the filing of documents with various state securities authorities that may be required in connection with the transactions contemplated hereby; (D) such filings with and approvals of the NYSE to permit the shares of Company Common Stock that are to be issued pursuant to Article II to be listed on the NYSE; (E) the registration, consents, approvals and notices required under the 1935 Act;
     (F) notice to, and the consent and approval of, the Federal Energy Regulatory Commission (the "FERC") under Section 203 of the Federal Power Act, as amended (the "Power Act"), or an order under the Power Act disclaiming jurisdiction over the transactions contemplated hereby; (G) the filing of an application to, and consent and approval of, and issuance of any required licenses and license amendments by, the Nuclear Regulatory Commission (the "NRC") under the Atomic Energy Act of 1954, as amended (the "Atomic Energy Act"); (H) the filing of the Cinergy Certificate of Merger and other appropriate merger documents required by the DGCL with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Cinergy is qualified to do business; (I) compliance with and such filings as may be required under applicable Environmental Laws (as defined in Section 3.01(n)); (J) to the extent required, notice to and the approval of (1) the Public Utilities Commission of Ohio ("PUCO"), (2) the Indiana Utility Regulatory Commission ("IURC"), (3) the Kentucky Public Service Commission ("KPSC"), (4) the North Carolina Utilities Commission ("NCUC"), and (5) the Public Service Commission of South Carolina ("PSCSC" and, collectively with PUCO, IURC, KPSC, and NCUC, the "Applicable PSCs"); (K) required pre-approvals (the "FCC Pre-Approvals") of license transfers with the Federal Communications Commission (the "FCC"); (L) such other items as disclosed in Section 3.01(d) of the Cinergy Disclosure Letter; and (M) compliance with, and filings under, antitrust or competition laws of any foreign jurisdiction, including the Competition Act (Canada), Investment Canada Act and other applicable Canadian federal and provincial regulatory requirements (the items set forth above in clauses (A) through (H) and (J), collectively, the "Cinergy Required Statutory Approvals"), no consent, approval, license, order or authorization ("Consents") or action of, registration, declaration or filing with or notice to any Governmental Authority is necessary or required to be obtained or made in connection with the execution and delivery of this Agreement by Cinergy, the performance by Cinergy of its obligations hereunder or the consummation of the Mergers and the other transactions contemplated hereby, other than such items that the failure to make or obtain, as the case may be, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Cinergy.

                        (e)      SEC Reports, Financial Statements and Utility
 Reports.

                            (i) Cinergy and its subsidiaries have filed each form, report, schedule, registration statement, registration exemption, if applicable, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) required to be filed by Cinergy or any of its subsidiaries pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act") or the Exchange Act with the SEC since January 1, 2002 (as such documents have since the time of their filing been amended or supplemented, the "Cinergy SEC Reports"). As of their respective dates, after giving effect to any amendments or supplements thereto, the Cinergy SEC Reports (A) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, if applicable, as the case may be, and, to the extent in effect and applicable, the Sarbanes-Oxley Act of 2002 ("SOX"), and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                            (ii) Each of the principal executive officer of Cinergy and the principal financial officer of Cinergy (or each former principal executive officer of Cinergy and each former principal financial officer of Cinergy, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of SOX and the rules and regulations of the SEC promulgated thereunder with respect to the Cinergy SEC Reports. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in SOX. Since the effectiveness of SOX, neither Cinergy nor any of its subsidiaries has arranged any outstanding "extensions of credit" to directors or executive officers within the meaning of Section 402 of SOX.

                            (iii) The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Cinergy SEC Reports (the "Cinergy Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments that were not or are not expected to be, individually or in the aggregate, materially adverse to Cinergy) the consolidated financial position of Cinergy and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

                            (iv) All filings (other than immaterial filings) required to be made by Cinergy or any of its subsidiaries since January 1, 2002, under the 1935 Act, the Power Act, the Communications Act of 1934 and applicable state laws and regulations, have been filed with the SEC, the FERC, the Department of Energy (the "DOE"), the FCC or any applicable state public utility commissions (including, to the extent required, PUCO, IURC and KPSC), as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs, franchises, service agreements and related documents and all such filings complied, as of their respective dates, with all applicable requirements of the applicable statute and the rules and regulations thereunder, except for filings the failure of which to make or the failure of which to make in compliance with all applicable requirements of the applicable statute and the rules and regulations thereunder, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Cinergy.

                            (v) The management of Cinergy has (x) designed disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act), or caused such disclosure controls and procedures to be designed under their supervision, to ensure that material information relating to Cinergy, including its consolidated subsidiaries, is made known to the management of Cinergy by others within those entities, and (y) has disclosed, based on its most recent evaluation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act), to Cinergy's outside auditors and the audit committee of the Board of Directors of Cinergy (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Cinergy's ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Cinergy's internal control over financial reporting. Since December 31, 2004, any material change in internal control over financial reporting required to be disclosed in any Cinergy SEC Report has been so disclosed.

                            (vi) Since December 31, 2004, (x) neither Cinergy nor any of its subsidiaries nor, to the knowledge of the Executive Officers (for the purposes of this Section 3.01(e)(vi), as such term is defined in Section 3b-7 of the Exchange Act) of Cinergy, any director, officer, employee, auditor, accountant or representative of Cinergy or any of its subsidiaries has received or otherwise obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Cinergy or any of its subsidiaries or their respective internal accounting controls relating to periods after December 31, 2004, including any material complaint, allegation, assertion or claim that Cinergy or any of its subsidiaries has engaged in questionable accounting or auditing practices (except for any of the foregoing after the date hereof which have no reasonable basis), and (y) to the knowledge of the Executive Officers of Cinergy, no attorney representing Cinergy or any of its subsidiaries, whether or not employed by Cinergy or any of its subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation, relating to periods after December 31, 2004, by Cinergy or any of its officers, directors, employees or agents to the Board of Directors of Cinergy or any committee thereof or to any director or Executive Officer of Cinergy.

                        (f) Absence of Certain Changes or Events. Since
December 31, 2004, through the date hereof, there has not been any change, event or development that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on Cinergy.

                        (g) Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the balance sheet (or notes thereto) as of December 31, 2004, included in the Cinergy Financial Statements, as of the date of this Agreement, neither Cinergy nor any of its subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by GAAP to be reflected on a consolidated balance sheet of Cinergy and its consolidated subsidiaries (including the notes thereto), except liabilities or obligations (i) that were incurred in the ordinary course of business consistent with past practice since December 31, 2004, or (ii) that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Cinergy.

                        (h) Legal Proceedings. Except for environmental matters, which are the subject of Section 3.01(n), as of the date of this Agreement, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of Cinergy, threatened against, relating to or affecting, nor to the knowledge of Cinergy are there any Governmental Authority investigations or audits pending or threatened against, relating to or affecting, Cinergy or any of its subsidiaries or any of the Cinergy Joint Ventures or any of their respective assets and properties that, in each case, individually or in the aggregate, have had or could reasonably be expected to have a material adverse effect on Cinergy, and (ii) neither Cinergy nor any of its subsidiaries is subject to any order of any Governmental Authority that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on Cinergy.

                        (i) Information Supplied. None of the information supplied or to be supplied by Cinergy for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Proxy Statement will, at the date it is first mailed to Cinergy's shareholders or Duke's shareholders or at the time of the Cinergy Shareholders Meeting (as defined in Section 5.01) or the Duke Shareholders Meeting (as defined in Section 5.01), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Cinergy with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Duke for inclusion or incorporation by reference in the Joint Proxy Statement.

                        (j) Permits; Compliance with Laws and Orders. Cinergy, its subsidiaries and the Cinergy Joint Ventures hold all permits, licenses, certificates, authorizations and approvals of all Governmental Authorities ("Permits") necessary for the lawful conduct of their respective businesses, except for failures to hold such Permits that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Cinergy. Cinergy, its subsidiaries and the Cinergy Joint Ventures are in compliance with the terms of their Permits, except failures so to comply that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Cinergy. Cinergy, its subsidiaries and the Cinergy Joint Ventures are not in violation of or default under any law or order of any Governmental Authority, except for such violations or defaults that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Cinergy. Cinergy is, and has been, in compliance in all material respects with (i) the provisions of SOX applicable to it on or prior to the date hereof and has implemented such programs and has taken all reasonable steps necessary to ensure Cinergy's future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all provisions of SOX which shall become applicable to Cinergy after the date hereof and (ii) the applicable listing standards and corporate governance rules and regulations of the NYSE. This Section 3.01(j) does not relate to matters with respect to taxes, such matters being the subject of Section 3.01(k), Environmental Laws, such matters being the subject of Section 3.01(n) and benefits plans, such matters being the subject of Section 3.01(l).

                        (k) Taxes. Except as has not had, and could not reasonably be expected to have, a material adverse effect on Cinergy:

                                (i) Each of Cinergy and its subsidiaries has
     timely filed, or has caused to be timely filed on its behalf, all Tax Returns (as defined below) required to be filed by it, and all such Tax Returns are true, complete and accurate. All Taxes (as defined below) shown to be due and owing on such Tax Returns have been timely paid.

                                (ii) The most recent financial statements
     contained in the Cinergy SEC Reports filed prior to the date of this Agreement reflect, in accordance with GAAP, an adequate reserve for all Taxes payable by Cinergy and its subsidiaries for all taxable periods through the date of such financial statements.

                                (iii) There is no audit, examination,
     deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes or Tax Return of Cinergy or its subsidiaries, to the knowledge of Cinergy, neither Cinergy nor any of its subsidiaries has received written notice of any claim made by a governmental authority in a jurisdiction where Cinergy or any of its subsidiaries, as applicable, does not file a Tax Return, that Cinergy or such subsidiary is or may be subject to income taxation by that jurisdiction, no deficiency with respect to any Taxes has been proposed, asserted or assessed against Cinergy or any of its subsidiaries, and no requests for waivers of the time to assess any Taxes are pending.

                                (iv) The federal income Tax Returns of Cinergy
     and its subsidiaries have been examined by and settled with the Internal Revenue Service ("IRS") (or the applicable statutes of limitation have lapsed) for all years through 1990. All material assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

                                (v) There are no outstanding written
     agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against Cinergy or any of its subsidiaries, and no power of attorney granted by either Cinergy or any of its subsidiaries with respect to any Taxes is currently in force.

                                (vi) Neither Cinergy nor any of its
     subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes imposed on or with respect to any individual or other Person (other than (I) such agreements with customers, vendors, lessors or the like entered into in the ordinary course of business and (II) agreements with or among Cinergy or any of its subsidiaries), and neither Cinergy nor any of its subsidiaries (A) has been a member of an affiliated group (or similar state, local or foreign filing group) filing a consolidated U.S. federal income Tax Return (other than the group the common parent of which is Cinergy) or (B) has any liability for the Taxes of any person (other than Cinergy or any of its subsidiaries) (I) under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local or foreign law), or (II) as a transferee or successor.

                                (vii) There are no material Liens for Taxes
     (other than for current Taxes not yet due and payable) on the assets of Cinergy and its subsidiaries.

                                (viii) Neither Cinergy nor any of its
          subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent or impede either the Duke Reorganization from qualifying as a reorganization under Section 368(a) of the Code or the Cinergy Merger from qualifying as a reorganization under Section 368(a) of the Code.

                           For purposes of this Agreement:

                  "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers' compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added.

                  "Tax Return" means any return, report or similar statement (including the schedules attached thereto) required to be filed with respect to Taxes, including, without limitation, any information return, claim for refund, amended return, or declaration of estimated Taxes.

                       (l) Employee Benefit Plans; ERISA.

                            (i) Except for such matters that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Cinergy, (A) all Cinergy Employee Benefit Plans (as defined below) are in compliance with all applicable requirements of law, including ERISA (as defined below) and the Code, and (B) there does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of Cinergy or any of its subsidiaries following the Closing. The only material employment agreements, severance agreements or severance policies applicable to Cinergy or any of its subsidiaries are the agreements and policies disclosed in Section 3.01(l)(i) of the Cinergy Disclosure Letter.

                            (ii) As used herein:

                                (A) "Controlled Group Liability" means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, and (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.

                                (B) "Cinergy Employee Benefit Plan" means any Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by Cinergy or any of its subsidiaries for the benefit of the current or former employees or directors of Cinergy or any of its subsidiaries and existing on the date of this Agreement or at any time subsequent thereto and, in the case of a Plan (as defined below) that is subject to Part 3 of Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement with respect to which Cinergy or any of its subsidiaries has or could reasonably be expected to have any present or future actual or contingent liabilities;

                                (C) "Plan" means any employment, bonus,
          incentive compensation, deferred compensation, long term incentive, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, workmen's compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement, practice, policy, program, scheme or arrangement of any kind, whether written or oral, including any "employee benefit plan" within the meaning of Section 3(3) of ERISA; and

                            (iii) No event has occurred, and there exists no condition or set of circumstances in connection with any Cinergy Employee Benefit Plan, that has had or could reasonably be expected to have a material adverse effect on Cinergy.

                            (iv) Section 3.01(l)(iv) of the Cinergy Disclosure Letter identifies each Cinergy Employee Benefit Plan that provides, upon the occurrence of a change in the ownership or effective control of Cinergy or its subsidiaries or a change in the ownership of all or a substantial portion of the assets of Cinergy or its subsidiaries, either alone or upon the occurrence of any additional or subsequent events and whether or not applicable to the transactions contemplated by this Agreement, for (A) an acceleration of the time of payment of or vesting in, or an increase in the amount of, compensation or benefits due any current or former employee, director or officer of Cinergy or its subsidiaries, (B) any forgiveness of indebtedness or obligation to fund benefits with respect to any such employee, director or officer, or (C) an entitlement of any such employee, director or officer to severance pay, unemployment compensation or any other payment or other benefit.

                        (m) Labor Matters. As of the date hereof, neither Cinergy nor any of its subsidiaries is a party to, bound by or in the process of negotiating any collective bargaining agreement or other labor agreement with any union or labor organization. As of the date of this Agreement, there are no disputes, grievances or arbitrations pending or, to the knowledge of Cinergy, threatened between Cinergy or any of its subsidiaries and any trade union or other representatives of its employees and there is no charge or complaint pending or threatened in writing against Cinergy or any of its subsidiaries before the National Labor Relations Board (the "NLRB") or any similar Governmental Authority, except in each case as, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Cinergy, and, to the knowledge of Cinergy, as of the date of this Agreement, there are no material organizational efforts presently being made involving any of the employees of Cinergy or any of its subsidiaries. From December 31, 2002, to the date of this Agreement, there has been no work stoppage, strike, slowdown or lockout by or affecting employees of Cinergy or any of its subsidiaries and, to the knowledge of Cinergy, no such action has been threatened in writing, except in each case as, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Cinergy. Except as, individually or in the aggregate, has not had and could not reasonably be expected to have a material adverse effect on
Cinergy: (A) there are no litigations, lawsuits, claims, charges, complaints, arbitrations, actions, investigations or proceedings pending or, to the knowledge of Cinergy, threatened between or involving Cinergy or any of its subsidiaries and any of their respective current or former employees, independent contractors, applicants for employment or classes of the foregoing;
(B) Cinergy and its subsidiaries are in compliance with all applicable laws, orders, agreements, contracts and policies respecting employment and employment practices, including, without limitation, all legal requirements respecting terms and conditions of employment, equal opportunity, workplace health and safety, wages and hours, child labor, immigration, discrimination, disability rights or benefits, facility closures and layoffs, workers' compensation, labor relations, employee leaves and unemployment insurance; and (C) since January 1, 2002, neither Cinergy nor any of its subsidiaries has engaged in any "plant closing" or "mass layoff", as defined in the Worker Adjustment Retraining and Notification Act or any comparable state or local law (the "WARN Act"), without complying with the notice requirements of such laws.

                           (n) Environmental Matters.

                            (i) Each of Cinergy, its subsidiaries and the Cinergy Joint Ventures has been and is in compliance with all applicable Environmental Laws (as hereinafter defined), except where the failure to be in such compliance, individually or in the aggregate, has not had and could not reasonably be expected to have a material adverse effect on Cinergy.

                            (ii) Each of Cinergy, its subsidiaries and the Cinergy Joint Ventures has obtained all environmental Permits (collectively, the "Environmental Permits") necessary for the construction of their facilities and the conduct of their operations as of the date of this Agreement, as applicable, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Cinergy, its subsidiaries and the Cinergy Joint Ventures are in compliance with all terms and conditions of the Environmental Permits, except where the failure to obtain such Environmental Permits, of such Permits to be in good standing or, where applicable, of a renewal application to have been timely filed and be pending or to be in such compliance, individually or in the aggregate, has not had and could not reasonably be expected to have a material adverse effect on Cinergy.

                            (iii) There is no Environmental Claim (as hereinafter defined) pending:

                                (A) against Cinergy or any of its subsidiaries or any of the Cinergy Joint Ventures;

                                (B) to the knowledge of Cinergy, against any person or entity whose liability for such Environmental Claim has been retained or assumed either contractually or by operation of law by Cinergy or any of its subsidiaries or any of the Cinergy Joint Ventures; or

                                (C) against any real or personal property or operations that Cinergy or any of its subsidiaries or any of the Cinergy Joint Ventures owns, leases or manages, in whole or in part, or, to the knowledge of Cinergy, formerly owned, leased or managed, in whole or in part, except in the case of clause (A), (B) or (C) for such Environmental Claims that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Cinergy.

                            (iv) To the knowledge of Cinergy, there have not been any Releases (as hereinafter defined) of any Hazardous Material (as hereinafter defined) that would be reasonably likely to form the basis of any Environmental Claim against Cinergy or any of its subsidiaries or any of the Cinergy Joint Ventures, in each case, except for such Releases that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Cinergy.

                            (v) As used in this Section 3.01(n) and in Section 3.02(n):

                                (A) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, orders, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance, liability or violation (written or oral) by any person or entity (including any Governmental Authority) alleging potential liability (including potential responsibility or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from

                           (1) the presence or Release into the environment of any Hazardous Materials at any location;

                           (2) circumstances forming the basis of any actual or alleged violation of, or liability under, any Environmental Law or Environmental Permit; or

                           (3) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of, or exposure to, any Hazardous Materials;

                                (B) "Environmental Laws" means all domestic or foreign Federal, state and local laws, principles of common law and orders relating to pollution, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including laws relating to the presence or Release of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, Hazardous Materials;

                                (C) "Hazardous Materials" means (a) any
          petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and polychlorinated biphenyls; and (b) any chemical, material, substance or waste that is now prohibited, limited or regulated under any Environmental Law; and

                                (D) "Release" means any actual or threatened release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

                        (o) No Ownership of Nuclear Power Plants. None of Cinergy, any of its subsidiaries or any Cinergy Joint Venture owns, directly or indirectly, any interest in any nuclear generation station or manages or operates any nuclear generation station.

                        (p) Vote Required. Assuming the accuracy of the representation and warranty contained in Section 3.02(r), the affirmative vote of the holders of record of at least a majority of the outstanding shares of Cinergy Common Stock, with respect to the approval of this Agreement (the "Cinergy Shareholder Approval"), is the only vote of the holders of any class or series of the capital stock of Cinergy or its subsidiaries required to approve this Agreement, the Cinergy Merger and the other transactions contemplated hereby.

                        (q) Opinion of Financial Advisor. Cinergy has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Cinergy Exchange Ratio is fair from a financial point of view to the holders of Cinergy Common Stock.

                        (r) Ownership of Duke Capital Stock. Neither Cinergy nor any of its subsidiaries or other affiliates beneficially owns any shares of Duke capital stock.

                        (s) Section 203 of the DGCL Not Applicable; Other Statutes. Cinergy has taken all necessary actions, if any, so that the provisions of Section 203 of the DGCL will not, before the termination of this Agreement, apply to this Agreement, the Cinergy Merger or the other transactions contemplated hereby. No "fair price", "merger moratorium", "control share acquisition", or other anti-takeover or similar statute or regulation applies or purports to apply to this Agreement, the Cinergy Merger or the other transactions contemplated hereby.

                        (t) Joint Venture Representations. Each representation or warranty made by Cinergy in this Section 3.01 relating to a Cinergy Joint Venture that is neither operated nor managed by Cinergy or a Cinergy subsidiary shall be deemed made only to the knowledge of Cinergy.

                        (u) Insurance. Except for failures to maintain insurance or self-insurance that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Cinergy, from January 1, 2004, through the date of this Agreement, each of Cinergy and its subsidiaries has been continuously insured with financially responsible insurers or has self-insured, in each case in such amounts and with respect to such risks and losses as are customary for companies in the United States conducting the business conducted by Cinergy and its subsidiaries during such time period. Neither Cinergy nor any of its subsidiaries has received any notice of cancellation or termination with respect to any insurance policy of Cinergy or any of its subsidiaries, except with respect to any cancellation or termination that, individually or in the aggregate, has not had and could not reasonably be expected to have a material adverse effect on Cinergy.

                        (v) Trading. Cinergy has established risk parameters, limits and guidelines in compliance with the risk management policy approved by Cinergy's Board of Directors (the "Cinergy Trading Guidelines") to restrict the level of risk that Cinergy and its subsidiaries are authorized to take with respect to, among other things, the net position resulting from all physical commodity transactions, exchange-traded futures and options transactions, over-the-counter transactions and derivatives thereof and similar transactions (the "Net Cinergy Position") and monitors compliance by Cinergy and its subsidiaries with such risk parameters. Cinergy has provided the Cinergy Trading Guidelines to Duke prior to the date of this Agreement. As of the date of this Agreement, (i) the Net Cinergy Position is within the risk parameters that are set forth in the Cinergy Trading Guidelines and (ii) the exposure of Cinergy and its subsidiaries with respect to the Net Cinergy Position resulting from all such transactions is not material to Cinergy and its subsidiaries taken as a whole. From December 31, 2004 to the date of this Agreement, neither Cinergy nor any of its subsidiaries has, in accordance with its mark to market accounting policies, experienced an aggregate net loss in its trading and related operations that would be material to Cinergy and its subsidiaries taken as a whole.

                  Section 3.02 Representations and Warranties of Duke. Except as set forth in the letter dated the date of this Agreement and delivered to Cinergy by Duke concurrently with the execution and delivery of this Agreement (the "Duke Disclosure Letter") or, to the extent the qualifying nature of such disclosure is readily apparent therefrom, as set forth in the Duke SEC Reports (as defined in Section 3.02(e)) filed on or after January 1, 2004 and prior to the date hereof, Duke represents and warrants to Cinergy as follows:

                       (a) Organization and Qualification.

                            (i) Each of Duke and its subsidiaries is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of its jurisdiction of organization and has full power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so organized, existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) or to have such power and authority that, individually or in the aggregate, have not had and could not be reasonably expected to have a material adverse effect (as defined in Section 8.03) on Duke. Each of Duke and its subsidiaries is duly qualified, licensed or admitted to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing (with respect to jurisdictions that recognize the concept of good standing) that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Duke. Section 3.02(a) of the Duke Disclosure Letter sets forth as of the date of this Agreement the name and jurisdiction of organization of each subsidiary of Duke. Each of the Company, Merger Sub A and Merger Sub B is a newly formed corporation and has engaged in no activities except as contemplated by this Agreement.

                            (ii) Section 3.02(a) of the Duke Disclosure Letter sets forth a description as of the date of this Agreement, of all Duke Joint Ventures, including (x) the name of each such entity and (y) a brief description of the principal line or lines of business conducted by each such entity.

                            (iii) Except for interests in the subsidiaries of Duke, the Duke Joint Ventures and interests acquired after the date of this Agreement without violating any covenant or agreement set forth herein, Duke does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any person, in which the invested capital associated with such interest individually as of the date of this Agreement exceeds $100,000,000.

                        (b) Capital Stock.

                           (i) The authorized capital stock of Duke consists of:

                                (A) 2,000,000,000 shares of Duke Common Stock, of which 926,431,621 shares were outstanding as of the close of business on May 6, 2005;

                                (B) 1,500,000 shares of Preference Stock, par value $100 per share ("Duke Preference Stock"), none of which were outstanding as of the date of this Agreement;

                                (C) 20,000,000 shares of Serial Preferred
          Stock, no par value, none of which were outstanding as of the date of this Agreement;

                                (D) 12,500,000 shares of Duke Preferred Stock, of which 1,234,984 shares were outstanding as of the date of this Agreement, issued in the following series:

                    (1) 175,000 shares of 4.5% Cumulative Preferred Stock, Series C;

                    (2) 300,000 shares of 7.85% Cumulative Preferred Stock, Series S;

                    (3) 249,989 shares of 7.0% Cumulative Preferred Stock, Series W; and

                    (4) 299,995 shares of 7.04% Cumulative Preferred Stock, Series Y; and

                    (E) 10,000,000 shares of Duke Preferred Stock A, of which 1,257,185 shares were outstanding as of the date of this Agreement, issued as 6.375% Cumulative Preferred Stock A.

As of the date of this Agreement, no shares of Duke Common Stock are held in the treasury of Duke. As of the date of this Agreement, (x) 1,500,000 shares of Duke Preference Stock are designated Series A Participating Preference Stock (the "Duke Series A Preference Stock") and are reserved for issuance in accordance with the Rights Agreement dated as of December 17, 1998, as amended, by and between Duke and The Bank of New York, as Rights Agent, pursuant to which Duke has issued rights (the "Duke Rights") to purchase such shares of Duke Series A Preference Stock and (y) 26,635,301 shares of Duke Common Stock were subject to outstanding Duke Employee Stock Options (as defined in Section 5.06(b)), and 24,294,199 additional shares of Duke Common Stock were reserved for issuance pursuant to the Duke Power Company Stock Incentive Plan and the Duke 1998 Long-Term Incentive Plan and any other compensatory plan, program or arrangement under which shares of Duke Common Stock are reserved for issuance (collectively, the "Duke Option Plans"). All of the issued and outstanding shares of Duke Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except as disclosed in this Section 3.02(b), on the date of this Agreement there are no outstanding Options obligating Duke or any of its subsidiaries to issue or sell any shares of capital stock of Duke or to grant, extend or enter into any Option with respect thereto.

                            (ii) Except as permitted by this Agreement, all of the outstanding shares of capital stock of each subsidiary of Duke are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by Duke or a subsidiary, free and clear of any Liens, except for any of the foregoing that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Duke. All of the outstanding shares of capital stock of the Company, Merger Sub A and Merger Sub B are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by Duke (in the case of shares of capital stock of the Company) or by the Company (in the case of capital stock of Merger Sub A and Merger Sub B). The shares of the Company owned by Duke, and the shares of each of Merger Sub A and Merger Sub B owned by the Company, are owned free and clear of any Lien. There are no (A) outstanding Options obligating Duke or any of its subsidiaries to issue or sell any shares of capital stock of any subsidiary of Duke or to grant, extend or enter into any such Option or (B) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than Duke or a subsidiary wholly-owned, directly or indirectly, by Duke with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any subsidiary of Duke.

                            (iii) As of the date of this Agreement, none of the subsidiaries of Duke or the Duke Joint Ventures is a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any holding company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the 1935 Act, respectively. None of Duke, its subsidiaries and the Duke Joint Ventures is registered under the 1935 Act.

                            (iv) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Duke or any of its subsidiaries having the right to vote (or which are convertible into or exercisable for securities having the right to vote) (collectively, "Duke Voting Debt") on any matters on which Duke shareholders may vote are issued or outstanding nor are there any outstanding Options obligating Duke or any of its subsidiaries to issue or sell any Duke Voting Debt or to grant, extend or enter into any Option with respect thereto.

                            (v) Each share of Company Common Stock to be issued in either the Duke Merger or the Cinergy Merger shall be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Liens.

                        (c) Authority. Duke has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and, subject to obtaining Duke Shareholder Approval (as defined in Section 3.02(p)), to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Duke and the consummation by Duke of the transactions contemplated hereby have been duly and validly adopted and approved by the Board of Directors of Duke, the Board of Directors of Duke has recommended approval of this Agreement by the shareholders of Duke and directed that this Agreement be submitted to the shareholders of Duke for their approval, and no other corporate proceedings on the part of Duke or its shareholders are necessary to authorize the execution, delivery and performance of this Agreement by Duke and the consummation by Duke of the Duke Merger, the Duke Conversion, the Restructuring Transactions and the other transactions contemplated hereby, other than obtaining Duke Shareholders Approval. This Agreement has been duly and validly executed and delivered by Duke and constitutes a legal, valid and binding obligation of Duke enforceable against Duke in accordance with its terms.

                        (d) No Conflicts; Approvals and Consents.

                            (i) The execution and delivery of this Agreement by Duke do not, and the performance by Duke of its obligations hereunder and the consummation of the Mergers, the Duke Conversion, the Restructuring Transactions and the other transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Duke or any of its subsidiaries or any of the Duke Joint Ventures under, any of the terms, conditions or provisions of (A) the certificates or articles of incorporation or by-laws (or other comparable organizational documents) of Duke or any of its subsidiaries or any of the Duke Joint Ventures, or (B) subject to the obtaining of Duke Shareholder Approval and the taking of the actions described in paragraph (ii) of this Section 3.02(d) and obtaining the Cinergy Required Statutory Approvals, (x) any laws or orders of any Governmental Authority applicable to Duke or any of its subsidiaries or any of the Duke Joint Ventures or any of their respective assets or properties, or (y) any note, bond, mortgage, security agreement, agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument to which Duke or any of its subsidiaries or any of the Duke Joint Ventures is a party or by which Duke or any of its subsidiaries or any of the Duke Joint Ventures or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Duke.

                            (ii) Except for (A) compliance with, and filings under, the HSR Act; (B) the filing with, and to the extent required, the declaration of effectiveness by, the SEC of (1) the Joint Proxy Statement with the SEC pursuant to the Exchange Act, (2) the Form S-4 and (3) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby; (C) the filing of documents with various state securities authorities that may be required in connection with the transactions contemplated hereby; (D) such filings with and approvals of the NYSE to permit the shares of Company Common Stock that are to be issued pursuant to Article II to be listed on the NYSE; (E) the registration, consents, approvals and notices required under the 1935 Act;
     (F) notice to, and the consent and approval of, FERC under Section 203 of the Power Act, or an order under the Power Act disclaiming jurisdiction over the transactions contemplated hereby; (G) the filing of an application to, and consent and approval of, and issuance of any required licenses and license amendments by, the NRC under the Atomic Energy Act; (H) the filing of the Duke Articles of Merger, the Duke Articles of Conversion and other appropriate merger documents required by the NCBCA and the NCLLCA with the Secretary of State of the State of North Carolina and appropriate documents with the relevant authorities of other states in which Duke is qualified to do business; (I) compliance with and such filings as may be required under applicable Environmental Laws; (J) to the extent required, notice to and the approval of, the Applicable PSCs; (K) the FCC Pre-Approvals; (L) such other items as disclosed in Section 3.02(d) of the Duke Disclosure Letter; and (M) compliance with, and filings under, antitrust or competition laws of any foreign jurisdiction, including the Competition Act (Canada), Investment Canada Act, and other applicable Canadian federal and provincial regulatory requirements (the items set forth above in clauses (A) through (H) and (J) collectively, the "Duke Required Statutory Approvals"), no Consents or action of, registration, declaration or filing with or notice to any Governmental Authority is necessary or required to be obtained or made in connection with the execution and delivery of this Agreement by Duke, the performance by Duke of its obligations hereunder or the consummation of the Mergers, the Duke Conversion, the Restructuring Transactions and the other transactions contemplated hereby, other than such items that the failure to make or obtain, as the case may be, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Duke.

                      (e) SEC Reports, Financial Statements and Utility Reports.

                            (i) Duke and its subsidiaries have filed each form, report, schedule, registration statement, registration exemption, if applicable, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) required to be filed by Duke or any of its subsidiaries pursuant to the Securities Act or the Exchange Act with the SEC since January 1, 2002 (as such documents have since the time of their filing been amended or supplemented, the "Duke SEC Reports"). As of their respective dates, after giving effect to any amendments or supplements thereto, the Duke SEC Reports (A) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, if applicable, as the case may be, and, to the extent in effect applicable, SOX and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                            (ii) Each of the principal executive officer of Duke and the principal financial officer of Duke (or each former principal executive officer of Duke and each former principal financial officer of Duke, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of SOX and the rules and regulations of the SEC promulgated thereunder with respect to the Duke SEC Reports. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in SOX. Since the effectiveness of SOX, neither Duke nor any of its subsidiaries has arranged any outstanding "extensions of credit" to directors or executive officers within the meaning of Section 402 of SOX.

                            (iii) The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Duke SEC Reports (the "Duke Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments that were not or are not expected to be, individually or in the aggregate, materially adverse to
     Duke) the consolidated financial position of Duke and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

                            (iv) All filings (other than immaterial filings) required to be made by Duke or any of its subsidiaries since January 1, 2002, under the 1935 Act, the Power Act, the Atomic Energy Act, the Natural Gas Act, the Natural Gas Policy Act of 1978, the Communications Act of 1934 and applicable state laws and regulations, have been filed with the SEC, the FERC, the DOE, the NRC, the FCC or any applicable state public utility commissions (including, to the extent required, NCUC and PSCSC), as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs, franchises, service agreements and related documents and all such filings complied, as of their respective dates, with all applicable requirements of the applicable statute and the rules and regulations thereunder, except for filings the failure of which to make or the failure of which to make in compliance with all requirements of the applicable statute and the rules and regulations thereunder, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Duke.

                            (v) The management of Duke has (x) designed disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act), or caused such disclosure controls and procedures to be designed under their supervision to ensure that material information relating to Duke, including its consolidated subsidiaries, is made known to the management of Duke by others within those entities, and (y) has disclosed, based on its most recent evaluation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act), to Duke's outside auditors and the audit committee of the Board of Directors of Duke (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Duke's ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Duke's internal control over financial reporting. Since December 31, 2004, any material change in internal control over financial reporting required to be disclosed in any Duke SEC Report has been so disclosed.

                            (vi) Since December 31, 2004, (x) neither Duke nor any of its subsidiaries nor, to the knowledge of the Executive Officers (for the purpose of this Section 3.02(e)(vi), as such term is defined in Section 3b-7 of the Exchange Act) of Duke, any director, officer, employee, auditor, accountant or representative of Duke or any of its subsidiaries has received or otherwise obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Duke or any of its subsidiaries or their respective internal accounting controls relating to periods after December 31, 2004, including any material complaint, allegation, assertion or claim that Duke or any of its subsidiaries has engaged in questionable accounting or auditing practices (except for any of the foregoing after the date hereof which have no reasonable basis), and (y) to the knowledge of the Executive Officers of Duke, no attorney representing Duke or any of its subsidiaries, whether or not employed by Duke or any of its subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation, relating to periods after December 31, 2004, by Duke or any of its officers, directors, employees or agents to the Board of Directors of Duke or any committee thereof or, to any director or Executive Officer of Duke.

                  (f) Absence of Certain Changes or Events. Since December 31, 2004 through the date hereof, there has not been any change, event or development that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on Duke.

                  (g) Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the balance sheet (or notes thereto) as of December 31, 2004, included in the Duke Financial Statements, as of the date of this Agreement, neither Duke nor any of its subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by GAAP to be reflected on a consolidated balance sheet of Duke and its consolidated subsidiaries (including the notes thereto), except liabilities or obligations
(i) that were incurred in the ordinary course of business consistent with past practice since December 31, 2004, or (ii) that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Duke.

                  (h) Legal Proceedings. Except for environmental matters, which are the subject of Section 3.02(n), as of the date of this Agreement, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of Duke, threatened against, relating to or affecting, nor to the knowledge of Duke are there any Governmental Authority investigations or audits pending or threatened against, relating to or affecting, Duke or any of its subsidiaries or any of the Duke Joint Ventures or any of their respective assets and properties that, in each case, individually or in the aggregate, have had or could reasonably be expected to have a material adverse effect on Duke, and (ii) neither Duke nor any of its subsidiaries is subject to any order of any Governmental Authority that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on Duke.

                  (i) Information Supplied. None of the information supplied or to be supplied by Duke for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Proxy Statement will, at the date it is first mailed to Cinergy's shareholders or Duke's shareholders or at the time of the Cinergy Shareholders Meeting or the Duke Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Duke with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Cinergy for inclusion or incorporation by reference in the Joint Proxy Statement.

                  (j) Permits; Compliance with Laws and Orders. Duke, its subsidiaries and the Duke Joint Ventures hold all Permits necessary for the lawful conduct of their respective businesses, except for failures to hold such Permits that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Duke. Duke, its subsidiaries and the Duke Joint Ventures are in compliance with the terms of their Permits, except failures so to comply that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Duke. Duke, its subsidiaries and the Duke Joint Ventures are not in violation of or default under any law or order of any Governmental Authority, except for such violations or defaults that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Duke. Duke is, and has been, in compliance in all material respects with (i) the provisions of SOX applicable to it on or prior to the date hereof and has implemented such programs and has taken all reasonable steps necessary to ensure Duke's future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all provisions of SOX which shall become applicable to Duke after the date hereof and (ii) the applicable listing standards and corporate governance rules and regulations of the NYSE. This Section 3.02(j) does not relate to matters with respect to taxes, such matters being the subject of Section 3.02(k), Environmental Laws, such matters being the subject of Section 3.02(n), benefits plans, such matters being the subject of Section 3.02(l), and nuclear power plants, such matters being the subject of Section 3.02(o).

                  (k) Taxes. Except as has not had, and could not reasonably be expected to have, a material adverse affect on Duke:

                            (i) Each of Duke and its subsidiaries has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate. All Taxes shown to be due and owing on such Tax Returns have been timely paid.

                            (ii) The most recent financial statements contained in the Duke SEC Reports filed prior to the date of this Agreement reflect, in accordance with GAAP, an adequate reserve for all Taxes payable by Duke and its subsidiaries for all taxable periods through the date of such financial statements.

                            (iii) There is no audit, examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes or Tax Return of Duke or its subsidiaries, to the knowledge of Duke, neither Duke nor any of its subsidiaries has received written notice of any claim made by a governmental authority in a jurisdiction where Duke or any of its subsidiaries, as applicable, does not file a Tax Return, that Duke or such subsidiary is or may be subject to income taxation by that jurisdiction, no deficiency with respect to any Taxes has been proposed, asserted or assessed against Duke or any of its subsidiaries, and no requests for waivers of the time to assess any Taxes are pending.

                            (iv) The federal income Tax Returns of Duke and its subsidiaries have been examined by and settled with the IRS (or the applicable statutes of limitation have lapsed) for all years through 1994. All material assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

                            (v) There are no outstanding written agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against Duke or any of its subsidiaries, and no power of attorney granted by either Duke or any of its subsidiaries with respect to any Taxes is currently in force.

                            (vi) Neither Duke nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes imposed on or with respect to any individual or other Person (other than (I) such agreements with customers, vendors, lessors or the like entered into in the ordinary course of business, and (II) agreements with or among Duke or any of its subsidiaries), and neither Duke nor any of its subsidiaries (A) has been a member of an affiliated group (or similar state, local or foreign filing group) filing a consolidated U.S. federal income Tax Return (other than the group the common parent of which is Duke) or (B) has any liability for the Taxes of any person (other than Duke or any of its subsidiaries) (I) under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local or foreign law), or (II) as a transferee or successor.

                            (vii) There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of Duke and its subsidiaries.

                            (viii) Neither Duke nor any of its subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent or impede either the Duke Reorganization from qualifying as a reorganization under
     Section 368(a) of the Code or the Cinergy Merger from qualifying as a reorganization under Section 368(a) of the Code.

                           (l) Employee Benefit Plans; ERISA.

                            (i) Except for such matters that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Duke, (A) all Duke Employee Benefit Plans (as defined below) are in compliance with all applicable requirements of law, including ERISA (as defined below) and the Code, and (B) there does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of Duke or any of its subsidiaries. The only material employment agreements, severance agreements or severance policies applicable to Duke or any of its subsidiaries are the agreements and policies disclosed in Section 3.02(l)(i) of the Duke Disclosure Letter.

                            (ii) As used herein:

                                (A) "Duke Employee Benefit Plan" means any
          Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by Duke or any of its subsidiaries for the benefit of the current or former employees or directors of Duke or any of its subsidiaries and existing on the date of this Agreement or at any time subsequent thereto and in the case of a Plan that is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement with respect to which Duke or any of its subsidiaries has or could reasonably be expected to have any present or future actual or contingent liabilities;

                            (iii) No event has occurred, and there exists no condition or set of circumstances in connection with any Duke Employee Benefit Plan, that has had or could reasonably be expected to have a material adverse effect on Duke.

                            (iv) Section 3.02(l)(iv) of the Duke Disclosure Letter identifies each Duke Employee Benefit Plan that provides, upon the occurrence of a change in the ownership or effective control of Duke or its subsidiaries or a change in the ownership of all or a substantial portion of the assets of Duke or its subsidiaries, either alone or upon the occurrence of any additional or subsequent events and whether or not applicable to the transactions contemplated by this Agreement, for (A) an acceleration of the time of payment of or vesting in, or an increase in the amount of, compensation or benefits due any current or former employee, director or officer of Duke or its subsidiaries, (B) any forgiveness of indebtedness or obligation to fund benefits with respect to any such employee, director or officer, or (C) an entitlement of any such employee, director or officer to severance pay, unemployment compensation or any other payment or other benefit.

                  (m) Labor Matters. As of the date hereof, neither Duke nor any of its subsidiaries is a party to, bound by or in the process of negotiating any collective bargaining agreement or other labor agreement with any union or labor organization. As of the date of this Agreement, there are no disputes, grievances or arbitrations pending or, to the knowledge of Duke, threatened between Duke or any of its subsidiaries and any trade union or other representatives of its employees and there is no charge or complaint pending or threatened in writing against Duke or any of its subsidiaries before the NLRB or any similar Governmental Authority, except in each case as, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Duke, and, to the knowledge of Duke, as of the date of this Agreement, there are no material organizational efforts presently being made involving any of the employees of Duke or any of its subsidiaries. From December 31, 2002, to the date of this Agreement, there has been no work stoppage, strike, slowdown or lockout by or affecting employees of Duke or any of its subsidiaries and, to the knowledge of Duke, no such action has been threatened in writing, except in each case as, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Duke. Except as, individually or in the aggregate, has not had and could not reasonably be expected to have a material adverse effect on Duke: (A) there are no litigations, lawsuits, claims, charges, complaints, arbitrations, actions, investigations or proceedings pending or, to the knowledge of Duke, threatened between or involving Duke or any of its subsidiaries and any of their respective current or former employees, independent contractors, applicants for employment or classes of the foregoing; (B) Duke and its subsidiaries are in compliance with all applicable laws, orders, agreements, contracts and policies respecting employment and employment practices, including, without limitation, all legal requirements respecting terms and conditions of employment, equal opportunity, workplace health and safety, wages and hours, child labor, immigration, discrimination, disability rights or benefits, facility closures and layoffs, workers' compensation, labor relations, employee leaves and unemployment insurance; and (C) since January 1, 2002, neither Duke nor any of its subsidiaries has engaged in any "plant closing" or "mass layoff", as defined in the WARN Act, without complying with the notice requirements of such laws.

                  (n) Environmental Matters.

                            (i) Each of Duke, its subsidiaries and the Duke Joint Ventures has been and is in compliance with all applicable Environmental Laws, except where the failure to be in such compliance, individually or in the aggregate, has not had and could not reasonably be expected to have a material adverse effect on Duke.

                            (ii) Each of Duke, its subsidiaries and the Duke Joint Ventures has obtained all Environmental Permits necessary for the construction of their facilities and the conduct of their operations as of the date of this Agreement, as applicable, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Duke, its subsidiaries and the Duke Joint Ventures are in compliance with all terms and conditions of the Environmental Permits, except where the failure to obtain such Environmental Permits, of such Permits to be in good standing or, where applicable, of a renewal application to have been timely filed and be pending or to be in such compliance, individually or in the aggregate, has not had and could not reasonably be expected to have a material adverse effect on Duke.

                            (iii) There is no Environmental Claim pending

                                (A) against Duke or any of its subsidiaries or any of the Duke Joint Ventures;

                                (B) to the knowledge of Duke, against any person or entity whose liability for such Environmental Claim has been retained or assumed either contractually or by operation of law by Duke or any of its subsidiaries or any of the Duke Joint Ventures; or

                                (C) against any real or personal property or operations that Duke or any of its subsidiaries or any of the Duke Joint Ventures owns, leases or manages, in whole or in part, or, to the knowledge of Duke, formerly owned, leased or arranged, in whole or in part, except in the case of clause (A), (B) or (C) for such Environmental Claims that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Duke.

                            (iv) To the knowledge of Duke, there have not been any Releases of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against Duke or any of its subsidiaries or any of the Duke Joint Ventures, in each case, except for such Releases that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Duke.

                            (o) Operations of Nuclear Power Plants. The operations of the nuclear generation stations owned, in whole or part, by Duke or its subsidiaries (collectively, the "Duke Nuclear Facilities") are and have been conducted in compliance with all applicable laws and Permits, except for such failures to comply that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Duke. Each of the Duke Nuclear Facilities maintains, and is in material compliance with, emergency plans designed to respond to an unplanned Release therefrom of radioactive materials and each such plan conforms with the requirements of applicable law in all material respects. The plans for the decommissioning of each of the Duke Nuclear Facilities and for the storage of spent nuclear fuel conform with the requirements of applicable law in all material respects and, solely with respect to the portion of the Duke Nuclear Facilities owned, directly or indirectly, by Duke, are funded consistent with applicable law. The operations of the Duke Nuclear Facilities are not the subject of any outstanding notices of violation, any ongoing proceeding, NRC Diagnostic Team Inspections or requests for information from the NRC or any other agency with jurisdiction over such facility, except for such notices or requests for information that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Duke. No Duke Nuclear Facility is listed by the NRC in the Unacceptable Performance column of the NRC Action Matrix, as a part of NRC's Assessment of Licensee Performance. Liability insurance to the full extent required by law for operating the Duke Nuclear Facilities remains in full force and effect regarding such facilities, except for failures to maintain such insurance in full force and effect that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Duke.

                        (p) Vote Required. Assuming the accuracy of the representation and warranty contained in Section 3.01(r), the affirmative vote of the holders of record of at least a majority of the outstanding shares of Duke Common Stock, with respect to the approval of this Agreement (the "Duke Shareholder Approval"), is the only vote of the holders of any class or series of the capital stock of Duke or its subsidiaries required to approve this Agreement, the Duke Merger and the other transactions contemplated hereby.

                        (q) Opinion of Financial Advisor. Duke has received the opinion of each of UBS Securities LLC and Lazard Freres & Co. LLC dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Duke Exchange Ratio is fair from a financial point of view to Duke.

                        (r) Ownership of Cinergy Capital Stock. Neither Duke nor any of its subsidiaries or other affiliates beneficially owns any shares of Cinergy capital stock.

                        (s) Duke Rights Agreement. As of the date of this Agreement, Duke or the Board of Directors of Duke, as the case may be, has (i) taken all necessary actions so that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a "Distribution Date" (as defined in the Duke Rights Agreement) and (ii) amended the Duke Rights Agreement to render it inapplicable to this Agreement, the Duke Merger and other transactions contemplated hereby.

                        (t) Articles 9 and 9A of the NCBCA Not Applicable.
Duke has taken all necessary actions, if any, so that the provisions of Articles 9 and 9A of the NCBCA will not, before the termination of this Agreement, apply to this Agreement, the Duke Merger or the other transactions contemplated hereby. No "fair price", "merger moratorium", "control share acquisition", or other anti-takeover or similar statute or regulation applies or purports to apply to this Agreement, the Duke Merger or the other transactions contemplated hereby.

                        (u) Joint Venture Representations. Each representation or warranty made by Duke in this Section 3.02 relating to a Duke Joint Venture that is neither operated nor managed by Duke or a Duke subsidiary shall be deemed made only to the knowledge of Duke.

                        (v) Insurance. Except for failures to maintain insurance or self-insurance that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Duke, from January 1, 2004, through the date of this Agreement, each of Duke and its subsidiaries has been continuously insured with financially responsible insurers or has self-insured, in each case in such amounts and with respect to such risks and losses as are customary for companies in the United States conducting the business conducted by Duke and its subsidiaries during such time period. Neither Duke nor any of its subsidiaries has received any notice of cancellation or termination with respect to any insurance policy of Duke or any of its subsidiaries, except with respect to any cancellation or termination that, individually or in the aggregate, has not had and could not reasonably be expected to have a material adverse effect on Duke.

                        (w) Trading. Duke has established risk parameters, limits and guidelines in compliance with the risk management policy approved by Duke's Board of Directors (the "Duke Trading Guidelines") to restrict the level of risk that Duke and its subsidiaries are authorized to take with respect to, among other things, the net position resulting from all physical commodity transactions, exchange-traded futures and options transactions, over-the-counter transactions and derivatives thereof and similar transactions (the "Net Duke Position") and monitors compliance by Duke and its subsidiaries with such risk parameters. Duke has provided the Duke Trading Guidelines to Cinergy prior to the date of this Agreement. As of the date of this Agreement, (i) the Net Duke Position is within the risk parameters that are set forth in the Duke Trading Guidelines and (ii) the exposure of Duke and its subsidiaries with respect to the Net Duke Position resulting from all such transactions is not material to Duke and its subsidiaries taken as a whole. From December 31, 2004 to the date of this Agreement, neither Duke nor any of its subsidiaries has, in accordance with its mark to market accounting policies, experienced an aggregate net loss in its trading operations that would be material to Duke and its subsidiaries taken as a whole.

                                   ARTICLE IV

                                    Covenants

                  Section 4.01 Covenants of Cinergy. From and after the date of this Agreement until the Cinergy Effective Time, Cinergy covenants and agrees as to itself and its subsidiaries that (except as expressly contemplated or permitted by this Agreement, as set forth in Section 4.01 of the Cinergy Disclosure Letter, for transactions (other than those set forth in Section 4.01(d) to the extent relating to the capital stock of Cinergy) solely involving Cinergy and one or more of its direct or indirect wholly-owned subsidiaries or between two or more direct or indirect wholly-owned subsidiaries of Cinergy, or to the extent that Duke shall otherwise previously consent in writing, such consent not to be unreasonably withheld or delayed):

                        (a) Ordinary Course. Cinergy and each of its subsidiaries shall conduct their businesses in all material respects in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, Cinergy and its subsidiaries shall use commercially reasonable efforts to preserve intact in all material respects their present business organizations, to maintain in effect all existing Permits, subject to prudent management of workforce and business needs, to keep available the services of their key officers and employees, to maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, to preserve their relationships with Governmental Authorities, customers and suppliers and others having significant business dealings with them and to comply in all material respects with all laws, orders and Permits of all Governmental Authorities applicable to them.

                        (b) Charter Documents. Cinergy shall not amend or propose to amend its certificate of incorporation or, other than in a manner that would not materially restrict the operation of their businesses, its by-laws or its subsidiaries' certificate of incorporation or by-laws (or other comparable organizational documents).

                        (c) Dividends. Cinergy shall not, nor shall it permit any of its subsidiaries to,

                            (i) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock or share capital, except:

                                (A) that Cinergy may continue the declaration and payment of regular quarterly cash dividends on Cinergy Common Stock, not to exceed $0.48 per share, with usual record and payment dates for such dividends in accordance with past dividend practice; provided, that if the Cinergy Effective Time does not occur between a record date and payment date of a regular quarterly dividend, a special dividend may be declared and paid in respect of Cinergy Common Stock with respect to the quarter in which the Cinergy Effective Time occurs with a record date in such quarter and on or prior to the date on which the Cinergy Effective Time occurs, which dividend does not exceed an amount equal to the product of (i) a fraction the (x) numerator of which is equal to the number of days between the last payment date of a regular quarterly dividend and the record date of such special dividend (excluding such last payment date but including the record date of such special dividend) and (y) the denominator of which is equal to the number of days between the last payment date of a regular quarterly dividend and the same calendar day in the third month after the month in which such last payment date occurred (excluding such last payment date but including such same calendar day), multiplied by (ii) the then permitted quarterly dividend per share, and

                                (B) for the declaration and payment of
          dividends by a direct or indirect wholly-owned subsidiary solely to its parent, or by a direct or indirect partially owned subsidiary of Cinergy (provided that Cinergy or the Cinergy subsidiary receives or is to receive its proportionate share of such dividend or distribution), and

                                (C) for the declaration and payment of regular cash dividends with respect to preferred stock of Cinergy's subsidiaries outstanding as of the date of the Agreement or permitted to be issued under the terms of this Agreement, and

                                (D) to the extent advisable in the exercise of the fiduciary duties of the Board of Directors of Cinergy, for the declaration and payment of a customary share purchase rights plan, provided, that, (1) Cinergy shall provide Duke prior notice of any such declaration or payment and (2) in connection with any such declaration or payment, the Board of Directors of Cinergy and Cinergy shall cause (x) this Agreement and the transactions contemplated hereby to not result in a "Distribution Date" (as such term may be defined in any such share purchase rights plan) or similar event under such share purchase rights plan and (y) any such share purchase rights plan to be inapplicable in all respects to this Agreement, the Duke Merger, the Cinergy Merger and the other transactions contemplated hereby; and

                            (ii) split, combine, reclassify or take similar action with respect to any of its capital stock or share capital or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or comprised in its share capital,

                            (iii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or

                            (iv) except as disclosed in Section 4.01(c)(iv) of the Cinergy Disclosure Letter, directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Option with respect thereto except:

                                (A) in connection with intercompany purchases of capital stock or share capital, or

                                (B) for the purpose of funding the Cinergy
          Employee Stock Option Plans or employee stock ownership or dividend reinvestment and stock purchase plans, or

                                (C) mandatory repurchases or redemptions of preferred stock of Cinergy's subsidiaries in accordance with the terms thereof.

                            (d) Share Issuances. Cinergy shall not, nor shall
it permit any of its subsidiaries to issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any Option with respect thereto (other than (i) the issuance of Cinergy Common Stock upon the exercise of Cinergy Employee Stock Options outstanding as of the date hereof or issued after the date hereof in accordance with the terms of this Agreement in accordance with their terms, (ii) the issuance of Cinergy Common Stock in respect of other equity compensation awards granted under the Cinergy Employee Stock Option Plans outstanding as of the date hereof or issued after the date hereof in accordance with the terms of this Agreement in accordance with their terms, (iii) the issuance of Cinergy Employee Stock Options and the grant of other equity compensation awards pursuant to the Cinergy Employee Stock Option Plans in accordance with their terms providing, in aggregate, up to an additional 2,000,000 shares of Cinergy Common Stock in any 12-month period following the date hereof, provided, however, that any Cinergy Employee Stock Options and equity awards granted after the date of this Agreement shall, subject to paragraph 4 of Section 4.01(i) of the Cinergy Disclosure Letter, be granted on terms pursuant to which such Cinergy Employee Stock Options and equity awards shall not vest on the Cinergy Shareholder Approval or otherwise on the occurrence of the transactions contemplated hereby, provided, further, however, that Cinergy Employee Stock Options and equity awards granted after the date of this Agreement may vest upon termination of employment by the Company or any of its subsidiaries without "cause" or by the participants for "good reason" (each as defined in the applicable agreement), in each case, within the two-year period following the Cinergy Effective Time, and shall, at the Cinergy Effective Time, be converted into options or equity-based awards to acquire or in respect of, as applicable, Company Common Stock in the manner contemplated by Section 5.06, and (iv) the pro rata issuance by a subsidiary of its capital stock to its shareholders, provided, further, subject to Section 4.01(d) of the Cinergy Disclosure Letter, that any shares of Cinergy Common Stock that Cinergy or its subsidiaries shall contribute, directly or indirectly, to any employee benefit plan (including any plan intended to satisfy the requirements of Section 401(a) of the Code) or that Cinergy or its subsidiaries shall make subject to any dividend reinvestment or similar plan shall be shares purchased in open-market or privately negotiated transactions, but shall not constitute newly issued shares of Cinergy Common Stock), or modify or amend any right of any holder of outstanding shares of its capital stock or any Option with respect thereto other than to give effect to Section 5.06.

                            (e) Acquisitions; Capital Expenditures. Except for
(x) acquisitions of, or capital expenditures relating to, the entities, assets and facilities identified in Section 4.01(e) of the Cinergy Disclosure Letter,
(y) expenditures of amounts set forth in Cinergy's capital expenditure plan included in Section 4.01(e) of the Cinergy Disclosure Letter, and (z) capital expenditures (1) required by law or Governmental Authorities or (2) incurred in connection with the repair or replacement of facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance), Cinergy shall not, nor shall it permit any of its subsidiaries to, make any capital expenditures, or acquire or agree to acquire (whether by merger, consolidation, purchase or otherwise) any person or assets, if (A) the expected gross expenditures and commitments pursuant thereto (including the amount of any indebtedness and amounts received for negative trading positions assumed) exceeds or may exceed (i) $100,000,000, in the case of any acquisition or series of related acquisitions of any person, asset or property located in the United States, or (ii) $50,000,000 in the case of any acquisition or series of related acquisitions of any person, asset or property located outside of the United States (each acquisition or series of related acquisitions described in (i) and (ii), a "Cinergy Threshold Acquisition"), (B) the expected gross expenditures and commitments pursuant thereto (including the amount of any indebtedness and amounts received for negative trading positions assumed) exceeds or may exceed, in the aggregate, $100,000,000 excluding all Cinergy Threshold Acquisitions identified in Section 4.01(e) of the Cinergy Disclosure Letter or to which Duke has previously consented in writing, (C) any such acquisition or capital expenditure constitutes any line of business that is not conducted by Cinergy, its subsidiaries or the Cinergy Joint Ventures as of the date of this Agreement or extends any line of business of Cinergy, its subsidiaries or the Cinergy Joint Ventures into any geographic region outside of the continental United States or Canada in which Cinergy, its subsidiaries or the Cinergy Joint Ventures do not conduct business as of the date of this Agreement, or (D) any such acquisition or capital expenditure is reasonably likely, individually or in the aggregate, to materially delay the satisfaction of the conditions set forth in Sections 6.02(d) or Sections 6.03(d) or prevent the satisfaction of such conditions.

                            (f) Dispositions. Except for (x) dispositions set
forth in Section 4.01(f) of the Cinergy Disclosure Letter, (y) dispositions of obsolete equipment or assets or dispositions of assets being replaced, in each case in the ordinary course of business consistent with past practice and (z) dispositions by Cinergy or its subsidiaries of its assets in accordance with the terms of restructuring and divestiture plans mandated or approved by applicable local or state regulatory agencies, Cinergy shall not, nor shall it permit any of its subsidiaries to, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties if (A) the value of such disposition exceeds or may exceed (i) $100,000,000, in the case of any disposition or series of related dispositions of any person, asset or property located in the United States, or (ii) $50,000,000 in the case of any disposition or series of related dispositions of any person, asset or property located outside of the United States (each disposition or series of related dispositions described in (i) and (ii), a "Cinergy Threshold Disposition") or (B) the aggregate value of all such dispositions, excluding all Cinergy Threshold Dispositions identified in Section 4.01(f) of the Cinergy Disclosure Letter or to which Duke has previously consented in writing, exceeds or may exceed, in the aggregate, $100,000,000. For the purposes of this Section 4.01(f), the value of any disposition or series of related dispositions shall mean the greater of (i) the book value or (ii) the sales price, in each case of the person, asset or property which is the subject of such disposition and, in each case, together with the indebtedness and amounts paid for negative trading positions transferred by Cinergy or its subsidiaries in connection with such disposition.

                            (g) Indebtedness. Except as disclosed in Section
4.01(g) of the Cinergy Disclosure Letter, Cinergy shall not, nor shall it permit any of its subsidiaries to, (A) incur or guarantee any indebtedness or enter into any "keep well" or other agreement to maintain any financial condition of another person or enter into any arrangement having the economic effect of any of the foregoing (including any capital leases, "synthetic" leases or conditional sale or other title retention agreements) other than (i) short-term borrowings incurred in the ordinary course of business, (ii) letters of credit obtained in the ordinary course of business, (iii) borrowings made in connection with the refunding of existing indebtedness (x) at maturity or upon final mandatory redemption (without the need for the occurrence of any special event) or (y) at a lower cost of funds, (iv) borrowings to finance capital expenditures or acquisitions permitted pursuant to Section 4.01(e) or indebtedness assumed pursuant thereto, (v) other borrowings in an aggregate principal amount not to exceed $150,000,000 outstanding at any time, (vi) guarantees or other credit support issued pursuant to trading or marketing positions established prior to the date of this Agreement and (vii) in addition to the guarantees or other credit support contemplated by subsection (vi) of this Section 4.01(g), additional guarantees or other credit support issued in connection with trading or marketing activities in the ordinary course of business or (B) make any loans or advances to any other person, other than (i) in the ordinary course of business consistent with past practice, (ii) to any direct or indirect wholly-owned subsidiary of Cinergy, or, in the case of a subsidiary of Cinergy, to Cinergy or (iii) as required pursuant to any obligation in effect as of the date of this Agreement.

                            (h) Marketing of Energy; Trading. Cinergy shall
not, nor shall it permit any of its subsidiaries to, (i) permit any material change in policies governing or otherwise relating to the trading or marketing of energy other than as a result of acquisitions or capital expenditures permitted pursuant to Section 4.01(e) or to increase the existing aggregate VaR limit as established by the Risk Policy Committee or (ii) enter into any physical commodity transactions, exchange-traded futures and options transactions, over-the-counter transactions and derivatives thereof or similar transactions other than as permitted by the Cinergy Trading Guidelines.

                            (i) Employee Benefits. Except as required by law
or the terms of any collective bargaining agreement or any Cinergy Employee Benefit Plan, or as disclosed in Section 4.01(i) of the Cinergy Disclosure Letter, Cinergy shall not, nor shall it permit any of its subsidiaries to, enter into, adopt, amend or terminate any Cinergy Employee Benefit Plan, or other agreement, arrangement, plan or policy between Cinergy or one of its subsidiaries and one or more of its directors, officers or employees (other than any amendment that is immaterial or administrative in nature), or except for normal increases in the ordinary course of business consistent with past practice, increase in any manner the compensation or fringe benefits of any director, executive officer or other employee, or, except for normal payments in the ordinary course of business consistent with past practice, pay any benefit not required by any plan or arrangement in effect as of the date of this Agreement, provided, however, that the foregoing shall not restrict Cinergy or its subsidiaries from (i) entering into or making available to newly hired officers and employees or to officers and employees in the context of promotions based on job performance or workplace requirements in the ordinary course of business consistent with past practice, plans, agreements, benefits and compensation arrangements (including incentive grants) that have, consistent with past practice, been made available to newly hired or promoted officers and employees, or (ii) entering into or amending collective bargaining agreements with existing collective bargaining representatives or newly certified bargaining units regarding mandatory subjects of bargaining under applicable law, in each case in a manner consistent with past practice to the extent permitted by law.

                            (j) Regulatory Status. Except as disclosed in
Section 4.01(j) of the Cinergy Disclosure Letter, Cinergy shall not, nor shall it permit any of its subsidiaries to, agree or consent to any material agreements or material modifications of existing agreements or course of dealings with any Governmental Authority in respect of the operations of their businesses outside the ordinary course of business, except (i) as required by law to renew Permits or agreements in the ordinary course of business consistent with past practice, (ii) as may be necessary or required in connection with the consummation of any acquisition permitted pursuant to Section 4.01(e), or (iii) to effect the consummation of the transactions contemplated hereby.

                            (k) Accounting. Cinergy shall not, nor shall it
permit any of its subsidiaries to, make any changes in their accounting methods materially affecting the reported consolidated assets, liabilities or results of operations of Cinergy, except as required by law or GAAP.

                            (l) Insurance. Cinergy shall, and shall cause its
subsidiaries to, maintain with financially responsible insurance companies (or through self-insurance, consistent with past practice) insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

                            (m) Taxes. Except as could not reasonably be
expected to have a material adverse effect on Cinergy, Cinergy shall not, nor shall it permit any of its subsidiaries to, (i) settle any claim, action or proceeding relating to Taxes or (ii) make any Tax election (this clause (m) being the sole provision of this Section 4.01 governing Tax matters).

                  Section 4.02 Covenants of Duke. From and after the date of this Agreement until the Effective Time, Duke covenants and agrees as to itself and its subsidiaries (which shall be deemed at all times to include the Company and its subsidiaries) that (except as expressly contemplated or permitted by this Agreement, as set forth in Section 4.02 of the Duke Disclosure Letter, for transactions (other than those set forth in Section 4.01(d) to the extent relating to capital stock of Duke) solely involving Duke and one or more of its direct or indirect wholly-owned subsidiaries or between two or more direct or indirect wholly-owned subsidiaries of Duke, or to the extent that Cinergy shall otherwise previously consent in writing, such consent not to be unreasonably withheld or delayed):

                        (a) Ordinary Course. Duke and each of its subsidiaries shall conduct their businesses in all material respects in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, Duke and its subsidiaries shall use commercially reasonable efforts to preserve intact in all material respects their present business organizations, to maintain in effect all existing Permits, subject to prudent management of workforce and business needs, to keep available the services of their key officers and employees, to maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, to preserve their relationships with Governmental Authorities, customers and suppliers and others having significant business dealings with them and to comply in all material respects with all laws, orders and Permits of all Governmental Authorities applicable to them.

                        (b) Charter Documents. Duke shall not amend or propose to amend its articles of incorporation or, other than in a manner that would not materially restrict the operation of their businesses, its by-laws or its subsidiaries' articles of incorporation or by-laws (or other comparable organizational documents).

                        (c) Dividends. Duke shall not, nor shall it permit any of its subsidiaries to, (i) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock or share capital, except:

                                (A) that Duke may continue the declaration and payment of regular quarterly cash dividends on Duke Common Stock, not to exceed $0.275 per share, with usual record and payment dates for such dividends in accordance with past dividend practice; provided, that (1) Duke may increase its regular quarterly cash dividend to an amount not to exceed $0.31 per share between the date hereof and the Duke Effective Time and (2) if the Duke Effective Time does not occur between a record date and payment date of a regular quarterly dividend, a special dividend may be declared and paid in respect of Duke Common Stock with respect to the quarter in which the Duke Effective Time occurs with a record date in such quarter and on or prior to the date on which the Duke Effective Time occurs, which dividend does not exceed an amount equal to the product of (i) a fraction the (x) numerator of which is equal to the number of days between the last payment date of a regular quarterly dividend and the record date of such special dividend (excluding such last payment date but including the record date of such special dividend) and (y) the denominator of which is equal to the number of days between the last payment date of a regular quarterly dividend and the same calendar day in the third month after the month in which such last payment date occurred (excluding such last payment date but including such same calendar day), multiplied by (ii) the then permitted quarterly dividend per share, and

                                (B) for the declaration and payment of
          dividends by a direct or indirect wholly-owned subsidiary of Duke solely to its parent, or by a direct or indirect partially owned subsidiary of Duke (provided, that Duke or a Duke subsidiary receives or is to receive its proportionate share of such dividend or distribution), and

                                (C) for the declaration and payment of regular cash dividends with respect to preferred stock of Duke or its subsidiaries outstanding as of the date of the Agreement or permitted to be issued under the terms of this Agreement, and

                            (ii) split, combine, reclassify or take similar action with respect to any of its capital stock or share capital or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or comprised in its share capital, (iii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or (iv) except as disclosed in Section 4.02(c)(iv) of the Duke Disclosure Letter directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Option with respect thereto except:

                                (A) in connection with intercompany purchases of capital stock or share capital, or

                                (B) for the purpose of funding the Duke Option Plan or employee stock ownership or dividend reinvestment and stock purchase plans, or

                                (C) mandatory repurchases or redemptions of preferred stock of Duke or its subsidiaries in accordance with the terms thereof, or

                                (D) the redemptions by Duke of Duke Preferred Stock and Duke Preferred Stock A as contemplated by Section 4.07.

                        (d) Share Issuances. Duke shall not, nor shall it permit any of its subsidiaries to issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any Option with respect thereto (other than (i) the issuance of Duke Common Stock upon the exercise of Duke Employee Stock Options outstanding as of the date of hereof or issued after the date hereof in accordance with the terms of this Agreement in accordance with their terms, (ii) the issuance of Duke Common Stock in respect of other equity compensation awards granted under the Duke Option Plans outstanding as of the date hereof or issued after the date hereof in accordance with the terms of this Agreement in accordance with their terms,
(iii) the issuance of Duke Employee Stock Options and the grant of other equity compensation awards pursuant to the Duke Option Plans in accordance with their terms providing, in aggregate, up to 5,000,000 shares of Duke Common Stock in any 12-month period following the date of this Agreement, provided, however, that any Duke Employee Stock Options and equity awards granted after the date of this Agreement shall be granted on terms pursuant to which such Duke Employee Stock Options and equity awards shall not vest on the Duke Shareholder Approval or otherwise on the occurrence of the transactions contemplated hereby and shall, at the Duke Effective Time, be converted into options or equity based awards to acquire or in respect of, as applicable, Company Common Stock in the manner contemplated by Section 5.06, and (iv) the pro rata issuance by a subsidiary of its capital stock to its shareholders, provided, further, that any shares of Duke Common Stock that Duke or its subsidiaries shall contribute, directly or indirectly, to any employee benefit plan (including any plan intended to satisfy the requirements of Section 401(a) of the Code) or that Duke or its subsidiaries shall make subject to any dividend reinvestment or similar plan shall be shares purchased in open-market or privately negotiated transactions, but shall not constitute newly issued shares of Duke Common Stock), or modify or amend any right of any holder of outstanding shares of its capital stock or any Option with respect thereto other than to give effect to
Section 5.06.

                        (e) Acquisitions; Capital Expenditures. Except for (x) acquisitions of, or capital expenditures relating to, the entities, assets and facilities identified in Section 4.02(e) of the Duke Disclosure Letter, (y) expenditures of amounts set forth in Duke's capital expenditure plan included in
Section 4.02(e) of the Duke Disclosure Letter, and (z) capital expenditures (1) required by law or Governmental Authorities or (2) incurred in connection with the repair or replacement of facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance), Duke shall not, nor shall it permit any of its subsidiaries to, make any capital expenditures, or acquire or agree to acquire (whether by merger, consolidation, purchase or otherwise) any person or assets, if (A) the expected gross expenditures and commitments pursuant thereto (including the amount of any indebtedness and amounts received for negative trading positions assumed) exceeds or may exceed (i) $300,000,000, in the case of any acquisition or series of related acquisitions of any person, asset or property located in the United States, or (ii) $150,000,000 in the case of any acquisition or series of related acquisitions of any person, asset or property located outside of the United States (each acquisition or series of related acquisitions described in (i) and (ii), a "Duke Threshold Acquisition"),
(B) the expected gross expenditures and commitments pursuant thereto (including the amount of any indebtedness and amounts received for negative trading positions assumed) exceeds or may exceed, in the aggregate, $300,000,000 excluding all Duke Threshold Acquisitions identified in Section 4.02(e) of the Duke Disclosure Letter or to which Cinergy has previously consented in writing,
(C) any such acquisition or capital expenditure constitutes any line of business that is not conducted by Duke, its subsidiaries or the Duke Joint Ventures as of the date of this Agreement or extends any line of business of Duke, its subsidiaries or the Duke Joint Ventures into any geographic region outside of the continental United States or Canada in which Duke, its subsidiaries or the Duke Joint Ventures do not conduct business as of the date of this Agreement, or
(D) any such acquisition or capital expenditure is reasonably likely, individually or in the aggregate, to materially delay the satisfaction of the conditions set forth in Sections 6.02(d) or Sections 6.03(d) or prevent the satisfaction of such conditions.

                        (f) Dispositions. Except for (x) dispositions set forth in Section 4.02(f) of the Duke Disclosure Letter, (y) dispositions of obsolete equipment or assets or dispositions of assets being replaced, in each case in the ordinary course of business consistent with past practice and (z) dispositions by Duke or its subsidiaries of its assets in accordance with the terms of restructuring and divestiture plans mandated or approved by applicable local or state regulatory agencies, Duke shall not, nor shall it permit any of its subsidiaries to, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties if (A) the value of such disposition exceeds or may exceed (i) $300,000,000, in the case of any disposition or series of related dispositions of any person, asset or property located in the United States, or (ii) $150,000,000 in the case of any disposition or series of related dispositions of any person, asset or property located outside of the United States (each disposition or series of related dispositions described in (i) and (ii), a "Duke Threshold Disposition") or (B) the aggregate value of all such dispositions, excluding all Duke Threshold Dispositions identified in Section 4.02(f) of the Duke Disclosure Letter or to which Cinergy has previously consented in writing, exceeds or may exceed, in the aggregate, $300,000,000. For the purposes of this Section 4.02(f), the value of any disposition or series of related dispositions shall mean the greater of (i) the book value or (ii) the sales price, in each case of the person, asset or property which is the subject of such disposition and, in each case, together with the indebtedness and amounts paid for negative trading positions transferred by Duke or its subsidiaries in connection with such disposition.

                        (g) Indebtedness. Except as disclosed in Section
4.02(g) of the Duke Disclosure Letter, Duke shall not, nor shall it permit any of its subsidiaries to, (A) incur or guarantee any indebtedness or enter into any "keep well" or other agreement to maintain any financial condition of another person or enter into any arrangement having the economic effect of any of the foregoing (including any capital leases, "synthetic" leases or conditional sale or other title retention agreements) other than (i) short-term borrowings incurred in the ordinary course of business, (ii) letters of credit obtained in the ordinary course of business, (iii) borrowings made in connection with the refunding of existing indebtedness (x) at maturity or upon final mandatory redemption (without the need for the occurrence of any special event) or (y) at a lower cost of funds, (iv) borrowings to finance capital expenditures or acquisitions permitted pursuant to Section 4.02(e) or indebtedness assumed pursuant thereto, (v) other borrowings in an aggregate principal amount not to exceed $500,000,000 outstanding at any time, (vi) guarantees or other credit support issued pursuant to trading or marketing positions established prior to the date of this Agreement and (vii) in addition to the guarantees or other credit support contemplated by subsection (vi) of this Section 4.02(g), additional guarantees or other credit support issued in connection with trading or marketing activities in the ordinary course of business at any one time or
(B) make any loans or advances to any other person, other than (i) in the ordinary course of business consistent with past practice (ii) to any direct or indirect wholly- owned subsidiary of Duke, or, in the case of a subsidiary of Duke, to Duke or (iii) as required pursuant to any obligation in effect as of the date of this Agreement.

                        (h) Marketing of Energy; Trading. Duke shall not, nor shall it permit any of its subsidiaries to, (i) permit any material change in policies governing or otherwise relating to the trading or marketing of energy other than as a result of acquisitions or capital expenditures permitted pursuant to Section 4.02(e) or (ii) enter into any physical commodity transactions, exchange-traded futures and options transactions, over-the-counter transactions and derivatives thereof or similar transactions other than as permitted by the Duke Trading Guidelines.

                        (i) Employee Benefits. Except as required by law or the terms of any collective bargaining agreement or any Duke Employee Benefit Plan, or as disclosed in Section 4.02(i) of the Duke Disclosure Letter, Duke shall not, nor shall it permit any of its subsidiaries to, enter into, adopt, amend or terminate any Duke Employee Benefit Plan, or other agreement, arrangement, plan or policy between Duke or one of its subsidiaries and one or more of its directors, officers or employees (other than any amendment that is immaterial or administrative in nature), or except for normal increases in the ordinary course of business consistent with past practice, increase in any manner the compensation or fringe benefits of any director, executive officer or other employee, or, except for normal payments in the ordinary course of business consistent with past practice, pay any benefit not required by any plan or arrangement in effect as of the date of this Agreement, provided, however, that the foregoing shall not restrict Duke or its subsidiaries from (i) entering into or making available to newly hired officers and employees or to officers and employees in the context of promotions based on job performance or workplace requirements in the ordinary course of business consistent with past practice, plans, agreements, benefits and compensation arrangements (including incentive grants) that have, consistent with past practice, been made available to newly hired or promoted officers and employees, or (ii) entering into or amending collective bargaining agreements with existing collective bargaining representatives or newly certified bargaining units regarding mandatory subjects of bargaining under applicable law, in each case in a manner consistent with past practice to the extent permitted by law.

                        (j) Regulatory Status. Except as disclosed in Section 4.02(j) of the Duke Disclosure Letter, Duke shall not, nor shall it permit any of its subsidiaries to, agree or consent to any material agreements or material modifications of existing agreements or course of dealings with any Governmental Authority in respect of the operations of their businesses, except (i) as required by law to renew Permits or agreements in the ordinary course of business consistent with past practice, (ii) as may be necessary or required in connection with the consummation of any acquisition permitted pursuant to
Section 4.02(e), or (iii) to effect the consummation of the transactions contemplated hereby.

                        (k) Accounting. Duke shall not, nor shall it permit any of its subsidiaries to, make any changes in their accounting methods materially affecting the reported consolidated assets, liabilities or results of operations of Duke, except as required by law or GAAP.

                        (l) Insurance. Duke shall, and shall cause its subsidiaries to, maintain with financially responsible insurance companies (or through self-insurance, consistent with past practice) insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

                        (m) Taxes. Except as could not reasonably be expected to have a material adverse effect on Duke, Duke shall not, nor shall it permit any of its subsidiaries to, (i) settle any claim, action or proceeding relating to Taxes or (ii) make any Tax election (this clause (m) being the sole provision of this Section 4.02 governing Tax matters).

                        (n) Company Actions. Duke shall not permit the Company or any of its subsidiaries to take, or to commit to take, any action after the Duke Effective Time and prior to the Cinergy Effective Time, except for the actions expressly set forth in this Agreement as actions to be taken by any such person during such period.

                  Section 4.03 No Solicitation by Cinergy.

                        (a) Cinergy shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees to, and shall use its reasonable best efforts to cause any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries not to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or knowingly take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes a Cinergy Takeover Proposal (as defined below) or (ii) participate in any negotiations or substantive discussions regarding any Cinergy Takeover Proposal; provided, however, that if, at any time prior to receipt of the Cinergy Shareholder Approval (the "Cinergy Applicable Period"), the Board of Directors of Cinergy determines in good faith, after consultation with its legal and financial advisors, that a Cinergy Takeover Proposal that was not solicited by it and that did not otherwise result from a breach (other than in immaterial respects) of this Section 4.03(a) is, or is reasonably likely to result in, a Cinergy Superior Proposal (as defined in Section 4.03(b)), and subject to providing prior written notice of its decision to take such action to Duke and compliance with Section 4.03(c), Cinergy may (x) furnish information with respect to Cinergy and its subsidiaries to the person making such proposal (and its representatives) pursuant to a customary confidentiality agreement containing terms no less favorable to Cinergy than those set forth in the Confidentiality Agreement (the "Confidentiality Agreement") dated November 10, 2004, between Cinergy and Duke (provided, that such confidentiality agreement shall not in any way restrict Cinergy from complying with its disclosure obligations under this Agreement, including with respect to such proposal, but such confidentiality agreement may allow such party to submit to Cinergy a proposal or offer relating to a transaction) and (y) participate in discussions or negotiations regarding such proposal. Cinergy, its subsidiaries and their representatives immediately shall cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any Cinergy Takeover Proposal. For purposes of this Agreement, "Cinergy Takeover Proposal" means any bona fide inquiry, proposal or offer from any person relating to (i) any direct or indirect acquisition or purchase of a business (a "Cinergy Material Business") that constitutes 20% or more of the net revenues, net income or the assets (including equity securities) of Cinergy and its subsidiaries, taken as a whole, (ii) any direct or indirect acquisition or purchase of 20% or more of any class of voting securities of Cinergy or 20% or more of the voting power of any class of stock of any subsidiary of Cinergy owning, operating or controlling a Cinergy Material Business, (iii) any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of voting securities of Cinergy or 20% or more of the voting power of any class of stock of any subsidiary of Cinergy owning, operating or controlling a Cinergy Material Business, or (iv) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Cinergy or any such subsidiary of Cinergy owning, operating or controlling a Cinergy Material Business, in each case other than the transactions contemplated by this Agreement.

                        (b) Except as contemplated by this Section 4.03, neither the Board of Directors of Cinergy nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Duke, the approval or recommendation by such Board of Directors or such committee of this Agreement or the Cinergy Merger, (ii) approve or recommend, or propose publicly to approve or recommend, any Cinergy Takeover Proposal, or (iii) cause Cinergy to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Cinergy Acquisition Agreement") related to any Cinergy Takeover Proposal. Notwithstanding the foregoing:

                            (i) in response to a Cinergy Takeover Proposal that was not solicited by it and that did not otherwise result from a breach (other than in immaterial respects) of Section 4.03(a), during the Cinergy Applicable Period, the Board of Directors of Cinergy may, if it determines in good faith, after consulting with outside counsel, that the failure to take such action would be reasonably likely to result in a breach of the Board of Directors' fiduciary obligations under applicable law, (A) withdraw or modify, or propose publicly to withdraw or modify, the approval or recommendation by such Board of Directors or any committee thereof of this Agreement or the Cinergy Merger, (B) approve or recommend, or propose to approve or recommend, any Cinergy Superior Proposal, or (C) terminate this Agreement pursuant to Section 7.01(d), but only after (1) in the case of each of clauses (B) or (C), such Board of Directors has determined in good faith that such Cinergy Takeover Proposal constitutes a Cinergy Superior Proposal, and (2) in the case of clause (C), (I) Cinergy has notified Duke in writing of the determination that such Cinergy Takeover Proposal constitutes a Cinergy Superior Proposal and (II) at least five business days following receipt by Duke of such notice, the Board of Directors of Cinergy has determined that such Cinergy Superior Proposal remains a Cinergy Superior Proposal; and

                            (ii) in circumstances other than as provided in
     Section 4.03(b)(i), during the Cinergy Applicable Period, the Board of Directors of Cinergy may, if it determines in good faith, after consulting with outside counsel, that the failure to take such action would be reasonably likely to result in a breach of the Board of Directors' fiduciary obligations under applicable law, withdraw or modify, or propose publicly to withdraw or modify, the approval or recommendation by such Board of Directors or any committee thereof of this Agreement or the Cinergy Merger, but only after (1) Cinergy has notified Duke in writing that the Board of Directors of Cinergy is prepared to make the determination set forth in this clause (ii) setting forth the reasons therefore in sufficient detail, (2) for a period of five business days following Duke's receipt of the notice set forth in clause (1) of this sentence, Cinergy negotiates with Duke in good faith to make such adjustments to the terms and conditions of this Agreement, the Mergers and the other transactions contemplated hereby as would enable the Cinergy Board of Directors to proceed with its recommendation of this Agreement, the Cinergy Merger and the other transactions contemplated hereby and (3) at the end of such five-business day period the Board of Directors of Cinergy maintains its determination described in this clause (ii) (after taking into account Duke's proposed adjustments to the terms and conditions of this Agreement, the Mergers and the other transactions contemplated hereby).

                  For purposes of this Agreement, "Cinergy Superior Proposal" means any written Cinergy Takeover Proposal that the Board of Directors of Cinergy determines in good faith (after consultation with a financial advisor of nationally recognized reputation) to be more favorable (taking into account (i) all financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of such Cinergy Takeover Proposal and the Mergers and the other transactions contemplated by this Agreement deemed relevant by the Board of Directors, (ii) the identity of the third party making such Cinergy Takeover Proposal, and (iii) the conditions and prospects for completion of such Cinergy Takeover Proposal) to Cinergy's shareholders than the Cinergy Merger, the Duke Merger and the other transactions contemplated by this Agreement (taking into account all of the terms of any proposal by Duke to amend or modify the terms of the Cinergy Merger and the other transactions contemplated by this Agreement), except that (x) the reference to "20%" in clauses (i), (ii) and
(iii) of the definition of "Cinergy Takeover Proposal" in Section 4.03(a) shall be deemed to be a reference to "50%", (y) a "Cinergy Takeover Proposal" shall only be deemed to refer to a transaction involving Cinergy, and not any of its subsidiaries or Cinergy Material Businesses alone, and (z) the references to "or any subsidiary of Cinergy owning, operating or controlling a Cinergy Material Business" in clauses (ii), (iii) and (iv) shall be deemed to be deleted.

                        (c) In addition to the obligations of Cinergy set forth in paragraphs (a) and (b) of this Section 4.03, Cinergy shall as promptly as practicable advise Duke, orally and in writing, of any request for information or of any Cinergy Takeover Proposal (and in any case within 24 hours of such request or the receipt of such Cinergy Takeover Proposal), the principal terms and conditions of such request or Cinergy Takeover Proposal and the identity of the person making such request or Cinergy Takeover Proposal. Cinergy shall keep Duke informed of the status and details (including amendments or proposed amendments) of any such request or Cinergy Takeover Proposal. Contemporaneously with any termination by Cinergy of this Agreement pursuant to
Section 7.01(b)(i), Cinergy shall provide Duke with a written verification that it has complied with its obligations pursuant to this Section 4.03(c) (other than noncompliance which is immaterial).

                        (d) Nothing contained in this Section 4.03 shall prohibit Cinergy from (i) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Cinergy's shareholders if, in the good faith judgment of the Board of Directors of Cinergy, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law or (ii) taking actions permitted by Section 4.01(f).

                      Section 4.04 No Solicitation by Duke.

                        (a) Duke shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees to, and shall use its reasonable best efforts to cause any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries not to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or knowingly take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes a Duke Takeover Proposal (as defined below) or (ii) participate in any negotiations or substantive discussions regarding any Duke Takeover Proposal; provided, however, that if, at any time prior to receipt of the Duke Shareholder Approval (the "Duke Applicable Period"), the Board of Directors of Duke determines in good faith, after consultation with its legal and financial advisors, that a Duke Takeover Proposal that was not solicited by it and that did not otherwise result from a breach (other than in immaterial respects) of this Section 4.04(a) is, or is reasonably likely to result in, a Duke Superior Proposal (as defined in Section 4.04(b)), and subject to providing prior written notice of its decision to take such action to Cinergy and compliance with Section 4.04(c), Duke may (x) furnish information with respect to Duke and its subsidiaries to the person making such proposal (and its representatives) pursuant to a customary confidentiality agreement containing terms no less favorable to Duke than those set forth in the Confidentiality Agreement (provided, that such confidentiality agreement shall not in any way restrict Duke from complying with its disclosure obligations under this Agreement, including with respect to such proposal, but such confidentiality agreement may allow such party to submit to Duke a proposal or offer relating to a transaction) and (y) participate in discussions or negotiations regarding such proposal. Duke, its subsidiaries and their representatives immediately shall cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any Duke Takeover Proposal. For purposes of this Agreement, "Duke Takeover Proposal" means any bona fide inquiry, proposal or offer from any person relating to (i) any direct or indirect acquisition or purchase of a business (a "Duke Material Business") that constitutes 20% or more of the net revenues, net income or the assets (including equity securities) of Duke and its subsidiaries, taken as a whole, (ii) any direct or indirect acquisition or purchase of 20% or more of any class of voting securities of Duke or 20% or more of the voting power of any class of stock of any subsidiary of Duke owning, operating or controlling a Duke Material Business, (iii) any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of voting securities of Duke or 20% or more of the voting power of any class of stock of any subsidiary of Duke owning, operating or controlling a Duke Material Business, or (iv) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Duke or any such subsidiary of Duke owning, operating or controlling a Duke Material Business, in each case other than the transactions contemplated by this Agreement.

                        (b) Except as contemplated by this Section 4.04, neither the Board of Directors of Duke nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Cinergy, the approval or recommendation by such Board of Directors or such committee of this Agreement or the Duke Merger, (ii) approve or recommend, or propose publicly to approve or recommend, any Duke Takeover Proposal, or
(iii) cause Duke to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Duke Acquisition Agreement") related to any Duke Takeover Proposal. Notwithstanding the foregoing:

                            (i) in response to a Duke Takeover Proposal that was not solicited by it and that did not otherwise result from a breach (other than in immaterial respects) of Section 4.04(a), during the Duke Applicable Period, the Board of Directors of Duke may, if it determines in good faith, after consulting with outside counsel, that the failure to take such action would be reasonably likely to result in a breach of the Board of Directors' fiduciary obligations under applicable law, (A) withdraw or modify, or propose publicly to withdraw or modify, the approval or recommendation by such Board of Directors or any committee thereof of this Agreement or the Duke Merger, (B) approve or recommend, or propose to approve or recommend, any Duke Superior Proposal, or (C) terminate this Agreement pursuant to Section 7.01(f), but only after (1) in the case of each of clauses (B) or (C), such Board of Directors has determined in good faith that such Duke Takeover Proposal constitutes a Duke Superior Proposal, and (2) in the case of clause (C), (I) Duke has notified Cinergy in writing of the determination that such Duke Takeover Proposal constitutes a Duke Superior Proposal and (II) at least five business days following receipt by Cinergy of such notice, the Board of Directors of Duke has determined that such Duke Superior Proposal remains a Duke Superior Proposal; and

                            (ii) in circumstances other than as provided in
     Section 4.04(b)(i), during the Duke Applicable Period, the Board of Directors of Duke may, if it determines in good faith, after consulting with outside counsel, that the failure to take such action would be reasonably likely to result in a breach of the Board of Directors' fiduciary obligations under applicable law, withdraw or modify, or propose publicly to withdraw or modify, the approval or recommendation by such Board of Directors or any committee thereof of this Agreement or the Duke Merger, but only after (1) Duke has notified Cinergy in writing that the Board of Directors of Duke is prepared to make the determination set forth in this clause (ii) setting forth the reasons therefor in sufficient detail, (2) for a period of five business days following Cinergy's receipt of the notice set forth in clause (1) of this sentence, Duke negotiates with Cinergy in good faith to make such adjustments to the terms and conditions of this Agreement, the Mergers and the other transactions contemplated hereby as would enable the Duke Board of Directors to proceed with its recommendation of this Agreement, the Duke Merger and the other transactions contemplated hereby and (3) at the end of such five-business day period the Board of Directors of Duke maintains its determination described in this clause (ii) (after taking into account Cinergy's proposed adjustments to the terms and conditions of this Agreement, the Mergers and the other transactions contemplated hereby).

                  For purposes of this Agreement, a "Duke Superior Proposal" means any written Duke Takeover Proposal that the Board of Directors of Duke determines in good faith (after consultation with a financial advisor of nationally recognized reputation) to be more favorable (taking into account (i) all financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of such Duke Takeover Proposal and the Mergers and the other transactions contemplated by this Agreement deemed relevant by the Board of Directors, (ii) the identity of the third party making such Duke Takeover Proposal, and (iii) the conditions and prospects for completion of such Duke Takeover Proposal) to Duke's shareholders than the Duke Merger and the other transactions contemplated by this Agreement (taking into account all of the terms of any proposal by Cinergy to amend or modify the terms of the Duke Merger, the Cinergy Merger and the other transactions contemplated by this Agreement), except that (x) the reference to "20%" in clauses (i), (ii) and
(iii) of the definition of "Duke Takeover Proposal" in Section 4.04(a) shall be deemed to be a reference to "50%", (y) a "Duke Takeover Proposal" shall only be deemed to refer to a transaction involving Duke, and not any of its subsidiaries or Duke Material Businesses alone, and (z) the references to "or any subsidiary of Duke owning, operating or controlling a Duke Material Business" in clauses
(ii), (iii) and (iv) shall be deemed to be deleted.

                        (c) In addition to the obligations of Duke set forth in paragraphs (a) and (b) of this Section 4.04, Duke shall as promptly as practicable advise Cinergy, orally and in writing, of any request for information or of any Duke Takeover Proposal (and in any case within 24 hours of such request or the receipt of such Duke Takeover Proposal), the principal terms and conditions of such request or Duke Takeover Proposal and the identity of the person making such request or Duke Takeover Proposal. Duke shall keep Cinergy informed of the status and details (including amendments or proposed amendments) of any such request or Duke Takeover Proposal. Contemporaneously with any termination by Duke of this Agreement pursuant to Section 7.01(b)(i), Duke shall provide Cinergy with a written verification that it has complied with its obligations pursuant to this Section 4.03(c) (other than noncompliance which is immaterial).

                        (d) Nothing contained in this Section 4.04 shall prohibit Duke from (i) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Duke's shareholders if, in the good faith judgment of the Board of Directors of Duke, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law or
(ii) taking actions permitted by Section 4.02(f).

                  Section 4.05 Other Actions. Each of Cinergy and Duke shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect, or (iii) any condition to the Mergers set forth in Article VI not being satisfied.

                  Section 4.06 Coordination of Dividends. From the date of this Agreement until the Effective Time, Duke and Cinergy shall coordinate with each other regarding the declaration and payment of dividends in respect of the shares of Cinergy Common Stock and Duke Common Stock and the record dates and payment dates relating thereto, including, if applicable, through the payment of the special dividend contemplated by Sections 4.01(c)(i)(A) and 4.02(c)(i)(A), it being the intention of Cinergy and Duke that no holder of Cinergy Common Stock, Duke Common Stock or Company Common Stock shall receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to its shares of Cinergy Common Stock or Duke Common Stock, as the case may be, and/or any shares of Company Common Stock any such holder receives in exchange therefor pursuant to the Mergers.

                  Section 4.07 Redemption of Duke Preferred Stock and Duke Preferred Stock A. Prior to the Duke Effective Time, Duke shall call for redemption all outstanding shares of Duke Preferred Stock and Duke Preferred Stock A at a redemption price equal to the amounts then required to be paid upon redemption of the applicable series of Duke Preferred Stock or Duke Preferred Stock A, as the case may be, pursuant to the term of each such series, together with all dividends accrued and unpaid to the date of such redemption. Duke shall use its reasonable best efforts to redeem all shares of Duke Preferred Stock and Duke Preferred Stock A so that no such shares shall be deemed to be outstanding as of the Duke Effective Time.

                  Section 4.08 Transfer of Certain Assets. Each of Duke, Cinergy and the Company shall, and shall cause each of their subsidiaries to, use their reasonable best efforts prior to the Closing to obtain all consents and approvals necessary to distribute at the Closing, or as soon as reasonably possible thereafter, the generation stations set forth on Section 4.08 of the Duke Disclosure Letter, (together the "Transferred Assets") to the Company and subsequently to contribute the Transferred Assets to The Cincinnati Gas & Electric and shall effect such distribution and contribution as promptly as practicable following the Cinergy Effective Time, subject to the receipt of all such necessary consents and approvals.

                                    ARTICLE V

                              Additional Agreements

                  Section 5.01 Preparation of the Form S-4 and the Joint Proxy Statement; Shareholders Meetings.

                        (a) As soon as practicable following the date of this Agreement, Cinergy and Duke shall prepare and file with the SEC the Joint Proxy Statement and Cinergy, Duke and the Company shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included. Each of Cinergy, Duke and the Company shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Cinergy will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to Cinergy's shareholders, and Duke will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to Duke's shareholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Each party hereto shall also take any action required to be taken under any applicable state or provincial securities laws in connection with the issuance of Company Common Stock in the Mergers and each party shall furnish all information concerning itself and its shareholders as may be reasonably requested in connection with any such action. Each party will advise the others, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Company Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If prior to the Effective Time any event occurs with respect to Cinergy, Duke or any subsidiary of Cinergy or Duke, respectively, or any change occurs with respect to information supplied by or on behalf of Cinergy or Duke, respectively, for inclusion in the Joint Proxy Statement or the Form S-4 that, in each case, is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the Form S-4, Cinergy or Duke, as applicable, shall promptly notify the other and the Company of such event, and Cinergy or Duke, as applicable, shall cooperate with the Company in the prompt filing with the SEC of any necessary amendment or supplement to the Joint Proxy Statement and the Form S-4 and, as required by law, in disseminating the information contained in such amendment or supplement to Cinergy's shareholders and to Duke's shareholders.

                        (b) Cinergy shall, as soon as reasonably practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Cinergy Shareholders Meeting") for the purpose of obtaining the Cinergy Shareholder Approval. Without limiting the generality of the foregoing, Cinergy agrees that its obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to Cinergy of any Cinergy Takeover Proposal, (ii) the withdrawal or modification by the Board of Directors of Cinergy of its approval or recommendation of this Agreement, the Cinergy Merger or the other transactions contemplated hereby, or (iii) the approval or recommendation of any Cinergy Superior Proposal. Notwithstanding any of the events set forth in clauses (i), (ii) and (iii) of the immediately preceding sentence, in the event Cinergy fulfills its obligations pursuant to this Section 5.01(b) and the Cinergy Shareholder Approval is not obtained at the Cinergy Shareholders Meeting, Duke shall not thereafter have the right to terminate this Agreement pursuant to Sections 7.01(h)(i) as a result of the Board of Directors of Cinergy (or any committee thereof) having, pursuant to
Section 4.03(b)(ii), withdrawn or modified, or proposed publicly to withdraw or modify, the approval or recommendation by such Board of Directors of this Agreement or the Cinergy Merger, provided Duke shall retain all other rights to terminate this Agreement set forth in Section 7.01.

                        (c) Duke shall, as soon as reasonably practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Duke Shareholders Meeting") for the purpose of obtaining the Duke Shareholder Approval. Without limiting the generality of the foregoing, Duke agrees that its obligations pursuant to the first sentence of this Section 5.01(c) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to Duke of any Duke Takeover Proposal, (ii) the withdrawal or modification by the Board of Directors of Duke of its approval or recommendation of this Agreement, the Duke Merger or the other transactions contemplated hereby, or (iii) the approval or recommendation of any Duke Superior Proposal. Notwithstanding any of the events set forth in clauses (i), (ii) and (iii) of the immediately preceding sentence, in the event Duke fulfills its obligations pursuant to this Section 5.01(c) and the Duke Shareholder Approval is not obtained at the Duke Shareholders Meeting, Cinergy shall not thereafter have the right to terminate this Agreement pursuant to Sections 7.01(g)(i) as a result of the Board of Directors of Duke (or any committee thereof) having, pursuant to Section 4.04(b)(ii), withdrawn or modified, or proposed publicly to withdraw or modify, the approval or recommendation by such Board of Directors of this Agreement or the Duke Merger, provided Cinergy shall retain all other rights to terminate this Agreement set forth in Section 7.01.

                          (d) Cinergy and Duke will use their reasonable best
efforts to hold the Duke Shareholders Meeting and the Cinergy Shareholders Meeting on the same date and as soon as practicable after the date of this Agreement.

                Section 5.02 Letters of Cinergy's Accountants. Cinergy shall use its reasonable best efforts to cause to be delivered to Duke two letters from Cinergy's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Duke, in form and substance reasonably satisfactory to Duke and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                  Section 5.03 Letters of Duke's Accountants. Duke shall use its reasonable best efforts to cause to be delivered to Cinergy two letters from Duke's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Cinergy, in form and substance reasonably satisfactory to Cinergy and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                  Section 5.04 Access to Information; Effect of Review.

                        (a) Access. Subject to the Confidentiality Agreement, to the extent permitted by applicable law, each of Cinergy and Duke shall, and shall cause each of its respective subsidiaries to, and, so long as consistent with its confidentiality obligations under its applicable agreements, shall use its respective reasonable best efforts to cause the Cinergy Joint Ventures and Duke Joint Ventures, respectively, to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, to the extent permitted by applicable law, each of Cinergy and Duke shall, and shall cause each of its respective subsidiaries to, and, so long as consistent with its confidentiality obligations under its applicable agreements, shall use its respective reasonable best efforts to cause the Cinergy Joint Ventures and Duke Joint Ventures, respectively, to, (i) confer on a regular and frequent basis with one or more representatives of the other party to discuss material operational and regulatory matters and the general status of its ongoing operations, (ii) advise the other party of any change or event that has had or could reasonably be expected to have a material adverse effect on such party, and (iii) furnish promptly all other information concerning its business, properties and personnel, in each case as such other party may reasonably request; provided, however, that no actions shall be taken pursuant to this
Section 5.04(a) that would result in a waiver of the attorney/client privilege. Notwithstanding the foregoing, if a party requests access to proprietary information of the other party, the disclosure of which would have a material adverse effect on the other party if the Closing were not to occur (giving effect to the requesting party's obligations under the Confidentiality Agreement), such information shall only be disclosed to the extent reasonably agreed upon by the chief financial officers (or their designees) of Cinergy and Duke. All information exchanged pursuant to this Section 5.04(a) shall be subject to the Confidentiality Agreement.

                        (b) Effect of Review. No review pursuant to this
Section 5.04 shall have any effect for the purpose of determining the accuracy of any representation or warranty given by any of the parties hereto to any of the other parties hereto.

                  Section 5.05 Regulatory Matters; Reasonable Best Efforts.

                        (a) Regulatory Approvals. Each party hereto shall cooperate and promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions and filings, and shall use reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things in order to obtain all approvals and authorizations of all Governmental Authorities, necessary or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the Mergers and the other transactions contemplated by this Agreement, including the Cinergy Required Statutory Approvals and the Duke Required Statutory Approvals; provided, however, that Cinergy shall have primary responsibility for the preparation and filing of any related applications, filings or other materials with the PUCO, the IURC and the KPSC and, provided, further, that Duke shall have primary responsibility for the preparation and filing of any related applications, filings or other materials with the NCUC and the PSCSC. Cinergy shall have the right to review and approve in advance all characterizations of the information relating to Cinergy, on the one hand, and Duke shall have the right to review and approve in advance all characterizations of the information relating to Duke, on the other hand, in either case, that appear in any application, notice, petition or filing made in connection with the Mergers or the other transactions contemplated by this Agreement. Cinergy and Duke agree that they will consult and cooperate with each other with respect to the obtaining of all such necessary approvals and authorizations of Governmental Authorities. On or about the date which is the twelve-month anniversary of the date of this Agreement, the parties shall mutually determine in good faith whether the failure to extend the dates set forth in Section 7.01(b)(i) would be reasonably likely to result in the failure to receive required consents and approvals from Governmental Authorities in light of the facts and circumstances in existence on or about such twelve-month anniversary, and if the parties determine that such an extension is appropriate, they shall negotiate the terms and length of such extension in good faith.

                        (b) Further Actions. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the Mergers and the other transactions contemplated by this Agreement, including (i) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, and (ii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. Notwithstanding the foregoing, as used in this Section 5.05, "reasonable best efforts" shall not include nor require any party, except as set forth in Section 5.05(b) of the Duke Disclosure Letter, to (A) sell, or agree to sell, hold or agree to hold separate, or otherwise dispose or agree to dispose of any asset, in each case if such sale, separation or disposition or agreement with respect thereto (i) would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company, Cinergy or Duke (provided that for the purposes of determining whether a potential adverse effect would constitute a material adverse effect for the purposes of this clause (i), each of the Company, Cinergy and Duke and their respective subsidiaries, taken as a whole, shall each be deemed to be a consolidated group of entities of the size and scale of Cinergy and its subsidiaries, taken as a whole), (ii) would involve any capital stock of Duke Energy Gas Transmission Corporation or any capital stock of its subsidiaries or any of their respective assets, other than a de minimis amount of such assets or (iii) is of the Transferred Assets or with respect to the Transferred Assets and as a result of such sale, separation, disposition or agreement with respect thereto, thereafter the remaining Transferred Assets held by Duke or its subsidiaries would include less than 1,500 megawatts, or (B) conduct or agree to conduct its business in any particular manner if such conduct or agreement with respect thereto would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company, Cinergy, or Duke (provided that for the purposes of determining whether a potential adverse effect would constitute a material adverse effect for the purposes of this clause (ii), each of the Company, Cinergy and Duke and their respective subsidiaries, taken as a whole, shall be deemed to be a consolidated group of entities of the size and scale of Cinergy and its subsidiaries, taken as a whole.

                        (c) State Anti-Takeover Statutes. Without limiting the generality of Section 5.05(b), Cinergy and Duke shall (i) take all action necessary to ensure that no state anti-takeover statute or similar statute or regulation is or becomes applicable to the Mergers, this Agreement or any of the other transactions contemplated by this Agreement and (ii) if any state anti-takeover statute or similar statute or regulation becomes applicable to the Mergers, this Agreement or any other transaction contemplated by this Agreement, take all action necessary to ensure that the Mergers and the other transactions contemplated by this Agreement may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Mergers and the other transactions contemplated by this Agreement.

                  Section 5.06 Stock Options; Restricted Stock and Equity Awards; Stock Plans.

                       (a) (i) At the Effective Time, all outstanding stock options (the "Cinergy Employee Stock Options") granted under the Cinergy Employee Stock Option Plans, whether vested or unvested, shall be converted into an option to acquire, on the same terms and conditions as were applicable under such Cinergy Employee Stock Option, including vesting (taking into account any acceleration of vesting that may occur as a result of the transactions contemplated hereby), a number of shares of Company Common Stock equal to the number of shares of Cinergy Common Stock subject to such Cinergy Employee Stock Option immediately before the Cinergy Effective Time multiplied by the Cinergy Ratio (rounded to the nearest whole share) at a price per share of Company Common Stock equal to the price per share under such Cinergy Stock Option divided by the Cinergy Ratio (rounded to the nearest cent) (each, as so adjusted, a "Cinergy Adjusted Option");

                            (ii) Prior to the Effective Time, Cinergy shall make such other changes to the Cinergy Employee Stock Option Plans as Cinergy and Duke may agree are appropriate to give effect to the Cinergy Merger;

                            (iii) At the Effective Time, each restricted share of Cinergy Common Stock ("Cinergy Restricted Stock") shall be converted into a number of restricted shares of Company Common Stock equal to the number of restricted shares of Cinergy Common Stock multiplied by the Cinergy Ratio, on the same terms and conditions as were applicable to such share of Cinergy Common Stock, including vesting (taking into account any acceleration of vesting that may occur as a result of the transactions contemplated hereby) ("Cinergy Adjusted Restricted Stock"); and

                            (iv) except as disclosed in Section 5.06(a) of the Cinergy Disclosure Letter, all outstanding Cinergy equity or equity-based awards other than Cinergy Employee Stock Options and Cinergy Restricted Stock (together, "Cinergy Awards"), whether vested or unvested, as of immediately prior to the Cinergy Effective Time shall be converted into an equity or equity-based award in respect of a number of shares of Company Common Stock equal to the number of Cinergy Common Stock represented by such award multiplied by the Cinergy Ratio, on the same terms and conditions as were applicable to such Cinergy equity or equity-based award, including vesting (taking into account any acceleration of vesting that may occur as a result of the transactions contemplated hereby) ("Cinergy Adjusted Awards").

                            (v) Prior to the Cinergy Effective Time, the Board of Directors of Cinergy (or, if appropriate, any committee administering the Cinergy Employee Stock Option Plans) shall adopt such resolutions or take such other actions as may be required to effect the foregoing and to ensure that the conversion pursuant to Section 2.01(b) of the Cinergy Common Stock held by any director or officer of Cinergy and the conversion pursuant to this Section 5.06(a) into Cinergy Adjusted Options of Cinergy Employee Stock Options, Cinergy Adjusted Restricted Stock of Cinergy Restricted Stock and Cinergy Adjusted Awards of Cinergy Awards held by any director or officer of Cinergy will be eligible for exemption under Rule 16b-3(e) under the Exchange Act. Notwithstanding anything in Section 5.06(a) to the contrary, to the extent that the adjustments set forth in
     Section 5.06(a) would otherwise result in the adjustment being treated as a new grant of stock options or deferred compensation under Section 409A of the Code, the number of shares subject to any Cinergy Adjusted Option, Cinergy Adjusted Restricted Stock or Cinergy Adjusted Awards converted pursuant to Section 5.06(a) and the exercise price per share of any Cinergy Adjusted Option converted pursuant to Section 5.06(a) shall be determined in a manner that will not result in such conversions being treated as a new grant of stock options or deferred compensation under Section 409A of the Code and most closely reflects the economics of the adjustment pursuant to
     Section 5.06(a).

                      (b) (i) At the Duke Effective Time, all outstanding stock options (the "Duke Employee Stock Options") granted under the Duke Option Plans, whether vested or unvested, shall be converted into an option to acquire, on the same terms and conditions as were applicable under such Duke Employee Stock Option after taking into account the transactions contemplated hereby, the same number of shares of Company Common Stock at the same price per share of Company Common Stock (each, as so adjusted, a "Duke Adjusted Option", and, together with the Cinergy Adjusted Options, the "Adjusted Options");

                            (ii) Prior to the Duke Effective Time, Duke shall make such other changes to the Duke Option Plans as Cinergy and Duke may agree are appropriate to give effect to the Duke Merger;

                            (iii) At the Duke Effective Time, each restricted share of Duke Common Stock (the "Duke Restricted Stock") shall be converted into a restricted share of Company Common Stock, on the same terms and conditions as were applicable to such share of Duke Common Stock after taking into account the transactions contemplated hereby (the "Duke Adjusted Restricted Stock"); and

                            (iv) except as disclosed in Section 5.06(b) of the Duke Disclosure Letter, all outstanding Duke equity or equity-based awards other than Duke Employee Stock Options and Duke Restricted Stock (together, "Duke Awards"), whether vested or unvested, as of immediately prior to the Duke Effective Time shall be converted into an equity or equity-based award in respect of the same number of shares of Company Common Stock, on the same terms and conditions as were applicable to such Duke equity or equity-based award after taking into account the transactions contemplated hereby ("Duke Adjusted Awards").

                            (v) Prior to the Duke Effective Time, the Board of Directors of Duke (or, if appropriate, any committee administering the Duke Option Plans) shall adopt such resolutions or take such other actions as may be required to effect the foregoing and to ensure that the conversion pursuant to Section 2.01(a) of the Duke Common Stock held by any director or officer of Cinergy and the conversion pursuant to this Section 5.06(b) into Duke Adjusted Options of Duke Employee Stock Options, Duke Adjusted Restricted Stock of Duke Restricted Stock and Duke Adjusted Awards of Duke Awards held by any director or officer of Duke will be eligible for exemption under Rule 16b-3(e) under the Exchange Act. Notwithstanding anything in Section 5.06(b) to the contrary, to the extent that the adjustments set forth in Section 5.06(b) would otherwise result in the adjustment being treated as a new grant of stock options or deferred compensation under Section 409A of the Code, the number of shares subject to any Duke Adjusted Option, Duke Adjusted Restricted Stock or Duke Adjusted Awards converted pursuant to Section 5.06(b) and the exercise price per share of any Duke Adjusted Option converted pursuant to Section 5.06(b) shall be determined in a manner that will not result in such conversions being treated as a new grant of stock options or deferred compensation under Section 409A of the Code and most closely reflects the economics of the adjustment pursuant to Section 5.06(b).

                        (c) Prior to the Duke Effective Time, the Board of Directors of the Company shall adopt such resolutions or take such other actions as may be required to ensure to the maximum extent permitted by law that the conversion pursuant to Section 2.01(b) of the Duke Common Stock held by any director or officer of Duke, the conversions pursuant to Section 5.06(b), the conversion pursuant to Section 2.01(a) of the Cinergy Common Stock held by any director or officer of Cinergy and the conversion pursuant to Section 5.06(a) will be eligible for exemption under Rule 16b-3(e) under the Exchange Act. Prior to the Cinergy Effective Time or the Duke Effective Time, as the case may be, Duke and Cinergy, as applicable, shall each deliver to the holders of Cinergy Employee Stock Options and Duke Employee Stock Options (collectively, the "Stock Options") appropriate notices setting forth such holders' rights pursuant to the respective Cinergy Employee Stock Option Plans or Duke Option Plans, as the case may be (collectively, the "Stock Plans"), and the agreements evidencing the grants of such Stock Options, and that such Stock Options and agreements shall be assumed by the Company and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.06 after giving effect to the Mergers).

                        (d) Except as otherwise contemplated by this Agreement and except to the extent required under the respective terms of the Stock Options, all restrictions or limitations on transfer and vesting with respect to Stock Options awarded under the Stock Plans, or any other plan, program or arrangement of Cinergy, Duke or any of their subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such Stock Options after giving effect to the Mergers and the assumption by the Company as set forth above.

                        (e) At the Cinergy Effective Time, by virtue of the Mergers, the Stock Plans shall be assumed by the Company, with the result that all obligations of Cinergy and Duke under the Stock Plans, including with respect to awards outstanding at the Effective Time under each Stock Plan, shall be obligations of the Company following the Effective Time. Prior to the Cinergy Effective Time, the Company shall take all necessary actions for the assumption of the Stock Plans, including the reservation, issuance and listing of Company Common Stock in a number at least equal to the number of shares of Company Common Stock that will be subject to Adjusted Options. As promptly as practicable following the Cinergy Effective Time, the Company shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Company Common Stock determined in accordance with the preceding sentence. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as Adjusted Options remain outstanding.

                  Section 5.07 Employee Matters.

                        (a) Following the Cinergy Effective Time, the Company will (subject to this Section 5.07 and Section 5.08), or, as applicable, will cause its subsidiaries to, honor all obligations under any contracts, agreements, collective bargaining agreements, plans (as such may be amended in accordance with this Agreement) and commitments of Cinergy and Duke and their respective subsidiaries that exist on the date of this Agreement (or as established or amended in accordance with or permitted by this Agreement) that apply to any current or former employee, or current or former director, of Cinergy or Duke or any of their subsidiaries; provided, however, that this undertaking is not intended to prevent the Company or its subsidiaries from enforcing such contracts, agreements, collective bargaining agreements, plans (as such may be amended in accordance with this Agreement) and commitments in accordance with their terms, including any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment. The Company acknowledges on behalf of itself and its subsidiaries that the Mergers and the transactions contemplated by this Agreement shall constitute a "Change of Control" or a "Change in Control," as applicable under the Cinergy Employee Stock Options and Cinergy Employee Benefit Plans. Until the first anniversary of the Effective Time, the Company shall provide, or shall cause to be provided, to each individual who is an employee of Cinergy or its subsidiaries (exclusive of any individual who is employed subject to a collective bargaining agreement) immediately prior to the Cinergy Effective Time ("Cinergy Employees") compensation and benefits from time to time that are no less favorable, in the aggregate, than the compensation and benefits provided to Cinergy Employees immediately prior to the Effective time.

                        (b) At the Cinergy Effective Time, it shall be the intent of the Company, that (subject to obligations under applicable law and applicable collective bargaining agreements) (i) any reductions in the employee work force of the Company and its subsidiaries shall be made in light of the circumstances and the objectives to be achieved, giving consideration to previous work history, job experience and qualifications and such other factors as the Company and its subsidiaries consider appropriate, without regard to whether employment prior to the Effective Time was with Cinergy and its subsidiaries or Duke and its subsidiaries, and any employees whose employment is terminated or jobs are eliminated by the Company or any of its subsidiaries during such period shall be entitled to participate on a fair and equitable basis (as determined by the Company and its subsidiaries) in the job opportunity and employment placement programs offered by the Company or any of its subsidiaries for which they are eligible and (ii) employees shall be entitled to participate in all job training, career development and educational programs of the Company and its subsidiaries for which they are eligible, and shall be entitled to be considered for any job opportunities with the Company and its subsidiaries, in each case without regard to whether employment prior to the Cinergy Effective Time was with Cinergy and its subsidiaries or Duke and its subsidiaries. Until the later to occur of (w) the first anniversary of the Cinergy Effective Time and (x) December 31, 2007 (the "Severance Maintenance Period"), Cinergy Employees shall be eligible to receive severance benefits (exclusive of severance benefits provided pursuant to individual agreements or pursuant to arrangements covering only select highly compensated or management employees) in amounts and on terms and conditions no less favorable than the more favorable of (y) those provided to Cinergy Employees pursuant to policies in effect immediately prior to the Cinergy Effective Time, or (z) those provided to similarly situated employees of Duke or its subsidiaries immediately prior to the Effective Time pursuant to policies (other than the DENA Asset Partners, L.P. 2003-2005 Severance Benefits Plan) as in effect from time to time during the Severance Maintenance Period.

                        (c) Subject to its obligations under applicable law and applicable collective bargaining agreements, the Company and its subsidiaries shall give credit under each of their respective employee benefit plans, programs and arrangements to employees for all service prior to the Cinergy Effective Time with Cinergy or Duke or their respective subsidiaries, as applicable, or any predecessor employer (to the extent that such credit was given by Cinergy or Duke or any of their respective subsidiaries, as applicable) for all purposes for which such service was taken into account or recognized by Cinergy or Duke or their respective subsidiaries, as applicable, but not to the extent crediting such service would result in duplication of benefits (including for benefit accrual purposes under defined benefit pension plans).

                Section 5.08 Indemnification, Exculpation and Insurance.

                        (a) Each of the Company, Cinergy, Duke, Merger Sub A and Merger Sub B agrees that, to the fullest extent permitted under applicable law, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Cinergy Effective Time now existing in favor of the current or former directors, officers, employees or fiduciaries under benefit plans currently indemnified of Cinergy and its subsidiaries or Duke and its subsidiaries, as the case may be, as provided in their respective certificate or articles of incorporation, by-laws (or comparable organizational documents) or other agreements providing indemnification shall survive the Mergers and shall continue in full force and effect in accordance with their terms. In addition, from and after the Cinergy Effective Time, directors, officers, employees and fiduciaries under benefit plans currently indemnified of Cinergy or Duke or their respective subsidiaries who become directors, officers, employees or fiduciaries under benefit plans of the Company will be entitled to the indemnity rights and protections afforded to directors, officers, employees and fiduciaries under benefit plans of the Company.

                        (b) For six years after the Effective Time, the Company shall maintain in effect the directors' and officers' liability (and fiduciary) insurance policies currently maintained by Cinergy and Duke covering acts or omissions occurring on or prior to the Effective Time with respect to those persons who are currently covered by Cinergy's and Duke's respective directors' and officers' liability (and fiduciary) insurance policies on terms with respect to such coverage and in amounts no less favorable than those set forth in the relevant policy in effect on the date of this Agreement. If such no less favorable insurance coverage cannot be maintained, the Company shall maintain the most advantageous policies of directors' and officers' insurance otherwise obtainable. In addition, each of Duke and Cinergy may purchase a six-year "tail" prepaid policy prior to the Effective Time on terms and conditions no less advantageous to the Cinergy Indemnified Parties and Duke Indemnified Parties, or any other person entitled to the benefit of Sections 5.08(a) and (b), as applicable, than the existing directors' and officers' liability (and fiduciary) insurance maintained by Duke or Cinergy, as the case may be, covering without limitation the transactions contemplated hereby. If such "tail" prepaid policy has been obtained by Duke or Cinergy, as the case may be, prior to the Effective Time, the Company shall, and shall cause Duke or Cinergy, as the case may be, after the Effective Time, to maintain such policy in full force and effect, for its full term, and to continue to honor their respective obligations thereunder.

                        (c) From and after the Cinergy Effective Time, each of the Company and the corporation surviving the Cinergy Merger (the "Cinergy Surviving Corporation") agrees that it will jointly and severally indemnify and hold harmless each present director and officer of Cinergy or any of its subsidiaries (in each case, for acts or failures to act in such capacity), determined as of the date hereof, and any person who becomes such a director or officer between the date hereof and the Cinergy Effective Time (collectively, the "Cinergy Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Cinergy Effective Time, whether asserted or claimed prior to, at or after the Cinergy Effective Time (including any matters arising in connection with the transactions contemplated by this Agreement), to the fullest extent permitted by applicable law (and the Company or the Cinergy Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided that if required by applicable law the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification); and provided, further, that any determination as to whether a Cinergy Indemnified Person is entitled to indemnification or advancement of expenses hereunder pursuant to applicable law shall be made by independent counsel jointly selected by the Cinergy Surviving Corporation and such Cinergy Indemnified Person.

                        (d) From and after the Duke Effective Time, each of the Company and Duke Power LLC, as the successor to the corporation surviving the Duke Merger, agrees that it will jointly and severally indemnify and hold harmless each present director and officer of Duke or any of its subsidiaries (in each case, for acts or failures to act in such capacity), determined as of the date hereof, and any person who becomes such director or officer between the date hereof and the Duke Effective Time (collectively, the "Duke Indemnified Parties"), against any Costs incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Duke Effective Time, whether asserted or claimed prior to, at or after the Duke Effective Time (including any matters arising in connection with the transactions contemplated by this Agreement), to the fullest extent permitted by applicable law (and the Company or Duke Power LLC shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided that if required by applicable law the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification); and provided, further, that any determination as to whether a Duke Indemnified Person is entitled to indemnification or advancement of expenses hereunder pursuant to applicable law shall be made by independent counsel jointly selected by the Duke Power LLC and such Duke Indemnified Person.

                        (e) The obligations of the Company, the Cinergy Surviving Corporation and Duke Power LLC under this Section 5.08 shall not be terminated or modified by such parties in a manner so as to adversely affect any Cinergy Indemnified Party, Duke Indemnified Party, or any other person entitled to the benefit of Sections 5.08(a) and (b), as the case may be, to whom this
Section 5.08 applies without the consent of the affected Cinergy Indemnified Party, Duke Indemnified Party, or such other person, as the case may be. If the Company, the Cinergy Surviving Corporation or Duke Power LLC or any of its respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Company, the Cinergy Surviving Corporation or Duke Power LLC, as the case may be, shall assume all of the obligations set forth in this Section 5.08.

                        (f) The provisions of Section 5.08 are (i) intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

                 Section 5.09 Fees and Expenses.

                        (a) Except as provided in this Section 5.09, all fees and expenses incurred in connection with the Mergers, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Mergers are consummated, except that each of Cinergy and Duke shall bear and pay one-half of the costs and expenses incurred in connection with (1) the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees) and (2) the filings of the premerger notification and report forms under the HSR Act (including filing fees). The Company shall file any return with respect to, and shall pay, any state or local taxes (including any penalties or interest with respect thereto), if any, that are attributable to (i) the transfer of the beneficial ownership of Duke's real property and (ii) the transfer of Duke Common Stock pursuant to this Agreement as a result of the Mergers. Cinergy shall file any return with respect to, and shall pay, any state or local taxes (including penalties or interest with respect thereto), if any, that are attributable to (i) the transfer of the beneficial ownership of Cinergy's real property and (ii) the transfer of Cinergy Common Stock pursuant to this Agreement as a result of the Mergers. Cinergy, Duke and the Company shall cooperate with respect to the filing of such returns, including supplying any information that is reasonably necessary to complete such returns.

                        (b) In the event that (i) following the Cinergy Shareholder Approval, a Cinergy Takeover Proposal shall have been made known to Cinergy or any person shall have publicly announced an intention (whether or not conditional) to make a Cinergy Takeover Proposal and thereafter this Agreement is terminated by Cinergy pursuant to Section 7.01(b)(i), (ii) prior to or during the Cinergy Shareholders Meeting (or any subsequent meeting of Cinergy shareholders at which it is proposed that the Cinergy Merger be approved), a Cinergy Takeover Proposal shall have been publicly disclosed or any person shall have publicly announced an intention (whether or not conditional) to make a Cinergy Takeover Proposal, and thereafter this Agreement is terminated by either Cinergy or Duke pursuant to Section 7.01(b)(iii), (iii) this Agreement is terminated by Cinergy pursuant to Section 7.01(d), or (iv) this Agreement is terminated by Duke pursuant to Section 7.01(h)(i) or (iii), then Cinergy shall immediately pay Duke a fee equal to $300,000,000 (the "Cinergy Termination Fee") minus any amounts as may have been previously paid by Cinergy pursuant to
Section 5.09(d), payable by wire transfer of same day funds; provided, however, that no Cinergy Termination Fee shall be payable to Duke (x) pursuant to clause
(i) of this paragraph (b) unless and until within six months of such termination Cinergy or any of its subsidiaries enters into any Cinergy Acquisition Agreement or consummates any Cinergy Takeover Proposal, in either case with the person (or an affiliate of such person) that made the Cinergy Takeover Proposal referred to in clause (i) of this paragraph (b) or (y) pursuant to clause (ii) of this paragraph (b) unless and until within 18 months of such termination Cinergy or any of its subsidiaries enters into any Cinergy Acquisition Agreement or consummates any Cinergy Takeover Proposal, in either case with the person (or an affiliate of such person) that made the Cinergy Takeover Proposal referred to in clause (ii) of this paragraph (b) (for the purposes of the foregoing proviso the terms "Cinergy Acquisition Agreement" and "Cinergy Takeover Proposal" shall have the meanings assigned to such terms in Section 4.03 except that the references to "20%" in the definition of "Cinergy Takeover Proposal" in Section 4.03(a) shall be deemed to be references to "35%"), in which event the Termination Fee shall be immediately payable upon the first to occur of such events, and provided, further, if this Agreement is terminated by Duke pursuant to Section 7.01(h)(i) as a result of the Board of Directors of Cinergy (or any committee thereof) having withdrawn or modified, or proposed publicly to withdraw or modify, the approval or recommendation by such Board of Directors of this Agreement or the Cinergy Merger primarily due to adverse conditions, events or actions of or relating to Duke, the Cinergy Termination Fee shall not be payable to Duke.

                        (c) In the event that (i) following the Duke
Shareholder Approval, a Duke Takeover Proposal shall have been made known to Duke or any person shall have publicly announced an intention (whether or not conditional) to make a Duke Takeover Proposal and thereafter this Agreement is terminated by Duke pursuant to Section 7.01(b)(i), (ii) prior to or during the Duke Shareholders Meeting (or any subsequent meeting of Duke shareholders at which it is proposed that the Duke Merger be approved), a Duke Takeover Proposal shall have been publicly disclosed or any person shall have publicly announced an intention (whether or not conditional) to make a Duke Takeover Proposal, and thereafter this Agreement is terminated by either Cinergy or Duke pursuant to
Section 7.01(b)(ii), (iii) this Agreement is terminated by Duke pursuant to
Section 7.01(f), or (iv) this Agreement is terminated by Cinergy pursuant to
Section 7.01(g)(i) or (iii), then Duke shall immediately pay Cinergy a fee equal to $500,000,000 (the "Duke Termination Fee") minus any amounts as may have been previously paid by Duke pursuant to Section 5.09(e), payable by wire transfer of same day funds; provided, however, that no Duke Termination Fee shall be payable to Cinergy (x) pursuant to clause (i) of this paragraph (c) unless and until within six months of such termination Duke or any of its subsidiaries enters into any Duke Acquisition Agreement or consummates any Duke Takeover Proposal, in either case with the person (or an affiliate of such person) that made the Duke Takeover Proposal referred to in clause (i) of this paragraph (c) or (y) pursuant to clause (ii) of this paragraph (c) unless and until within 18 months of such termination Duke or any of its subsidiaries enters into any Duke Acquisition Agreement or consummates any Duke Takeover Proposal, in either case with the person (or an affiliate of such person) that made the Duke Takeover Proposal referred to in clause (ii) of this paragraph (c) (for the purposes of the foregoing proviso the terms "Duke Acquisition Agreement" and "Duke Takeover Proposal" shall have the meanings assigned to such terms in Section 4.04 except that the references to "20%" in the definition of "Duke Takeover Proposal" in
Section 4.04(a) shall be deemed to be references to "35%"), in which event the Termination Fee shall be immediately payable upon the first to occur of such events, and provided, further, if this Agreement is terminated by Cinergy pursuant to Section 7.01(g)(i) as a result of the Board of Directors of Duke (or any committee thereof) having withdrawn or modified, or proposed publicly to withdraw or modify, the approval or recommendation by such Board of Directors of this Agreement or the Duke Merger primarily due to adverse conditions, events or actions of or relating to Cinergy, the Duke Termination Fee shall not be payable to Cinergy.

                        (d) If this Agreement is terminated by Cinergy pursuant to Section 7.01(b)(i) (and following the Cinergy Shareholder Approval a Cinergy Takeover Proposal shall have been made known to Cinergy or any person shall have publicly announced an intention (whether or not conditional) to make a Cinergy Takeover Proposal and in each case there shall not have been a bona fide withdrawal thereof) or by Cinergy or Duke pursuant to Section 7.01(b)(iii) (after the public disclosure of a Cinergy Takeover Proposal or the announcement by any person of the intention (whether or not conditional) to make a Cinergy Takeover Proposal and in each case there shall not have been a bona fide withdrawal thereof), Cinergy shall reimburse Duke promptly upon demand, but in no event later than three business days after the date of such demand, by wire transfer of same day funds, for all fees and expenses, incurred or paid by or on behalf of, Duke in connection with the Mergers, the Duke Conversion, the Restructuring Transactions or the transactions contemplated by this Agreement, including all fees and expenses of counsel, investment banking firms, accountants, experts and consultants to Duke; provided, however, that Cinergy shall not be obligated to make payments pursuant to this Section 5.09(d) in excess of $35,000,000 in the aggregate.

                        (e) If this Agreement is terminated by Duke pursuant to
Section 7.01(b)(i) (and following the Duke Shareholder Approval a Duke Takeover Proposal shall have been made known to Duke or any person shall have publicly announced an intention (whether or not conditional) to make a bona fide Duke Takeover Proposal and in each case there shall not have been a bona fide withdrawal thereof) or by Cinergy or Duke pursuant to Section 7.01(b)(ii) (after the public disclosure of a bona fide Duke Takeover Proposal or the announcement by any person of the intention (whether or not conditional) to make a bona fide Duke Takeover Proposal and in each case there shall not have been a bona fide withdrawal thereof), Duke shall reimburse Cinergy promptly upon demand, but in no event later than three business days after the date of such demand, by wire transfer of same day funds, for all fees and expenses incurred, or paid by or on behalf of, Cinergy in connection with the Mergers or the transactions contemplated by this Agreement, including all fees and expenses of counsel, investment banking firms, accountants, experts and consultants to Cinergy; provided, however, that Duke shall not be obligated to make payments pursuant to this Section 5.09(e) in excess of $35,000,000 in the aggregate.

                        (f) Cinergy acknowledges that the agreements contained in Sections 5.09(b) and 5.09(d) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Duke would not enter into this Agreement; accordingly, if Cinergy fails promptly to pay the amount due pursuant to Section 5.09(b) or 5.09(d), and, in order to obtain such payment, Duke commences a suit that results in a judgment against Cinergy for the fees set forth in Section 5.09(b) or 5.09(d), Cinergy shall pay to Duke its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

                        (g) Duke acknowledges that the agreements contained in Sections 5.09(c) and 5.09(e) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Cinergy would not enter into this Agreement; accordingly, if Duke fails promptly to pay the amount due pursuant to Section 5.09(c) or 5.09(e), and, in order to obtain such payment, Cinergy commences a suit that results in a judgment against Duke for the fees set forth in Section 5.09(c) or 5.09(e), Duke shall pay to Cinergy its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

                  Section 5.10 Public Announcements. Cinergy and Duke will consult with each other before issuing, and provide each other the reasonable opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Mergers, and shall not issue any such press release or make any such public statement prior to such consultation, except as any party, after consultation with counsel, determines is required by applicable law or applicable rule or regulation of the NYSE.

                  Section 5.11 Affiliates. As soon as practicable after the date of this Agreement, Cinergy shall deliver to Duke, and Duke shall deliver to Cinergy, a letter identifying all persons who are, at the time this Agreement is submitted for adoption by the respective shareholders of Duke and Cinergy, "affiliates" of Cinergy or Duke, as the case may be, for purposes of Rule 145 under the Securities Act. Cinergy and Duke shall use their respective reasonable best efforts to cause each such person to deliver to the Company as of the Closing Date, a written agreement in mutually acceptable customary form.

                  Section 5.12 NYSE Listing. The Company shall use its reasonable best efforts to cause the shares of Company Common Stock issuable to Cinergy's shareholders and Duke's shareholders as contemplated by this Agreement to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after the date of this Agreement, and in any event prior to the Closing Date.

                  Section 5.13 Shareholder Litigation. Each of Cinergy and Duke shall give the other the reasonable opportunity to consult concerning the defense of any shareholder litigation against Cinergy or Duke, as applicable, or any of their respective directors relating to the transactions contemplated by this Agreement.

                  Section 5.14 Tax-Free Reorganization Treatment. The parties to this Agreement intend that the Duke Reorganization will qualify as a reorganization under Section 368(a) of the Code and that the Cinergy Merger will qualify as a reorganization under Section 368(a) of the Code, and each shall not, and shall not permit any of their respective subsidiaries to, take any action, or fail to take any action, that would reasonably be expected to jeopardize the qualification of the Duke Reorganization or the Cinergy Merger as reorganizations under Section 368(a) of the Code.

                  Section 5.15 Standstill Agreements; Confidentiality Agreements. During the period from the date of this Agreement through the Effective Time, neither Cinergy nor Duke shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective subsidiaries is a party unless required by applicable law or, in the case of a standstill agreement, during the Cinergy Applicable Period in the case of Cinergy or during the Duke Applicable Period in the case of Duke, unless the Board of Directors of the applicable party determines in good faith that failure to do so could reasonably be expected to result in a breach of its fiduciary obligations under applicable law. During such period, Cinergy or Duke, as the case may be, shall enforce, to the fullest extent permitted under applicable law or, in the case of a standstill agreement, during the Cinergy Applicable Period in the case of Cinergy or during the Duke Applicable Period in the case of Duke, unless the Board of Directors of the applicable party determines in good faith that failure to do so could reasonably be expected to result in a breach of its fiduciary obligations under applicable law, the provisions of any such agreement, including by seeking injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof.

                                   ARTICLE VI

                              Conditions Precedent

                  Section 6.01 Conditions to Each Party's Obligation to Effect the Mergers. The respective obligation of each party to effect the Mergers is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                        (a) Shareholder Approvals. Each of the Duke Shareholder Approval and the Cinergy Shareholder Approval shall have been obtained.

                        (b) No Injunctions or Restraints. No (i) temporary restraining order or preliminary or permanent injunction or other order by any Federal or state court of competent jurisdiction preventing consummation of either of the Mergers or (ii) applicable Federal or state law prohibiting consummation of either of the Mergers (collectively, "Restraints") shall be in effect.

                        (c) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                        (d) NYSE Listing. The shares of Company Common Stock issuable to Cinergy's shareholders and Duke's shareholders as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  Section 6.02 Conditions to Obligations of Cinergy. The obligation of Cinergy to effect the Cinergy Merger is further subject to satisfaction or waiver of the following conditions:

                        (a) Representations and Warranties. The representations and warranties of Duke set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Duke.

                        (b) Performance of Obligations of Duke. Duke shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                        (c) Tax Opinion. Cinergy shall have received a written opinion from Wachtell, Lipton, Rosen & Katz, counsel to Cinergy, dated as of the Closing Date, to the effect that the Cinergy Merger will qualify as a reorganization under Section 368(a) of the Code. Such counsel shall be entitled to rely upon representation letters from each of the Company, Duke, Duke Power LLC, Cinergy, Merger Sub A, Merger Sub B and others, in each case, in form and substance reasonably satisfactory to such counsel. Each such representation letter shall be dated as of the date of such opinion. The opinion condition referred to in this Section 6.2(c) shall not be waivable after receipt of the Cinergy Shareholder Approval, unless further approval of the shareholders of Cinergy is obtained with appropriate disclosure.

                        (d) Statutory Approvals. The Cinergy Required Statutory Approvals and the Duke Required Statutory Approvals shall have been obtained (including, in each case, the expiration or termination of the waiting periods (and any extensions thereof) under the HSR Act applicable to the Mergers and the transactions contemplated by this Agreement) at or prior to the Effective Time, such approvals shall have become Final Orders (as defined below) and such Final Orders shall not impose terms or conditions that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on (i) the Company and its prospective subsidiaries taken as a whole, (ii) Cinergy and its subsidiaries taken as a whole, or (iii) Duke and its subsidiaries taken as a whole, provided that for the purposes of determining whether such terms and conditions could have a material adverse effect for the purposes of this Section 6.02(d), each of the Company, Cinergy and Duke and their respective subsidiaries, taken as a whole, shall each be deemed to be a consolidated group of entities of the size and scale of Cinergy and its subsidiaries, taken as a whole. A "Final Order" means action by the relevant Governmental Authority that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired (a "Final Order Waiting Period"), and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

                        (e) No Material Adverse Effect. Except as disclosed in the Duke SEC Reports filed on or after January 1, 2004 and prior to the date hereof or in any specific section of the Duke Disclosure Letter corresponding to
Section 3.02, since December 31, 2004, there shall not have been any change, event, occurrence or development that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on Duke.

                        (f) Closing Certificates. Cinergy shall have received a certificate signed by an executive officer of Duke, dated the Effective Time, to the effect that, to such officer's knowledge, the conditions set forth in Sections 6.02(a), 6.02(b) and 6.02(e) have been satisfied.

                  Section 6.03 Conditions to Obligations of Duke. The obligation of Duke to effect the Duke Merger, the Duke Conversion and the Restructuring Transactions is further subject to satisfaction or waiver of the following conditions:

                        (a) Representations and Warranties. The representations and warranties of Cinergy set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Cinergy.

                        (b) Performance of Obligations of Cinergy. Cinergy shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                        (c) Tax Opinion. Duke shall have received a written opinion from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Duke, dated as of the Closing Date, to the effect that the Duke Reorganization will qualify as a reorganization under Section 368(a) of the Code and that the Cinergy Merger will qualify as a reorganization under Section 368(a) of the Code. Such counsel shall be entitled to rely upon representation letters from each of the Company, Duke, Duke Power LLC, Cinergy, Merger Sub A and Merger Sub B and others, in each case, in form and substance reasonably satisfactory to such counsel. Each such representation letter shall be dated as of the date of such opinion. The opinion condition referred to in this Section 6.3(c) shall not be waivable after receipt of the Duke Shareholder Approval, unless further approval of the shareholders of Duke is obtained with appropriate disclosure.

                        (d) Statutory Approvals. The Cinergy Required Statutory Approvals and the Duke Required Statutory Approvals shall have been obtained (including, in each case, the expiration or termination of the waiting periods (and any extensions thereof) under the HSR Act applicable to the Mergers and the transactions contemplated by this Agreement) at or prior to the Effective Time, such approvals shall have become Final Orders and such Final Orders shall not impose terms or conditions that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on (i) the Company and its prospective subsidiaries taken as a whole, (ii) Cinergy and its subsidiaries taken as a whole, or (iii) Duke and its subsidiaries taken as a whole, provided that for the purposes of determining whether such terms and conditions could have a material adverse effect for the purposes of this Section 6.03(d), each of the Company, Cinergy and Duke and their respective subsidiaries, taken as a whole, shall each be deemed to be a consolidated group of entities of the size and scale of Cinergy and its subsidiaries, taken as a whole.

                        (e) No Material Adverse Effect. Except as disclosed in the Cinergy SEC Reports filed on or after January 1, 2004 and prior to the date hereof or in any specific section of the Cinergy Disclosure Letter corresponding to Section 3.01, since December 31, 2004, there shall not have been any change, event, occurrence or development that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on Cinergy.

                        (f) Closing Certificates. Duke shall have received a certificate signed by an executive officer of Cinergy, dated the Effective Time, to the effect that, to such officer's knowledge, the conditions set forth in Sections 6.03(a), 6.03(b) and 6.03(e) have been satisfied.

                  Section 6.04 Frustration of Closing Conditions. Neither Cinergy nor Duke may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to consummate the Mergers and the other transactions contemplated by this Agreement, to the extent required by and subject to Section 5.05.

                                   ARTICLE VII

                        Termination, Amendment and Waiver

                  Section 7.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or (other than pursuant to clauses (d), (f), (g) or (h) below) after the Duke Shareholder Approval or the Cinergy Shareholder Approval:

                        (a) by mutual written consent of Cinergy and Duke;

                        (b) by either Cinergy or Duke:

                            (i) if the Mergers shall not have been consummated by the 12-month anniversary of the date of this Agreement (the "Initial Termination Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Mergers to be consummated by such time; and provided, further, that, (A) if on the Initial Termination Date the conditions to the Closing set forth in Sections 6.01(b), 6.02(d) and/or 6.03(d) shall not have been fulfilled but all other conditions to the Closing shall have been fulfilled or shall be capable of being fulfilled, then either party may (on one or more occasions) extend the Initial Termination Date up to the 15-month anniversary of the date of this Agreement and (B) if the Initial Termination Date (as it may be extended pursuant to clause (A) of this Section 7.01(b)(i)(A)) shall occur during any Final Order Waiting Period, the Initial Termination Date shall be extended until the third business day after the expiration of such Final Order Waiting Period;

                            (ii) if the Duke Shareholder Approval shall not have been obtained at a Duke Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof;

                            (iii) if the Cinergy Shareholder Approval shall not have been obtained at a Cinergy Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof;

                            (iv) if any Restraint having any of the effects set forth in Section 6.01(b) shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(b)(iv) shall have used its reasonable best efforts to prevent the entry of and to remove such Restraint; or

                            (v) if any condition to the obligation of such party to consummate the Cinergy Merger or the Duke Merger, as applicable, set forth in Section 6.02 (in the case of Cinergy) or in Section 6.03 (in the case of Duke) becomes incapable of satisfaction prior to the Initial Termination Date (or, if the Initial Termination Date is extended in accordance with the second proviso to Section 7.01(b)(i), such date as extended); provided, however, in the case of Section 6.02(d) and 6.03(d), the Initial Termination Date shall refer to such date as it may be extended pursuant to the second proviso to Section 7.01(b)(i); and provided further, that the failure of any such condition to be capable of satisfaction is not the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

                        (c) by Cinergy, if Duke shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or (b), and (B) is incapable of being cured by Duke or is not cured by Duke within 105 days following receipt of written notice from Cinergy of such breach or failure to perform;

                        (d) by Cinergy in accordance with Section 4.03(b); provided, that, in order for the termination of this Agreement pursuant to this paragraph (d) to be deemed effective, Cinergy shall have complied with Section
4.03 and with applicable requirements, including the payment of the Cinergy Termination Fee, of Section 5.09;

                        (e) by Duke, if Cinergy shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or (b), and (B) is incapable of being cured by Cinergy or is not cured by Cinergy within 105 days following receipt of written notice from Duke of such breach or failure to perform;

                        (f) by Duke in accordance with Section 4.04(b); provided, that, in order for the termination of this Agreement pursuant to this paragraph (f) to be deemed effective, Duke shall have complied with Section 4.04 and with applicable requirements, including the payment of the Duke Termination Fee, of Section 5.09;

                        (g) by Cinergy, if the Board of Directors of Duke (or any committee thereof) (i) shall have withdrawn or modified, or proposed publicly to withdraw or modify, the approval or recommendation by such Board of Directors of this Agreement or the Duke Merger, (ii) shall fail to reaffirm such approval or recommendation within 15 business days of receipt of Cinergy's written request at any time when a Duke Takeover Proposal shall have been made and not rejected by the Board of Directors of Duke, provided, that, such 15-business day period shall be extended for ten business days following any material modification to such Duke Takeover Proposal occurring after the receipt of Cinergy's written request and provided, further, that such 15-business day period shall recommence each time a Duke Takeover Proposal has been made following the receipt of Cinergy's written request by a person that had not made a Duke Takeover Proposal prior to the receipt of Cinergy's written request, or
(iii) shall have approved or recommended, or proposed to approve or recommend, a Duke Takeover Proposal; or

                        (h) by Duke, if the Board of Directors of Cinergy (or any committee thereof) (i) shall have withdrawn or modified, or proposed publicly to withdraw or modify, the approval or recommendation by such Board of Directors of this Agreement or the Cinergy Merger, (ii) shall fail to reaffirm such approval or recommendation within 15 business days of receipt of Duke's written request at any time when a Cinergy Takeover Proposal shall have been made and not rejected by the Board of Directors of Cinergy, provided, that, such 15-business day period shall be extended for ten business days following any material modification to such Cinergy Takeover Proposal occurring after the receipt of Duke's written request and provided, further, that such 15-business day period shall recommence each time a Cinergy Takeover Proposal has been made following the receipt of Duke's written request by a person that had not made a Cinergy Takeover Proposal prior to the receipt of Duke's written request, or
(iii) shall have approved or recommended, or proposed to approve or recommend, a Cinergy Takeover Proposal.

                  Section 7.02 Effect of Termination.

                        (a) In the event of termination of this Agreement by either Duke or Cinergy as provided in Section 7.01, this Agreement shall forthwith become null and void and have no effect, without any liability or obligation on the part of Cinergy or Duke, other than the provisions of Section 5.09, this Section 7.02 and Article VIII, which provisions shall survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, in which case such termination shall not relieve any party of any liability or damages resulting from its willful and material breach of this Agreement (including any such case in which a Cinergy Termination Fee or a Duke Termination Fee, as the case may be, is, or any expenses of Cinergy or Duke in connection with the transactions contemplated by this Agreement are, payable pursuant to Section
5.09 to Cinergy or Duke, as the case may be (the "Injured Party"), to the extent any such liability or damage suffered by the Injured Party exceeds the amount of the Cinergy Termination Fee, in the circumstance in which Duke is the Injured Party, or the Duke Termination Fee, in the circumstance in which Cinergy is the Injured Party and any expenses payable pursuant to Section 5.09 to the Injured Party, it being the intent that any Cinergy Termination Fee, Duke Termination Fee and any expenses paid to the Injured Party shall serve as a credit against and off-set any liability or damage suffered by the Injured Party to the extent of such payment).

                        (b) In the event Duke terminates this Agreement pursuant to Section 7.01(h)(i) as a result of the Board of Directors of Cinergy having withdrawn or modified, or proposed to publicly withdraw or modify, the approval or recommendation by such Board of Directors of this Agreement or the Cinergy Merger that was made primarily due to adverse conditions, events or actions of or relating to Duke, in any judicial, court or tribunal proceeding in which the payment of the Cinergy Termination Fee is at issue, whether brought or initiated by Duke or Cinergy, Cinergy shall have the burden of proving that the Board of Directors of Cinergy withdrew or modified, or proposed publicly to withdraw or modify, the approval or recommendation by such Board of Directors of this Agreement or the Cinergy Merger primarily due to adverse conditions, events or actions of or relating to Duke.

                        (c) In the event Cinergy terminates this Agreement pursuant to Section 7.01(g)(i) as a result of the Board of Directors of Duke having withdrawn or modified, or proposed to publicly withdraw or modify, the approval or recommendation by such Board of Directors of this Agreement or the Duke Merger that was made primarily due to adverse conditions, events or actions of or relating to Cinergy, in any judicial, court or tribunal proceeding in which the payment of the Duke Termination Fee is at issue, whether brought or initiated by Cinergy or Duke, Duke shall have the burden of proving that the Board of Directors of Duke withdrew or modified, or proposed publicly to withdraw or modify, the approval or recommendation by such Board of Directors of this Agreement or the Duke Merger primarily due to adverse conditions, events or actions of or relating to Cinergy.

                  Section 7.03 Amendment. This Agreement may be amended by the parties at any time before or after the Cinergy Shareholder Approval or the Duke Shareholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the shareholders of Cinergy or Duke without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  Section 7.04 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                  ARTICLE VIII

                               General Provisions

                  Section 8.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time and such provisions shall survive the Effective Time.

                  Section 8.02 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (as of the time of delivery or, in the case of a telecopied communication, of confirmation) if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


                        (a) if to Cinergy, to:

                               Cinergy Corp.
                               139 East 4th Street
                               Cincinnati, Ohio  45201

                               Telecopy No.: (513) 287-2433

                               Attention:  Marc E. Manly
                                           Executive Vice President and Chief
                                           Legal Officer

                               with a copy to:

                               Wachtell, Lipton, Rosen & Katz
                               51 West 52nd Street
                               New York, New York  10019

                               Telecopy No.:  (212) 403-2000

                               Attention:  Steven A. Rosenblum
                                           Stephanie J. Seligman

                        (b) if to Duke, to:

                               Duke Energy Corporation
                               526 S. Church Street
                               Charlotte, North Carolina  28202

                               Telecopy No.:

                               Attention:  General Counsel

                               with a copy to:

                               Skadden, Arps, Slate, Meagher & Flom LLP
                               4 Times Square
                               New York, New York  10036

                               Telecopy No.: (212) 735-2000

                               Attention:  Peter Allan Atkins
                                           Sheldon S. Adler

                 Section 8.03 Definitions. For purposes of this Agreement:

                        (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

                        (b) "capital stock" or "shares of capital stock" means
(a) with respect to a corporation, as determined under the laws of the jurisdiction of organization of such entity, capital stock or such shares of capital stock; (b) with respect to a partnership, limited liability company, or similar entity, as determined under the laws of the jurisdiction of organization of such entity, units, interests, or other partnership or limited liability company interests; or (c) any other equity ownership or participation;

                        (c) "material adverse change" or "material adverse effect" means, when used in connection with Cinergy, Duke or the Company, as the case may be, any change, effect, event, occurrence or state of facts (i) that is materially adverse to the business, assets, properties, financial condition or results of operations of such person and its subsidiaries taken as a whole but excluding any of the foregoing resulting from (A) changes in international or national political or regulatory conditions generally (in each case, to the extent not disproportionately affecting the applicable person as compared to similarly situated persons), (B) changes or conditions generally affecting the U.S. economy or financial markets or generally affecting any of the segments of the industry in which the applicable person or any of its subsidiaries operates (in each case, to the extent not disproportionately affecting the applicable person as compared to similarly situated persons) or (C) the announcement or consummation of this Agreement or (ii) that prevents or materially delays such person from performing its material obligations under this Agreement or consummation of the transactions contemplated hereby;

                        (d) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

                        (e) "subsidiary" means, with respect to any person, any other person, whether incorporated or unincorporated, of which more than 50% of either the equity interests in, or the voting control of, such other person is, directly or indirectly through subsidiaries or otherwise, beneficially owned by such first person. Each of Ohio Sub and Indiana Sub shall be considered wholly-owned subsidiaries of Cinergy.

                 Section 8.04 Interpretation and Other Matters.

                        (a) When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

                        (b) Each of the Cinergy and Duke has or may have set forth information in its respective disclosure letter in a section thereof that corresponds to the section of this Agreement to which it relates. A matter set forth in one section of a disclosure letter need not be set forth in any other section of the disclosure letter so long as its relevance to the latter section of the disclosure letter or section of the Agreement is readily apparent on the face of the information disclosed in the disclosure letter to the person to which such disclosure is being made. The fact that any item of information is disclosed in a disclosure letter to this Agreement shall not be construed to mean that such information is required to be disclosed by this Agreement. Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms "material," "material adverse effect" or other similar terms in this Agreement.

                        (c) Duke agrees to cause each of the Company, Merger Sub A and Merger Sub B to comply with its respective obligations under this Agreement.

                  Section 8.05 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other parties.

                  Section 8.06 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (ii) except for the provisions of Section 5.08 (which shall be enforceable by the Indemnified Parties), are not intended to confer upon any person other than the parties any rights or remedies.

                  Section 8.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws, except that matters related to the Cinergy Merger and the fiduciary obligations of the Cinergy Board of Directors shall be governed by the laws of the State of Delaware and that matters related to the Duke Merger and the fiduciary obligations of the Duke Board of Directors shall be governed by the laws of the State of North Carolina.

                  Section 8.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other party. Any attempted or purported assignment in violation of the preceding sentence shall be null and void and of no effect whatsoever. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  Section 8.09 Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Federal court located in the Borough of Manhattan in The City of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Federal court located in the Borough of Manhattan in The City of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the Borough of Manhattan in The City of New York.

                  Section 8.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                  Section 8.11 Waiver of Jury Trial. Each party to this Agreement waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement.

                  Section 8.12 Alternative Structure

                  The parties agree that in the event that it becomes reasonably likely that it will not be possible to obtain any of the Cinergy Required Statutory Approvals or Duke Required Statutory Approvals in a manner that will result in the satisfaction of the conditions set forth in Section 6.02(d) and
Section 6.03(d) prior to the Initial Termination Date (assuming the Initial Termination Date is extended in accordance with the second proviso to Section 7.01(b)(i)) or reasonably likely that it will not be possible for any other condition to the obligations of any of the parties to consummate the transactions contemplated hereby to be satisfied by the Initial Termination Date, the parties shall use reasonable best efforts to modify the structure of the Mergers, the Restructuring Transactions and the other transactions contemplated hereby in order to permit the Mergers to be consummated without altering the Duke Ratio, the Cinergy Ratio or the anticipated United States federal income tax consequences to Duke, Cinergy or their shareholders as promptly as practicable in accordance with their respective terms. The parties agree that completion of any Restructuring Transactions will not be a condition to consummation of the Mergers and that Duke will not effect any Restructuring Transactions that would prevent satisfaction of the conditions set forth in
Article VI.

                  IN WITNESS WHEREOF, Duke, Cinergy, the Company, Merger Sub A and Merger Sub B have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                      DUKE ENERGY CORPORATION

                                      By: /s/  Paul M. Anderson
                                          -----------------------------------
                                            Name:  PAUL M. ANDERSON
                                            Title: Chairman and Chief Executive
                                                   Officer



                                      CINERGY CORP.

                                      By: /s/ James E. Rogers
                                          -----------------------------------
                                            Name:  JAMES E. ROGERS
                                            Title: Chairman, President and
                                                   Chief Executive Officer



                                      DEER HOLDING CORP.

                                      By: /s/ Jim W. Mogg
                                          -----------------------------------
                                            Name:   JIM W. MOGG
                                            Title:  Director



                                      DEER ACQUISITION CORP.

                                      By: /s/ B. Keith Trent
                                          -----------------------------------
                                            Name:   B. KEITH TRENT
                                            Title:  Director



                                      COUGAR ACQUISITION CORP.

                                      By: /s/ B. Keith Trent
                                          -----------------------------------
                                            Name:   B. KEITH TRENT
                                            Title:  Director


                     SIGNATURE PAGE TO THE MERGER AGREEMENT

                                                                       Exhibit A
                                                       To The Merger Agreement


                  FORM OF CERTIFICATE OF INCORPORATION OF THE
                        COMPANY AS OF THE EFFECTIVE TIME

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             DUKE ENERGY CORPORATION

                  DUKE ENERGY CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

         1. The name of the corporation is Duke Energy Corporation and the name under which the corporation was originally incorporated was Deer Holding Corp. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 3, 2005.

         2. This Restated Certificate of Incorporation, having been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL") and by the unanimous written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL, restates and integrates and further amends the provisions of the Certificate of Incorporation as amended or supplemented heretofore. As so restated and integrated and further amended, the Restated Certificate of Incorporation (hereinafter, this "Certificate of Incorporation") reads as follows:


                                  ARTICLE FIRST

                                      Name

         The name of the corporation is Duke Energy Corporation.



                                 ARTICLE SECOND

                                Registered Office

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE THIRD

                                     Purpose

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

                                 ARTICLE FOURTH

                                  Capital Stock

         (a) The aggregate number of shares of stock that the Corporation shall have authority to issue is [__________] shares, consisting of [___________] shares of Common Stock, no par value per share (the "Common Stock"), and [_________] shares of Preferred Stock, no par value per share (the "Preferred Stock").

         (b) The Board of Directors of the Corporation shall have the full authority permitted by law, at any time and from time to time, to divide the authorized and unissued shares of Preferred Stock into one or more classes or series and, with respect to each such class or series, to determine by resolution or resolutions the number of shares constituting such class or series and the designation of such class or series, the voting powers, if any, of the shares of such class or series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of any such class or series of Preferred Stock to the full extent now or hereafter permitted by the law of the State of Delaware. The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding.

         (c) Subject to applicable law and the rights, if any, of the holders of any class or series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors of the Corporation in its discretion shall determine. Nothing in this ARTICLE FOURTH shall limit the power of the Board of Directors to create a class or series of Preferred Stock with dividends the rate of which is calculated by reference to, and the payment of which is concurrent with, dividends on shares of Common Stock.

         (d) In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, subject to the rights of the holders of any class or series of the Preferred Stock, the net assets of the Corporation available for distribution to stockholders of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests. If the assets of the Corporation are not sufficient to pay the amounts, if any, owing to holders of shares of Preferred Stock in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the class or series of Preferred Stock. Neither the merger or consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph, except to the extent specifically provided in any certificate of designation for any class or series of Preferred Stock. Nothing in this ARTICLE FOURTH shall limit the power of the Board of Directors to create a class or series of Preferred Stock for which the amount to be distributed upon any liquidation, dissolution or winding up of the Corporation is calculated by reference to, and the payment of which is concurrent with, the amount to be distributed to the holders of shares of Common Stock.

         (e) Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the Board of Directors as to the shares of any class or series of Preferred Stock, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meetings of stockholders.

         (f) Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock, with respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of any outstanding shares of Common Stock shall vote together as a class, and every holder of Common Stock shall be entitled to cast thereon one vote in person or by proxy for each share of Common Stock standing in such holder's name on the books of the Corporation; provided, however, that, except as otherwise required by law, or unless provided in any certificate of designation for any class or series of Preferred Stock, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any class or series of Preferred Stock) that relates solely to the terms of one or more outstanding classes or series of Preferred Stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any class or series of Preferred Stock) or pursuant to applicable law. Subject to the rights of the holders of any class or series of Preferred Stock, stockholders of the Corporation shall not have any preemptive rights to subscribe for additional issues of stock of the Corporation and no stockholder will be permitted to cumulate votes at any election of directors.

                                  ARTICLE FIFTH

                               Board of Directors

         (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         (b) Except as otherwise fixed by or pursuant to provisions of ARTICLE FOURTH relating to the rights of the holders of any series of Preferred Stock, the number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide. A director may be removed from office with or without cause; provided, however, that, subject to applicable law, any director elected by the holders of any series of Preferred Stock may be removed without cause only by the holders of a majority of the shares of such series of Preferred Stock.

         (c) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

                                  ARTICLE SIXTH

                Action by Stockholders; Books of the Corporation

         (a) Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

         (b) Any action required or permitted to be taken at any Annual or Special Meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote only if consent in writing setting forth the action so taken is signed by all the holders of the Corporation's issued and outstanding capital stock entitled to vote thereon.

                                 ARTICLE SEVENTH

                   Amendment of Certificate of Incorporation

         The Corporation reserves the right to supplement, amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware and this Certificate of Incorporation, and all rights conferred upon stockholders, directors and officers herein are granted subject to this reservation.

                                 ARTICLE EIGHTH

                              Amendment of By-laws

                  In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, repeal, alter or amend the By-laws of the Corporation.

                                  ARTICLE NINTH

                             Limitation of Liability

                  Except to the extent elimination or limitation of liability is not permitted by applicable law, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty in such capacity. Any repeal or modification of this ARTICLE NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.


                                  ARTICLE TENTH

                            Liability of Stockholders

                  The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation's debts, and the private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.




                  IN WITNESS WHEREOF, THE UNDERSIGNED, being the [INSERT TITLE], has executed this Restated Certificate of Incorporation as of the [_____] day of [______], 200[ ], and DOES HEREBY CERTIFY under the penalties of perjury that the facts stated in this Restated Certificate of Incorporation are true.


                                            By: ________________________
                                                Name:
                                                Title:

                                                                       Exhibit B
                                                       To The Merger Agreement













                         FORM OF BY-LAWS OF THE COMPANY
                            AS OF THE EFFECTIVE TIME

                              AMENDED AND RESTATED
                                     BY-LAWS

                                       of

                             DUKE ENERGY CORPORATION

                              Effective as of o, o

                                TABLE OF CONTENTS





ARTICLE I Offices       .......................................................1
   Section 1.01.        Principal Office.......................................1
   Section 1.02.        Registered Office and Agent............................1
   Section 1.03.        Other Offices..........................................1

ARTICLE II Stockholders .......................................................1
   Section 2.01.        Place of Stockholders' Meetings........................1
   Section 2.02.        Day and Time of Annual Meetings of Stockholders........2
   Section 2.03.        Purposes of Annual Meetings............................2
   Section 2.04.        Special Meetings of Stockholders.......................3
   Section 2.05.        Notice of Meetings of Stockholders.....................3
   Section 2.06.        Quorum of Stockholders.................................4
   Section 2.07.        Presiding Officer and Secretary of Meeting; Conduct of
                        Meetings...............................................4
   Section 2.08.        Voting by Stockholders.................................5
   Section 2.09.        Proxies................................................6
   Section 2.10.        Inspector..............................................6
   Section 2.11.        List of Stockholders...................................7
   Section 2.12.        Fixing of Record Date for Determination of
                        Stockholders of Record.................................7

ARTICLE III Directors .........................................................8
   Section 3.01.        Number and Qualifications..............................8
   Section 3.02.        Board Representation...................................8
   Section 3.03.        Election and Term of Directors........................ 9
   Section 3.04.        Newly Created Directorships; Vacancies................10
   Section 3.05.        Resignation...........................................10
   Section 3.06.        Meetings of the Board.................................11
   Section 3.07.        Quorum and Action.....................................11
   Section 3.08.        Presiding Officer and Secretary of Meeting............11
   Section 3.09.        Action by Consent without Meeting.....................11
   Section 3.10.        Compensation of Directors.............................11
   Section 3.11.        Committees of the Board and Powers....................11
   Section 3.12.        Meetings of Committees................................12
   Section 3.13.        Quorum of Committee; Manner of Action.................12

ARTICLE IV Officers ..........................................................12
   Section 4.01.        Elected Officers......................................12
   Section 4.02.        Election and Term of Office...........................13
   Section 4.03.        Chairman of the Board.................................13
   Section 4.04.        Chief Executive Officer...............................13
   Section 4.05.        President.............................................13
   Section 4.06.        Vice Presidents.......................................13
   Section 4.07.        Secretary.............................................13
   Section 4.08.        Treasurer.............................................14
   Section 4.09.        Controller............................................14
   Section 4.10.        Assistant Secretaries, Assistant Treasurers and
                          Assistant Controllers...............................14
   Section 4.11.        Removal...............................................15
   Section 4.12.        Vacancies.............................................15

ARTICLE V Indemnification.....................................................15
   Section 5.01. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the
                        Corporation...........................................15
   Section 5.02.        Power to Indemnify in Actions, Suits or Proceedings
                        by or in the Right of the Corporation.................15
   Section 5.03.        Authorization of Indemnification......................16
   Section 5.04.        Good Faith Defined....................................16
   Section 5.05.        Indemnification by a Court............................16
   Section 5.06.        Expenses Payable in Advance...........................17
   Section 5.07.        Nonexclusivity of Indemnification and Advancement of
                        Expenses..............................................17
   Section 5.08.        Insurance.............................................17
   Section 5.09.        Certain Definitions...................................17
   Section 5.10.        Survival of Indemnification and Advancement of
                        Expenses..............................................18
   Section 5.11.        Limitation on Indemnification.........................18
   Section 5.12.        Indemnification of Employees and Agents...............18

ARTICLE VI Capital Stock......................................................18
   Section 6.01.        Stock Certificates....................................18
   Section 6.02.        Record Ownership......................................19
   Section 6.03.        Transfer of Record Ownership..........................19
   Section 6.04.        Transfer Agent; Registrar; Rules Respecting
                        Certificates..........................................19
   Section 6.05.        Lost, Stolen or Destroyed Certificates................19

ARTICLE VII Contracts, Checks and Drafts, Deposits and Proxies................20
   Section 7.01.        Contracts.............................................20
   Section 7.02.        Checks and Drafts.....................................20
   Section 7.03.        Deposits..............................................20
   Section 7.04.        Proxies...............................................20

ARTICLE VIII General Provisions...............................................20
   Section 8.01.        Dividends.............................................20
   Section 8.02.        Fiscal Year...........................................20
   Section 8.03.        Seal..................................................21
   Section 8.04.        Waivers of Notice.....................................21

ARTICLE IX Amendment of By-Laws...............................................21
   Section 9.01.        Amendment.............................................21
   Section 9.02.        Entire Board of Directors.............................21

ARTICLE X Emergency Provisions................................................21
   Section 10.01.       General...............................................21
   Section 10.02.       Unavailable Directors.................................22
   Section 10.03.       Authorized Number of Directors........................22
   Section 10.04.       Quorum................................................22
   Section 10.05.       Creation of Emergency Committee.......................22
   Section 10.06.       Constitution of Emergency Committee...................22
   Section 10.07.       Powers of Emergency Committee.........................22
   Section 10.08.       Directors Becoming Available..........................23
   Section 10.09.       Election of Board of Directors........................23
   Section 10.10.       Termination of Emergency Committee....................23
   Section 10.11.       Nonexclusive Powers...................................23

                          AMENDED AND RESTATED BY-LAWS

                                       of

                             DUKE ENERGY CORPORATION

                 (A CORPORATION ORGANIZED UNDER THE LAWS OF THE
                     STATE OF DELAWARE, THE "CORPORATION")
                             (EFFECTIVE AS OF o, o)


                                    ARTICLE I
                                     Offices

         Section 1.01. Principal Office. The principal office of the Corporation shall be located in Charlotte, North Carolina.

         Section 1.02. Registered Office and Agent. The address of the registered office of the Corporation in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent is The Corporation Trust Company. Such registered agent has a business office identical with such registered office.

         Section 1.03. Other Offices. The Corporation may have such other offices either within or without the State of Delaware as the Board of Directors (the "Board" and each member thereof, a "Director") may designate or as the business of the Corporation may from time to time require.

                                   ARTICLE II
                                  Stockholders

         Section 2.01. Place of Stockholders' Meetings. All meetings of the stockholders of the Corporation shall be held at such place or places, within or outside the State of Delaware, as may be fixed by the Board from time to time or as shall be in the respective notices thereof. The Board may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by the General Corporation Law of the State of Delaware (the "DGCL").

         Section 2.02. Day and Time of Annual Meetings of Stockholders. An annual meeting of stockholders shall be held at such date and hour as shall be determined by the Board and designated in the notice thereof. Any previously scheduled annual meeting of stockholders may be postponed by action of the Board taken prior to the time previously scheduled for such annual meeting of stockholders.

         Section 2.03. Purposes of Annual Meetings.

                  (a) Subject to the rights of the holders of any series of Preferred Stock of the Corporation, at each annual meeting, the stockholders shall elect the Directors. At any such annual meeting any other business properly brought before the meeting may be transacted.

                  (b) To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before the meeting by a stockholder who is a holder of record at the time of the giving of notice provided for in this Section 2.03(b), who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.03(b). For business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action under applicable law and the stockholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation at the principal executive offices of the Corporation, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting provided, that the first such anniversary date occurring after the effective date of these By-Laws shall be deemed to be o, o and provided, further, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting is first made by the Corporation, whichever occurs first. In no event shall the public announcement of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder's notice as described above. Any such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and, in the event that such business includes a proposal to amend either the Restated Certificate of Incorporation of the Corporation (the "Certificate") or these By-Laws, the text of the proposed amendment; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder; (iv) any material interest of the stockholder in such business, and
(v) if the stockholder intends to solicit proxies in support of such stockholder's proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting and such stockholder's proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such stockholder does not appear or send a qualified representative to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. No business shall be conducted at an annual meeting of stockholders except in accordance with this Section 2.03(b), and the presiding officer of any annual meeting of stockholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures or if the stockholder solicits proxies in support of such stockholder's proposal without such stockholder having made the representation required by clause (v) of the second preceding sentence.

         Section 2.04. Special Meetings of Stockholders.

                  (a) Except as otherwise expressly required by the Certificate or applicable law and subject to the rights of the holders of any series of Preferred Stock of the Corporation, special meetings of the stockholders or of any class or series entitled to vote may be called for any purpose or purposes by the Chairman of the Board or by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof, to be held at such place (within or without the State of Delaware), date and hour as shall be determined by the Chairman or the Board, as applicable, and designated in the notice thereof. At any such special meeting any business properly brought before the meeting may be transacted.

                  (b) To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board or (ii) otherwise properly brought before the meeting by or at the direction of the Board. No business shall be conducted at a special meeting of stockholders except in accordance with this
Section 2.04(b) or as required by applicable law.

         Section 2.05. Notice of Meetings of Stockholders. Whenever stockholders are required or permitted to take any action at a meeting, unless notice is waived in writing by all stockholders entitled to vote at the meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called.

         In lieu of and/or in addition to the foregoing, notice of any meeting of the stockholders of the Corporation may be given via electronic transmission, to the fullest extent permitted by Section 232 of the DGCL. To be valid, such electronic transmission notice must be in a form of electronic transmission to which the stockholder has consented. Any stockholder can revoke consent to receive notice by a form of electronic transmission by written notice to the Corporation. Such consent shall be deemed revoked after two consecutive electronic transmissions by the Corporation are returned as undeliverable; provided, however, the inadvertent failure to treat any such undeliverable notices as a revocation shall not invalidate any meeting or other action. "Electronic transmission" shall mean any form of communication, not directly involving the physical transmission of paper, that creates a record and that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

         Unless otherwise provided by law, and except as to any stockholder duly waiving notice, the written notice of any meeting shall be given personally, by mail, or by a form of electronic transmission consented to by the stockholder to whom notice is given, not less than 10 days nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. If by a form of electronic transmission, notice shall be deemed given when transmitted to the stockholder in accordance with the provisions set forth herein; provided, however, that if the electronic transmission notice is posted on an electronic network (e.g., a website or chatroom), notice shall be deemed given upon the later of (A) such posting and
(B) the giving of separate notice of the posting to the stockholder.

         Except as otherwise expressly required by applicable law, notice of any adjourned meeting of stockholders need not be given if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.

         Section 2.06. Quorum of Stockholders.

                  (a) Unless otherwise expressly required by the Certificate or applicable law, at any meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast thereat shall constitute a quorum for the entire meeting, notwithstanding the withdrawal of stockholders entitled to cast a sufficient number of votes in person or by proxy to reduce the number of votes represented at the meeting below a quorum. Shares of the Corporation's stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in an election of the directors of such other corporation is held by the Corporation, shall neither be counted for the purpose of determining the presence of a quorum nor be entitled to vote at any meeting of the stockholders; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including its own stock, held by it in a fiduciary capacity.

                  (b) At any meeting of the stockholders at which a quorum shall be present, a majority of those present in person or by proxy may adjourn the meeting from time to time. Whether or not a quorum is present, the officer presiding thereat shall have power to adjourn the meeting from time to time. Except as otherwise expressly required by applicable law, notice of any adjourned meeting other than announcement at the meeting at which an adjournment is taken shall not be required to be given.

                  (c) At any adjourned meeting, any business may be transacted that might have been transacted at the meeting originally called, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is fixed by the Board.


         Section 2.07. Presiding Officer and Secretary of Meeting; Conduct of Meetings.

                  (a) The Chairman of the Board or, in his or her absence, another officer of the Corporation designated by the Chairman of the Board, shall preside at meetings of the stockholders. The Secretary or an Assistant Secretary of the Corporation shall act as secretary of the meeting, or if neither is present, then the presiding officer may appoint a person to act as secretary of the meeting.

                  (b) The Board may to the extent not prohibited by law adopt such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the presiding officer of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding officer of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless, and to the extent, determined by the Board or the presiding officer of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

         Section 2.08. Voting by Stockholders.

                  (a) Except as otherwise expressly required by the Certificate or applicable law, at every meeting of the stockholders each stockholder of record shall be entitled to the number of votes specified in the Certificate (or, with respect to any class or series of Preferred Stock, in the applicable certificate of designations providing for the creation of such class or series), in person or by proxy, for each share of stock standing in his or her name on the books of the Corporation on the date fixed pursuant to the provisions of
Section 2.11 of these By-Laws as the record date for the determination of the stockholders who shall be entitled to receive notice of and to vote at such meeting.

                  (b) When a quorum is present at any meeting of the stockholders, all questions shall be decided by the vote of a majority of the total number of votes of the Corporation's capital stock represented and entitled to vote at such meeting, unless the question is one upon which by express provision of law, the rules or regulations of any stock exchange or governmental or regulatory body applicable to the Corporation, the Certificate or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Such votes may be cast in person or by proxy as provided in Section 209.

                  (c) Except as otherwise expressly required by applicable law, the vote at any meeting of stockholders on any question need not be by ballot, unless so directed by the presiding officer of the meeting.

         Section 2.09. Proxies. Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

                        (i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

                        (ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

         Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

         Section 2.10. Inspector. In advance of any meeting of the stockholders, the Board or the Chairman of the Board shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the presiding officer of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

         Section 2.11. List of Stockholders.

                  (a) At least ten days before every meeting of stockholders, the officer who has charge of the stock ledger of the Corporation shall cause to be prepared and made a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

                  (b) For such ten-day period through the conclusion of the meeting, such list shall be open to examination by any stockholder for any purpose germane to the meeting as required by applicable law (i) on a reasonably accessible electronic network provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

                  (c) The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this
Section 2.11 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 2.12. Fixing of Record Date for Determination of
Stockholders of Record.

                  (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than ten days before the date of such meeting.

                  If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which the meeting is held.

                  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                  (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board, and prior action by the Board is required by law, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolutions taking such prior action.

                  (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

                                   ARTICLE III
                                    Directors

         Section 3.01. Number and Qualifications. The number of Directors constituting the Board shall be not less than nine nor more than 18, as may be fixed from time to time by the Board in accordance with Section 3.07. A director must be a shareholder of the Corporation. On the effective date of these By-Laws, the number of Directors constituting the Board shall be 15 (the "Initial Board"). Notwithstanding any provision in these By-Laws or the Certificate to the contrary, prior to the first annual meeting of stockholders at which Directors are elected following the effective date of these By-Laws, the size of the Initial Board shall not be increased or decreased without the affirmative vote of at least 80% of the entire Board.

         Section 3.02. Board Representation. On the effective date of these By-Laws, the Initial Board shall consist of ten Duke Directors and five Cinergy Directors (as such terms are defined below). The term "Duke Director" means any person serving as a director of Duke Energy Corporation prior to the Duke Effective Time and who becomes a Director of the Corporation on the effective date of these By-Laws and the term "Cinergy Director" means any person serving as a director of Cinergy Corp. prior to the Cinergy Effective Time and who becomes a Director of the Corporation on the effective date of these By-Laws. The terms "Cinergy Effective Time" and "Duke Effective Time" have the meanings ascribed to such terms in that certain Agreement and Plan of Merger, dated as of May 8, 2005, by and among the Corporation, Duke Energy Corporation, Cinergy, Deer Acquisition Corp. and Cougar Acquisition Corp. Other than the constitution of the Initial Board pursuant to Sections 3.01 and 3.02, the By-Laws shall apply without regard to whether a Director is a Cinergy Director or a Duke Director.

         Section 3.03. Election and Term of Directors. Subject to the rights of the holders of any class or series of Preferred Stock of the Corporation, nominations of persons for election as Directors may be made by the Board or by any stockholder who is a stockholder of record at the time of giving of the notice of nomination provided for in this Section 3.03 and who is entitled to vote for the election of Directors. Any stockholder of record entitled to vote for the election of Directors at a meeting may nominate a person or persons for election as Directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary at the principal executive offices of the Corporation, not later than (i) with respect to an election to be held at an annual meeting of stockholders, not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting provided, that the first such anniversary date occurring after the effective date of these By-Laws shall be deemed to be o, o and provided, further, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting is first made by the Corporation, whichever occurs first and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement of the date of the special meeting and of the nominees to be elected at such meeting is first made. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; (e) the consent of each nominee to serve as a Director if so elected; and (f) if the stockholder intends to solicit proxies in support of such stockholder's nominee(s), a representation to that effect. The presiding officer of any meeting of stockholders to elect Directors and the Board may refuse to acknowledge any attempted nomination of any person not made in compliance with the foregoing procedure or if the stockholder solicits proxies in support of such stockholder's nominee(s) without such stockholder having made the representation required by clause (f) of the preceding sentence. Only such persons who are nominated in accordance with the procedures set forth in this Section 3.03 shall be eligible to serve as Directors of the Corporation.

         At each meeting of the stockholders for the election of Directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of Directors to be elected, shall be the Directors. Each Director so elected shall hold office until the next annual meeting of stockholders and until such Director's successor is duly elected and qualified or until such Director's earlier death, resignation or removal.

         Section 3.04. Newly Created Directorships; Vacancies. Subject to the rights of holders of any class or series of Preferred Stock and unless otherwise required by the Certificate, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, and any Director so chosen shall hold office until the next annual meeting of stockholders at which Directors are elected and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

         Section 3.05. Resignation. Any Director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

         Section 3.06. Meetings of the Board.

                  (a) The Board may hold its meetings, both regular and special, either within or outside the State of Delaware, at such places as from time to time may be determined by the Board or as may be designated in the respective notices or waivers of notice thereof.

                  (b) Regular meetings of the Board shall be held at such times and at such places as from time to time shall be determined by the Board.

                  (c) The first meeting of each newly elected Board shall be held as soon as practicable after the annual meeting of the stockholders and shall be for the election of officers and the transaction of such other business as may come before such meeting.

                  (d) Special meetings of the Board shall be held whenever called by direction of the Chairman of the Board or at the request of Directors constituting a majority of the number of Directors then in office.

                  (e) Members of the Board or any Committee of the Board may participate in a meeting of the Board or such Committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and by any other means of remote communication permitted by applicable law, and such participation shall constitute presence in person at such meeting.

                  (f) A regular meeting of the Board of Directors shall be held without other notice than this By-Law as soon as practicable after the annual meeting of shareholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution. Notice of any special meeting of directors shall be given to each director at such director's business or residence in writing by hand delivery, first-class or overnight mail or courier service, facsimile transmission or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least 5 calendar days before such meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 12 hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least 12 hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. Any and all business may be transacted at any meeting of the Board. No notice of any adjourned meeting need be given. No notice to or waiver by any Director shall be required with respect to any meeting at which the Director is present except when such Director attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

         Section 3.07. Quorum and Action. Except as otherwise expressly required by the Certificate, these By-Laws or applicable law, at any meeting of the Board, the presence of at least a majority of the number of Directors fixed pursuant to these By-Laws shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. Unless otherwise provided by applicable law, the Certificate or these By-Laws, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be necessary for the approval and adoption of any resolution or the approval of any act of the Board.

         Section 3.08. Presiding Officer and Secretary of Meeting. The Chairman of the Board or, in the absence of the Chairman of the Board, the Lead Director, or in the absence of the Chairman of the Board and the Lead Director, the Chief Executive Officer, or in the absence of the Chairman of the Board, the Lead Director and the Chief Executive Officer, a member of the Board selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in the Secretary's absence the presiding officer may appoint a secretary of the meeting.

         Section 3.09. Action by Consent without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any Committee thereof may be taken without a meeting if all of the Directors or members of such Committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or such Committee.

         Section 3.10. Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board, fixed fees and other compensation for their services as Directors, including, without limitation, their services as members of a Committee of the Board.

         Section 3.11. Committees of the Board and Powers. The Board may designate one or more Committees of the Board, which shall consist of two or more Directors. Any such Committee may to the extent permitted by applicable law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. A Committee of the Board may not (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by law to be submitted to stockholders for approval or (ii) adopt, amend or repeal any bylaw of the corporation. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such Committee. Nothing herein shall be deemed to prevent the Board from appointing one or more Committees consisting in whole or in part of persons who are not Directors; provided, however, that no such Committee shall have or may exercise any authority of the Board.

         Section 3.12. Meetings of Committees. Regular meetings of any Committee may be held without notice at such time and at such place, within or outside the State of Delaware, as from time to time shall be determined by such Committee. The Chairman of the Board, the Board or the Committee by vote at a meeting, or by two members of any Committee in writing without a meeting, may call a special meeting of any such Committee by giving notice to each member of the Committee in the manner provided for in Section 3.06(f) hereof. Unless otherwise provided in the Certificate, these By-Laws or by applicable law, neither business to be transacted at, nor the purpose of, any regular or special meeting of any such Committee need be specified in the notice or any waiver of notice.

         Section 3.13. Quorum of Committee; Manner of Action. At all meetings of any Committee a majority of the total number of its members shall constitute a quorum for the transaction of business. Except in cases in which it is by applicable law, by the Certificate, by these By-Laws, or by resolution of the Board otherwise provided, a majority of such quorum shall decide any questions that may come before the meeting. In the absence of a quorum, the members of the Committee present by majority vote may adjourn the meeting from time to time, without notice other than by verbal announcement at the meeting, until a quorum shall attend. A Committee may also act by the written consent of all members thereof although not convened in a meeting provided that such written consent is filed with the minute books of the Committee.

                                   ARTICLE IV
                                    Officers

         Section 4.01. Elected Officers. The elected officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Treasurer, a Controller and such other officers (including, without limitation, Executive Vice Presidents and Senior Vice Presidents and Vice Presidents) as the Board may deem proper. The Chairman of the Board shall be chosen from among the Directors. Any two or more offices may be held simultaneously by the same person, except as otherwise expressly required by applicable law. The Board may if the positions of Chairman of the Board and Chief Executive Officer are held by the same individual elect a Lead Director from among the independent (as such term is defined by applicable SEC rule or regulation) members of the Board, who will serve as a liaison between the Board and the Chairman of the Board and Chief Executive Officer. Elected officers shall have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board or by any Committee thereof. The Board or the Chief Executive Officer may from time to time appoint such other officers (including one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers), as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these By-Laws or, to the extent consistent with these By-Laws, as may be prescribed by the Board or the Chief Executive Officer. The Executive Officers of the Corporation shall consist of such officers as the Board may designate as Executive Officers from time to time, who may or may not be "executive officers" as defined under rules of the Securities and Exchange Commission.

         Section 4.02. Election and Term of Office. Executive Officers of the Corporation shall be elected by the Board at the regular meeting of the Board held after the annual meeting of stockholders and at such other times as the Board may deem necessary. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Officers who are not Executive Officers may be elected from time to time by the Board or appointed by the Chief Executive Officer. Each officer shall hold office until such person's successor shall have been duty elected and shall have qualified or until such person's death or until he or she shall resign or shall be removed pursuant to Section 4.11.

         Section 4.03. Chairman of the Board. The Chairman of the Board shall perform all duties incidental to such person's office which may be required by law and all such other duties as are properly required of the Chairman of the Board by the Board. The Chairman of the Board shall preside at all meetings of shareholders and of the Board and shall make reports to the Board and the shareholders, and shall see that all orders and resolutions of the Board and of any Committee thereof are carried into effect. The Chairman of the Board shall have such other duties and Executive Officers reporting directly to him as set forth in a resolution of the Board.

         Section 4.04. Chief Executive Officer. The Chief Executive Officer shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to such person's office which may be required by law and all such other duties as are properly required of the Chief Executive Officer by the Board. The Chief Executive Officer shall report to the Board of Directors. The Chief Executive Officer shall, in the absence or inability to act of the Chairman of the Board and the Lead Director (if elected), perform all duties of the Chairman of the Board and preside at all meetings of shareholders and of the Board.

         Section 4.05. President. The President shall act in a general executive capacity and shall assist the Chief Executive Officer and the Chairman of the Board, if so designated by the Board, in the administration and operation of the Corporation's business and general supervision of its policies and affairs.

         Section 4.06. Vice Presidents. The Executive Vice Presidents, the Senior Vice Presidents and the Vice Presidents shall have such powers and duties as may be prescribed for them, respectively, by the Board of Directors or the Chief Executive Officer. Each of such officers shall report to the Chief Executive Officer or such other officer as the Chief Executive Officer shall direct or to the Chairman of the Board, if so designated by the Board.

         Section 4.07. Secretary. The Secretary shall attend all meetings of the shareholders and of the Board, shall keep a true and faithful record thereof in proper books and shall have the custody and care of the corporate seal, records, minute books and stock books of the Corporation and of such other books and papers as in the practical business operations of the Corporation shall naturally belong in the office or custody of the Secretary or as shall be placed in the Secretary's custody by order of the Board. The Secretary shall cause to be kept a suitable record of the addresses of shareholders and shall, except as may be otherwise required by statute or these By-Laws, sign and issue all notices required for meetings of shareholders or of the Board. The Secretary shall sign all papers to which the Secretary's signature may be necessary or appropriate, shall affix and attest the seal of the Corporation to all instruments requiring the seal, shall have the authority to certify the By-Laws, resolutions of the shareholders and the Board and other documents of the Corporation as true and correct copies thereof and shall have such other powers and duties as are commonly incidental to the office of Secretary and as may be prescribed by the Board or the Chief Executive Officer.

         Section 4.08. Treasurer. The Treasurer shall have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation; cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositories as shall be selected in accordance with resolutions adopted by the Board; cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositories of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed; render to the proper officers and to the Board and any duly constituted committee of the Board responsible for financial matters, whenever requested, a statement of the financial condition of the Corporation and of all his or her transactions as Treasurer; cause to be kept at the principal executive offices of the Corporation correct books of account of all its business and transactions; and, in general, perform all duties incident to the office of Treasurer and such other duties as are given to him or her by the By-Laws or as may be assigned to him or her by the Chief Executive Officer or the Board.

         Section 4.09. Controller. The Controller shall be the chief accounting officer of the Corporation; shall keep full and accurate accounts of all assets, liabilities, commitments, revenues, costs and expenses, and other financial transactions of the Corporation in books belonging to the Corporation, and conform them to sound accounting principles with adequate internal control; shall cause regular audits of these books and records to be made; shall see that all expenditures are made in accordance with procedures duly established, from time to time, by the Corporation; shall render financial statements upon the request of the Board; and, in general, shall perform all the duties ordinarily connected with the office of Controller and such other duties as may be assigned to him or her by the Chief Executive Officer or the Board.

         Section 4.10. Assistant Secretaries, Assistant Treasurers and Assistant Controllers. Assistant Secretaries, Assistant Treasurers and Assistant Controllers, when elected or appointed, shall respectively assist the Secretary, the Treasurer and the Controller in the performance of the respective duties assigned to such principal officers, and in assisting such principal officer, each of such assistant officers shall for such purpose have the powers of such principal officer; and, in case of the absence, disability, death, resignation or removal from office of any principal officer, such principal officer's duties shall, except as otherwise ordered by the Board, temporarily devolve upon such assistant officer as shall be designated by the Chief Executive Officer.

         Section 4.11. Removal. Any officer or agent may be removed by the affirmative vote of a majority of the directors then in office whenever, in their judgment, the best interests of the Corporation would be served thereby. In addition, any officer or agent appointed by the Chief Executive Officer may be removed by the Chief Executive Officer whenever, in his or her judgment, the best interests of the Corporation would be served thereby. Any removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 4.12. Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board. Any vacancy in an office appointed by the Chief Executive Officer because of death, resignation or removal may be filled by the Chief Executive Officer.

                                    ARTICLE V
                                 Indemnification

         Section 5.01. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 5.03, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a Director or officer of the Corporation, or is or was a Director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         Section 5.02. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 5.03, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a Director or officer of the Corporation, or is or was a Director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 5.03. Authorization of Indemnification. Any indemnification under this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former Director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 5.01 or Section 5.02, as the case may be. Such determination shall be made, with respect to a person who is a Director or officer at the time of such determination, (i) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(ii) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum, or (iii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. Such determination shall be made, with respect to former Directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former Director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

         Section 5.04. Good Faith Defined. For purposes of any determination under Section 5.03, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 5.04 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 5.01 or Section 5.02, as the case may be.

         Section 5.05. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 5.03, and notwithstanding the absence of any determination thereunder, any Director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 5.01 or Section 5.02. The basis of such indemnification by a court shall be a determination by such court that indemnification of the Director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in
Section 5.01 or Section 5.02, as the case may be. Neither a contrary determination in the specific case under Section 5.03 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5.05 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the Director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

         Section 5.06. Expenses Payable in Advance. Expenses (including attorneys' fees) incurred by a Director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article V. Such expenses (including attorneys' fees) incurred by former Directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

         Section 5.07. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate, these By-Laws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 5.01 and Section 5.02 shall be made to the fullest extent permitted by law. The provisions of this Article V shall not be deemed to preclude the indemnification of any person who is not specified in Section 5.01 or Section 5.02 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

         Section 5.08. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director or officer of the Corporation, or is or was a Director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article V.

         Section 5.09. Certain Definitions. For purposes of this Article V, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term "another enterprise" as used in this Article V shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article V, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article V.

         Section 5.10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 5.11. Limitation on Indemnification. Notwithstanding anything contained in this Article V to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5.05), the Corporation shall not be obligated to indemnify any Director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board.

         Section 5.12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation and employees or agents of the Corporation that are or were serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, similar to those conferred in this Article V to Directors and officers of the Corporation.

                                   ARTICLE VI
                                  Capital Stock

         Section 6.01. Stock Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. If shares are represented by certificates, each certificate shall be signed by, or in the name of, the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary. In addition, such certificates may be signed by a transfer agent of a registrar (other than the Corporation itself) and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures on such certificates may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of its issuance.

         Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of Delaware; the name of the person or persons to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate or a statement that the shares are without par value.

         Section 6.02. Record Ownership. A record of the name of the person, firm or corporation and address of such holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any person, whether or not it shall have express or other notice thereof, except as otherwise expressly required by applicable law.

         Section 6.03. Transfer of Record Ownership. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

         Section 6.04. Transfer Agent; Registrar; Rules Respecting Certificates. The Corporation shall maintain one or more transfer offices or agencies (which may include the Corporation) where stock of the Corporation shall be transferable. The Corporation shall also maintain one or more registry offices (which may include the Corporation) where such stock shall be registered. The Board may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates in accordance with applicable law.

         Section 6.05. Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board or any financial officer may in its or such person's discretion require. A new certificate may be issued without requiring any bond if the Board or such financial officer so determines.

                                   ARTICLE VII
               Contracts, Checks and Drafts, Deposits and Proxies


         Section 7.01. Contracts. The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

         Section 7.02. Checks and Drafts. All checks, drafts or other orders for the payment of money, issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by the Board.

         Section 7.03. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as may be selected by or under the authority of the Board.

         Section 7.04. Proxies. Unless otherwise provided by the Board, the Chairman of the Board, the Chief Executive Officer, the President or any Executive Vice President, Senior Vice President or Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

                                  ARTICLE VIII
                               General Provisions

         Section 8.01. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate, if any, may be declared by the Board at any regular or special meeting of the Board (or any action by written consent in lieu thereof in accordance with Section 3.09 hereof), and may be paid in cash, in property, or in shares of the Corporation's capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.

         Section 8.02. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December of such year.

         Section 8.03. Seal. The corporate seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board, the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware". The corporate seal may be used by causing it or a facsimile thereof to be impressed or reproduced or otherwise.

         Section 8.04. Waivers of Notice. Whenever any notice is required by applicable law, the Certificate or these By-Laws, to be given to any Director, member of a Committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders or any regular or special meeting of the Board or members of a Committee of the Board need be specified in any written waiver of notice unless so required by law, the Certificate or these By-Laws.

                                   ARTICLE IX
                              Amendment of By-Laws

         Section 9.01. Amendment. Except as otherwise expressly provided in the Certificate, these By-Laws, or any of them, may from time to time be supplemented, amended or repealed, or new By-Laws may be adopted, by the Board at any regular or special meeting of the Board, if such supplement, amendment, repeal or adoption is approved by a majority of the entire Board.

         Section 9.02. Entire Board of Directors. As used in this Article IX and in these By-Laws generally, the terms "entire Board" or "entire Board of Directors" mean the total number of Directors which the Corporation would have if there were no vacancies.

                                    ARTICLE X
                              Emergency Provisions

         Section 10.01. General. The provisions of this Article X shall be operative only during a national emergency declared by the President of the United States or the person performing the President's functions, or in the event of a nuclear, atomic or other attack on the United States or on a locality in which the Corporation conducts its principal business or customarily holds meetings of its Board or its stockholders, or during the existence of any other catastrophic event or similar emergency, as a result of which a quorum of the Board cannot readily be assembled for action. Said provisions in such event shall override all other By-Laws of the Corporation in conflict with any provisions of this Article X and shall remain operative during such emergency, but thereafter shall be inoperative; provided, that, all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken pursuant to the provisions of the By-Laws other than those contained in this Article X.

         Section 10.02. Unavailable Directors. All Directors who are not available to perform their duties as Directors by reason of physical or mental incapacity or for any other reason or who arc unwilling to perform their duties or whose whereabouts are unknown shall automatically cease to be Directors, with like effect as if such persons had resigned as Directors, so long as such unavailability continues.

         Section 10.03. Authorized Number of Directors. The authorized number of Directors shall be the number of Directors remaining after eliminating those who have ceased to be Directors pursuant to Section 10.02, or the minimum number required by applicable law, whichever number is greater.

         Section 10.04. Quorum. The number of Directors necessary to constitute a quorum shall be one-third of the authorized number of Directors as specified in Section 10.03, or such other minimum number as, pursuant to the law or lawful decree then in force, it is possible for the by-laws of a corporation to specify.

         Section 10.05. Creation of Emergency Committee. In the event the number of Directors remaining after eliminating those who have ceased to be directors pursuant to Section 10.02 is less than the minimum number of authorized directors required by law, then until the appointment of additional Directors to make up such required minimum, all the powers and authorities which the Board could by law delegate, including all powers and authorities which the Board could delegate to a Committee, shall be automatically vested in an emergency committee, and the emergency committee shall thereafter manage the affairs of the Corporation pursuant to such powers and authorities and shall have all other powers and authorities as may by law or lawful decree be conferred on any person or body of persons during a period of emergency.

         Section 10.06. Constitution of Emergency Committee. The emergency committee shall consist of all the Directors remaining after eliminating those who have ceased to be directors pursuant to Section 10.02, provided that such remaining Directors are not less than three in number. In the event such remaining Directors are less than three in number, the emergency committee shall consist of three persons, who shall be the remaining Director or Directors and either one or two officers or employees of the Corporation, as the remaining Director or Directors may in writing designate. If there is no remaining Director, the emergency committee shall consist of the three most senior officers of the Corporation who are available to serve, and if and to the extent that officers are not available, the most senior employees of the Corporation. Seniority shall be determined in accordance with any designation of seniority in the minutes of the proceedings of the Board, and in the absence of such designation, shall be determined by rate of remuneration.

         Section 10.07. Powers of Emergency Committee. The emergency committee, once appointed, shall govern its own procedures and shall have power to increase the number of members thereof beyond the original number, and in the event of a vacancy or vacancies therein, arising at any time, the remaining member or members of the emergency committee shall have the power to fill such vacancy or vacancies. In the event at any time after its appointment all members of the emergency committee shall die or resign or become unavailable to act for any reason whatsoever, a new emergency committee shall be appointed in accordance with the foregoing provisions of this Article X.

         Section 10.08. Directors Becoming Available. Any person who has ceased to be a Director pursuant to the provisions of Section 10.02 and who thereafter becomes available to serve as a Director shall automatically become a member of the emergency committee.

         Section 10.09. Election of Board of Directors. The emergency committee shall, as soon after its appointment as is practicable, take all requisite action to secure the election of Directors, and upon such election all the powers and authorities of the emergency committee shall cease.

         Section 10.10. Termination of Emergency Committee. In the event, after the appointment of an emergency committee, a sufficient number of persons who ceased to be Directors pursuant to Section 10.02 become available to serve as Directors, so that if they had not ceased to be Directors as aforesaid, there would be sufficient Directors to constitute the minimum number of Directors required by law, then all such persons shall automatically be deemed to be reappointed as Directors and the powers and authorities of the emergency committee shall terminate.

         Section 10.11. Nonexclusive Powers. The emergency powers provided in this Article X shall be in addition to any powers provided by applicable law.

                                                                       Exhibit C
                                                        To The Merger Agreement


Board of Directors of the Company

As of the Effective Time, in accordance with the By-Laws of the Company to be effective as of the Effective Time set forth on Exhibit B to the Merger Agreement (the "Company By-Laws"), the number of Directors constituting the Board of Directors shall be 15, comprised of ten Duke Directors (as defined in the Company By-Laws) and five Cinergy Directors (as defined in the Company By-Laws).


Chairman of the Board of Directors and President and Chief Executive Officer of the Company

Chairman of the Board of Directors: Paul M. Anderson. In addition to the duties of the Chairman of the Board of Directors attendant to such position set forth in the Company By-Laws, Mr. Anderson shall have management responsibilities for analyzing potential strategic alternatives regarding the separation of the Company's gas and electric businesses, and, if approved by the Board of Directors of the Company, the implementation thereof, and in such capacity the President or other chief officer of the gas business shall report directly to the Chairman of the Board of Directors of the Company (as well as to the President and Chief Executive Officer). Any employment or other agreement or arrangement between Mr. Anderson and the Company consistent with the terms of this Exhibit C and the Company By-Laws shall contain such other terms and conditions as are agreed to by Mr. Anderson and the Company.

President and Chief Executive Officer:  James E. Rogers


Selection of Senior Officers of the Company

From the date of the Agreement to immediately prior to the Closing, as necessary, Mr. Anderson and Mr. Rogers will consult with one another and cooperate to select officers of the Company as of the Effective Time. With respect to the 25 most senior officers (the "Senior Management Team"), in the event Mr. Anderson and Mr. Rogers are unable to agree on the appointment of a particular person to any office included in the Senior Management Team, Mr. Rogers' appointment to such office shall control. Upon the completion of the selection process set forth in this Exhibit C, Mr. Anderson and Mr. Rogers shall submit their selection of the Senior Management Team to the 15 individuals who will comprise the Board of Directors of the Company as of the Effective Time (the "Pro Forma Board") as and when the Pro Forma Board has been identified. Notwithstanding the foregoing selection process, the Senior Management Team, as an entirety, will be subject to the review and approval by the Pro Forma Board. In the event the Pro Forma Board does not approve any Senior Management Team submitted by Mr. Anderson and Mr. Rogers, the Pro Forma Board may suggest changes to the Senior Management Team and Mr. Anderson and Mr. Rogers will consult with one another and cooperate to submit a revised Senior Management Team for the review and approval of the Pro Forma Board in accordance with the foregoing procedures on one or more occasions until a Senior Management Team is approved by the Pro Forma Board. The selection process set forth in this Exhibit C shall terminate as of the Effective Time.

                                                                       Exhibit D
                                                       To The Merger Agreement


                              EMPLOYMENT AGREEMENT
                                   TERM SHEET
                                 JAMES E. ROGERS

1. Basic premise - No changes to be made to Mr. Rogers' existing agreement unless:

     (a) required to reflect changes mandated by the transactions (the "Merger") contemplated by the Agreement and Plan of Merger by and among Duke Energy Corporation, Cinergy Corp., Deer Holding Corp., Deer Acquisition Corp. and Cougar Acquisition Corp. (the "Merger Agreement")

     (b) as specifically reflected in this term sheet

2. Changes mandated by the corporate transaction

     (a) References to Cinergy Corp. ("Cinergy") shall automatically refer to Deer Holding Corp. ("Holdco") as of the Closing Date

     (b)  Required move to Charlotte

          (i) principal executive offices in Charlotte to be specified as the principal place of performance post-closing (ss.2(b)(1))

          (ii) will not constitute a "Good Reason" trigger (ss.ss.2(b) and 4(d)(iii)) (1)

--------
(1) Note that section references are to Mr. Rogers' existing agreement


     (c) Mr. Rogers to be named as President and CEO of Holdco effective upon the closing of the corporate transaction

          (i) Duties and Powers - modify the current positions, duties and responsibilities of Mr. Rogers (ss.2(a)) to reflect post-closing status as Holdco President and CEO, subject to Exhibit C to the Merger Agreement

     (d)  Compensation

          (i) Unless otherwise agreed by the parties, Mr. Rogers' compensation arrangements will remain in place post-closing

          (ii) The parties will negotiate in good faith to restructure the current compensation arrangements to provide that Mr. Rogers will be paid substantially in the form of equity compensation by which Duke Energy Corporation CEO is presently compensated; it being understood that Mr. Rogers' restructured compensation will be no less favorable in economic value than his existing compensation arrangements. The valuation determination will be made by an independent nationally recognized human resources consulting firm mutually selected by Holdco and Mr. Rogers, or, in the absence of agreement on the firm to be selected, such consulting firm as shall be selected by an arbitrator appointed in accordance with the rules of the American Arbitration Association then in effect

         (iii) SERP benefit - The present value of the SERP benefit (ss.3(b)(ii)) will be quantified immediately prior to the closing of the Merger and will be deferred, with market-based earnings credited thereon, in compliance with ss.409A of the Internal Revenue Code. If it is determined at any time prior to or following the closing that the SERP benefit should fail to comply with ss.409A for any reason, Mr. Rogers and Cinergy or Holdco (as applicable) in good faith shall negotiate to restructure the SERP benefit so as to make it compliant, provided that, in no event will such restructuring adversely affect such pre-tax present value of the SERP benefit

     (e) Arbitration clause (ss.8) should be modified to provide for any proceeding to take place in Charlotte, NC

     (f)  Governing law (ss.12(a)) - change from Ohio to North Carolina

     (g)  Notice provision - update to reflect Charlotte address of Holdco

3. Other changes/Comments

     (a) Three-year term of employment commencing upon closing of the Merger, with back-end consecutive one-year "evergreen" renewals if neither party gives notice prior to a specified date (e.g., six months) prior to the end of the three-year employment term (or extended one-year term, as applicable)

     (b) Severance - Unless otherwise agreed by the parties, if Mr. Rogers is involuntarily terminated without Cause or quits for Good Reason on or prior to the second anniversary of the closing of the Merger or within two years following a change in control of Holdco, then he will receive an amount no less than the economic value to which he would otherwise be entitled under his existing employment agreement had he terminated employment under such circumstances immediately following the closing of the transaction; provided, however, that if his termination of employment occurs at any time following the second anniversary of the closing of the Merger (other than within two years following a change in control of Holdco), then he will receive an amount no less than the economic value to which he would otherwise be entitled under his existing employment agreement had he terminated employment immediately prior to the occurrence of a change in control of Cinergy (and, in either case, such economic value shall be determined without regard to the form of his then restructured compensation arrangements)

     (c) Relocation benefits - Mr. Rogers will be reimbursed for all direct and indirect relocation costs

     (d) Stock sale limitations - remove limitation on the sale, during employment, of Cinergy shares acquired upon exercise of stock options (ss.4(g)), such removal to be effective as of the closing of the transaction (but Mr. Rogers shall remain subject to Duke Energy Corporation/Holdco stock ownership guidelines which have been represented to Mr. Rogers as being a 100,000 share minimum)

As soon as reasonably practicable following the execution of this term sheet but in any event prior to the closing of the corporate transaction, Cinergy, Duke Energy Corporation and Holdco will each take such action (or cause their respective affiliates to take such action) as may be necessary and appropriate to effectuate the foregoing in a new or amended employment agreement to be entered into or assumed by Holdco for Mr. Rogers, which agreement shall take effect as of the effective date of the closing of the mergers contemplated by the Merger Agreement; provided, however, that ss.2(d)(iii) hereof shall take effect immediately upon the execution of this term sheet. Until such time as a new or amended employment agreement becomes effective, this term sheet shall govern the respective parties' rights and obligations and shall constitute an amendment of Mr. Rogers' employment agreement when deemed effective as provided hereinabove.

IN WITNESS WHEREOF, the parties signing hereinbelow have executed this term sheet this 8th day of May, 2005, intending to be legally bound thereby.

                                                     CINERGY CORP.

                                                     By:  /s/ Marc E. Manly
                                                        -----------------------
                                                          MARC E. MANLY



                                                     DUKE ENERGY CORPORATION

                                                     By:  /s/ Paul M. Anderson
                                                        -----------------------
                                                          PAUL M. ANDERSON



                                                     DEER HOLDING CORP.

                                                     By:  /s/ Jim W. Mogg
                                                        -----------------------
                                                          JIM W. MOGG



                                                          /s/ James E. Rogers
                                                        -----------------------
                                                          JAMES E. ROGERS